As filed with the Securities and Exchange Commission on June 30, 2014
No. 333-________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLYECO, INC.
(Name of registrant as specified in its charter)

Nevada	2810	45-4030261
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

10429 South 51st Street, Suite 235
Phoenix, AZ 85044
(866) 960-1539
(Address and telephone number of principal executive offices and principal place of business)

John Lorenz
Chief Executive Officer, President, and Chairman
10429 South 51st Street, Suite 235
Phoenix, AZ 85044
(866) 960-1539
(Name, address, and telephone number of agent for service)

Copies to:
Matthew M. Holman, Esq. and
Jaime D. Brennan, Esq.
Squire Patton Boggs (US) LLP
1 East Washington Street, Suite 2700
Phoenix, AZ 85004
(602) 528-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share	53,272,150(3)	$0.65	$34,626,898	$4,459.94

(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of shares of the registrant’s common stock that may be issued with respect to stock splits, stock dividends, and similar transactions.

(2) Estimated solely for the purposes of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, computed based upon the average of the high and low selling prices per share of the registrant’s common stock on June 13, 2014 on the OTCQB.

(3) Represents (a) 31,036,196 shares of our common stock, and (b) 22,235,954 shares of our common stock issuable upon the exercise of certain outstanding warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 30, 2014

PROSPECTUS

GLYECO, INC.

53,272,150 Shares of Common Stock

This prospectus relates to the sale, transfer, or other disposition from time to time of up to an aggregate of 53,272,150 shares of our common stock, consisting of (i) 31,036,196 shares of our issued and outstanding common stock and (ii) 22,235,954 shares of our common stock that may be issued upon the exercise of certain outstanding warrants. The selling stockholders identified in this prospectus may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

The shares being offered by the selling stockholders will be offered for a period of two hundred and seventy (270) days from the original effective date of this prospectus, unless extended by our directors for an additional ninety (90) days.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any proceeds from sales of shares of our common stock by the selling shareholders, except we may receive proceeds on the exercise of outstanding warrants for shares of our common stock covered by this prospectus.

Our common stock is traded on the OTCQB under the symbol “GLYE.” On June 13, 2014, the closing bid price for our common stock as reported on the OTCQB was $0.65 per share.

These are speculative securities. Please read the “Risk Factors” section beginning on page 5 of this prospectus before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2014.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”). Under this registration process, the selling shareholders may, from time to time, offer and sell up to 53,272,150 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the common stock the selling shareholders may offer. You should read this prospectus carefully before making an investment decision. The shares being offered by the selling stockholders will be offered for a period of two hundred and seventy (270) days from the original effective date of this prospectus, unless extended by our directors for an additional ninety (90) days.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

As used in this prospectus, the terms “GlyEco,” the “Company,” “we,” “our” and similar terms refer to GlyEco, Inc., a Nevada corporation, and its wholly-owned subsidiaries, unless otherwise specified.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. Before deciding to invest in our securities, you should read this entire prospectus, including the discussion of “Risk Factors” and our consolidated financial statements and the related notes.

Our Company

GlyEco, Inc. (“GlyEco,” the “Company,” “we” or the “registrant”) is a green chemistry company that collects and recycles waste glycol into a reusable product that is sold to third party customers in the automotive and industrial end markets.  Our proprietary technology, GlyEco TechnologyTM, allows us to recycle all five major types of waste glycol into a virgin-quality product usable in any glycol application. We are dedicated to conserving natural resources, limiting liability for waste generators, safeguarding the environment, and creating valuable green products.

Our History

The Company was incorporated in the State of Nevada on October 21, 2011. On October 21, 2011, the Company became a wholly owned subsidiary of Environmental Credits, Inc. ("ECVL"). On November 21, 2011, ECVL merged itself into the Company (the "Reincorporation"). Upon the consummation of the Reincorporation, the Company was the surviving corporation and the Articles of Incorporation and Bylaws of the Company replaced the Certificate of Incorporation and Bylaws of ECVL.

On November 28, 2011, the Company consummated a reverse triangular merger (the "Merger" or "Transaction") as a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended, pursuant to an Agreement and Plan of Merger, dated November 21, 2011 (the "Merger Agreement"), with GRT Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, and Global Recycling Technologies, Ltd., a Delaware corporation and privately-held operating subsidiary ("Global Recycling").

Global Recycling was incorporated in the State of Delaware on July 11, 2007. GRT Acquisition, Inc. was incorporated in the State of Nevada on November 7, 2011 for the purpose of consummating the Merger. Pursuant to the Merger Agreement, GRT Acquisition, Inc. merged with and into Global Recycling, with Global Recycling being the surviving corporation and which resulted in Global Recycling becoming a wholly owned subsidiary of the Company.

On December 30, 2011, Global Recycling's wholly owned subsidiary, Global Acquisition Corp. #6 ("Global Sub #6"), a Delaware corporation, was dissolved. Global Sub #6 ceased operations on December 31, 2009, when the assets (including rights to additive formula and goodwill) were sold in an exchange for the common shares of Global Recycling. Prior to its sale, Global Sub #6 operated as a chemical company selling additives used in producing antifreeze and heat transfer fluid from recycled ethylene glycol. Sales of additives were discontinued upon the sale of the assets effective December 31, 2009.

On January 9, 2012, the Company, and its wholly owned subsidiary, Global Recycling, consummated a merger pursuant to which Global Recycling merged with and into the Company (the "Global Merger"), with the Company being the surviving entity. The 11,591,958 shares of common stock of Global Recycling (constituting 100% of the issued and outstanding shares of Global Recycling on the effective date of the Global Merger) held by the Company pursuant to the reverse merger consummated on November 28, 2011, were cancelled upon the consummation of the Merger.

Our Industry

Our founders began developing innovative new methods for recycling glycols in 1999. We saw a need in the market to improve the quality of recycled glycol and to clean more types of waste glycol in a cost efficient manner. Each type of industrial waste glycol contains a different set of impurities which traditional waste antifreeze processing just does not clean effectively. And, many of the contaminants left behind using these processes, such as esters, organic acids and high dissolved solids, leave the recycled material risky to use in vehicles or machinery.

We spent ten years on research and development, independent market validation, and financial analysis to determine the most advantageous business model for exploiting what we believe to be groundbreaking technologies. The result is our breakthrough patent-pending processing system, GlyEco TechnologyTM. Our proprietary technology removes challenging pollutants from waste glycol, including esters, organic acids, high dissolved solids and high-undissolved solids. Our technology also has the added benefit of clearing oil/hydrocarbons, additives and dyes that are typically found in used engine coolants. Our quality assurance and control program, which includes independent lab testing, seeks to ensure consistently high quality, American Society for Testing and Materials (“ASTM”) standard compliant recycled material.

We have received verification from multiple American Association for Laboratory accredited (A2LA) laboratories that our recycled glycol meets the specifications of the ASTM E1177 Type EG-1 standard, which is the official standard for refinery-grade glycol.

Corporate Information

Our principal executive offices are located at 10429 S. 51st Street, Suite 235, Phoenix, AZ 85044.  Our telephone number is (866) 960-1539, and our website address is www.glyeco.com. The information contained on our website is not part of this prospectus.

The Offering

Common stock outstanding prior to the offering	51,922,021 shares outstanding as of June 13, 2014

Common stock offered by selling shareholders
53,272,150 shares consisting of 31,036,196 shares of our issued and outstanding shares of common stock and up to 22,235,954 shares of common stock that may be issued upon the exercise of outstanding warrants to purchase our common stock.

Common stock to be outstanding after the offering
Up to 74,157,975 shares of common stock, based on our issued and outstanding shares of common stock as of June 13, 2014, and assuming full exercise of our outstanding warrants issued to investors for cash.

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling stockholders participating in this offering. The selling stockholders will receive all of the net proceeds from the sale of their respective shares of common stock in this offering. However, if all warrants were exercised for cash, we would receive aggregate gross proceeds of approximately $23,649,900. See “Use of Proceeds” on page 13 of this prospectus for more information.

OTCQB Symbol	GLYE

Risk Factors	See “Risk Factors” on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Term of Offering
This offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional ninety (90) days at the discretion of our board of directors.

RISK FACTORS

An investment in our common stock, any warrants to purchase our common stock, or any other security that may be issued by us involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. If any of the following risks actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

Risks Related to Our Business and Financial Condition

Our limited operating history may make it difficult for us to forecast accurately our operating results.  Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control.  We may be unable to adjust spending in a timely manner to compensate for any unexpected developments.  Further, business development expenses may increase significantly as we expand operations.  To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected.

We have a history of losses that may continue, which may negatively impact our ability to achieve our business objectives.  We have incurred net losses since our inception.  The Company had a net loss of approximately $4,013,127 during the fiscal year ended December 31, 2013.  We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  There can be no assurance that future operations will be profitable.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our success depends on our ability to expand, operate, and manage successfully our operations.  Our success depends on our ability to expand, operate, and manage successfully our operations.  Our ability to expand successfully will depend upon a number of factors, including the following:

•           the continued development of our business;

•           the hiring, training, and retention of additional personnel;

•           the ability to enhance our operational, financial, and management systems;

•           the availability of adequate financing;

•           competitive factors;

•           general economic and business conditions; and

•           the ability to fully implement plans for additional revenue generation.

Our independent auditors included an emphasis-of-matter paragraph in their opinion about the Company’s ability to continue as a going concern, which may hinder our ability to obtain future financing. As of March 31, 2014, the Company has yet to achieve profitable operations and is dependent on our ability to raise capital from stockholders or other sources to sustain operations. Ultimately, we hope to achieve viable profitable operations when operating efficiencies can be realized and production capacity is increased at facilities added in 2013. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. Recurring losses from operations raises substantial doubt about the Company's ability to continue as a going concern. In their report dated April 15, 2014, our independent registered public accounting firm included an emphasis-of-matter paragraph with respect to our financial statements for the fiscal year ended December 31, 2013, concerning the Company’s assumption that we will continue as a going concern. Management plans to raise additional funds through offering our shares of capital stock in private and/or public offerings of our securities and through debt financing, if available and needed. Our continued net operating losses increases the difficulty in meeting our plans and we might not be able to obtain additional financing on favorable terms, if at all, which could materially adversely affect our business and operations

You may suffer significant dilution if we raise additional capital.  If we raise additional capital, we expect it will be necessary for us to issue additional equity or convertible debt securities.  If we issue equity or convertible debt securities, the price at which we offer such securities may not bear any relationship to our value, the net tangible book value per share may decrease, the percentage ownership of our current stockholders would be diluted, and any equity securities we may issue in such offering or upon conversion of convertible debt securities issued in such offering, may have rights, preferences, or privileges with respect to liquidation, dividends, redemption, voting, and other matters that are senior to or more advantageous than our common stock.

We may need to obtain additional funding to continue to implement our business strategy. If we are unable to obtain additional funding, our business operations may be harmed. We may require additional funds to sustain our operations and institute our business plan. We anticipate incurring monthly operating expenses, which includes compensation to be paid to executives, additional employees, and consultants, and legal and accounting costs, at an approximate amount of $200,000 per month, for an indefinite period of time.  Additional capital will be required to effectively support our operations and to otherwise implement our overall business strategy. Even if we do receive additional financing, it may not be sufficient to sustain or expand our development operations or continue our business operations. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital may restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans.

Our business model is new and unproven, which makes it difficult to evaluate our future prospects. Our proposed operations are subject to all of the risks inherent in a new business enterprise. We have had limited revenues to date on which to base an evaluation of our business and prospects. Although our management has experience operating various businesses, there can be no assurance that we will perform in a manner similar to prior projects owned or operated by our management. In addition, such other businesses’ prior performance is not necessarily indicative of the results that may be experienced by the Company or our stockholders with respect to an investment in our securities. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup of new businesses and the environment in which we will operate.  Some of these risks relate to the potential inability to:

■	remain informed of and maintain compliance with federal, state, local, and foreign government regulations;

■	acquire a sufficient number of customers and generate adequate revenue to achieve profitability; and

■	overcome resistance to change by customers

As a result of our limited operating history, our plan for growth, and the competitive nature of the markets in which we plan to compete, financial projections would be of limited value in anticipating future revenue, capital requirements, and operating expenses. Further, our planned capital requirements and expense levels are difficult to forecast accurately due to our current stage of development. To the extent that these expenditures precede or are not rapidly followed by a corresponding increase in revenue or additional sources of financing, our business, operating results, and financial condition may be materially and adversely affected.

If we do not achieve broad market acceptance of our products and services, we may not be successful.  Although our products and services will serve existing needs, our delivery of these products and services is unique and subject to broad market acceptance.  As is typical of any new product or service, the demand for and market acceptance of these products and services are highly uncertain.  We cannot assure you that any of our products and services will be commercialized on a widespread basis.  The commercial acceptance of our products and services may be affected by a number of factors, including the willingness of entities to provide us with waste glycol and business to be willing to pay a premium for our proprietary recycled output.  If the markets for our products and services fail to develop on a meaningful basis, if they develop more slowly than we anticipate, or if our products and services fail to achieve sufficient market acceptance, our business and future results of operations could be adversely affected.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly.  Our success will depend in part on our ability to obtain and enforce patent protection for our production process in the United States and other countries.  We have filed applications for patents covering our process.  Patents may not be issued for any pending or future patent applications owned by or licensed to us, and the claims allowed under any issued patents may not be sufficiently broad to protect our technology.  Any issued patents owned by or licensed to us may be challenged, invalidated, or circumvented, and the rights under these patents may not provide us with competitive advantages.  In addition, competitors may design around our technology or develop competing technologies.  Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture increased market position.  We could incur substantial costs to defend suits brought against us or suits in which we may assert our patent rights against others.  An unfavorable outcome of any such litigation could materially adversely affect our business and results of operations.

We may also rely on trade secrets and proprietary know-how with which we seek to protect our processes, in part by confidentiality agreements with our collaborators, employees, and consultants.  Nevertheless, these agreements afford only limited protection, and the actions we take to protect our intellectual property rights may not be adequate.  These agreements may be breached, and we may not have adequate remedies for any breach.  In addition, our trade secrets may otherwise become known or be independently developed by our competitors.  As a result, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition, or operating results.

In addition, policing unauthorized use of proprietary technology can be difficult and expensive.  Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets, or determine the validity and scope of the proprietary rights of others.  We cannot assure you that the outcome of any litigation will be in our favor.  Intellectual property litigation may be costly and may divert management attention, as well as expend our other resources away from our business.  An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects, and reputation.  In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties.  The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

Our business plan and our growth rely on being able to procure significant waste glycol. Although we believe that waste glycol in excess of the quantities that we will need to support our growth will be available, we cannot be certain that we will be able to obtain such quantities. Any failure to obtain such quantities could have a material adverse effect on our business, prospects, or financial results.

Disruptions in the supply of feedstock or significant increases in the prices of feedstock could have an adverse effect on our business. We depend on the continuing availability of raw materials, including feedstock, to continue production and sales. A serious disruption in supply of feedstock, or significant increases in the prices of feedstock, could significantly reduce the availability of raw materials at our processing centers. Additionally, increases in production costs could have a material adverse effect on our business, results of operations and financial condition. For example, there are enough competitors vying for waste antifreeze from the automotive industry that supply can be difficult to find at times. Similar supply and feedstock cost issues have been seen in the waste lube oil market.

Operation of our New Jersey processing center and the GlyEco Technology™ at our New Jersey processing center are dependent upon a Manufacturing and Distribution Agreement entered into with Full Circle Manufacturing Group, Inc. Our New Jersey processing center is currently operated at our direction by Full Circle Manufacturing Group, Inc., a New Jersey corporation (“Full Circle”), pursuant to the terms of a Manufacturing and Distribution Agreement entered into on December 10, 2012, between Full Circle and GlyEco Acquisition Corp. #4, an Arizona corporation and wholly-owned subsidiary of the Company. Our operation of the New Jersey processing center and the implementation of the GlyEco Technology™ at our New Jersey processing center are dependent upon this agreement remaining in effect. The agreement is subject to termination by Full Circle should we materially breach any of its terms.

We can provide no assurance that the upgrades to our GlyEco Technology™ at our New Jersey processing center will go as planned. While we expect the upgrades to our GlyEco Technology™ to produce increased volumes of ASTM E1177 Type EG-1 material and other glycol products, the upgrades at our New Jersey processing center may fail to produce such increased volumes due to circumstances either within or outside of our control. Any such failure could have a material adverse effect on our business, prospects, or financial results.

Environmental, health and safety requirements could expose us to material obligations and liabilities and affect our profitability. We are subject to federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including those governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, and occupational health and safety. The consequence for violating such requirements can be material. We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. In addition, if a release of hazardous substances occurs on or from our properties or any offsite disposal location where our wastes have been disposed, or if contamination from prior activities is discovered at any of our properties or third-party owned properties that we or our predecessors formerly owned or operated, we may be subject to liability arising out of such conditions and the amount of such liability could be material. Liability can include, for example, costs of investigation and cleanup of the contamination, natural resource damages, damage to properties and personal injuries.

Failure to obtain and/or maintain all necessary licenses and permits may significantly affect our profitability. The regulation of our industry varies from state to state. Some states require that a license or permit be obtained in order to process waste glycol. Failure to obtain and/or maintain such permits may significantly affect our profitably and could also expose us to material liabilities.

We are dependent upon our key personnel and our shares have no voting rights except as required by applicable law. Our success is largely dependent upon the personal efforts and abilities of our management and certain other key personnel as the recycled glycol industry is complex. We are substantially dependent upon the continued services of John Lorenz, our founder, and Chief Executive Officer. As a director and our Chief Executive Officer, Mr. Lorenz will have significant authority to control our business strategy and our other business decisions. The holders of any of our equity securities will have no right or power to take part in the management of the Company, unless required by applicable law or our governing documents. Accordingly, no prospective investor should acquire any of our equity securities without being willing to entrust all aspects of the management of the Company to Mr. Lorenz. Additionally, we are dependent upon Richard Geib, our Chief Technical Officer. Mr. Geib is one of the members of our team who has significant contacts and experience in the recycled glycol industry. To date, we have not entered into Employment Agreements with Messrs. Lorenz and Geib. The loss of Messrs. Lorenz or Geib could have a material adverse effect on our results of operations and financial condition.  We intend to explore key-man insurance on such individuals, but we presently have no such insurance and there can be no assurance that such individuals are insurable or insurable at commercially reasonable rates.

Our ability to operate the Company effectively could be impaired if we fail to attract additional key personnel. Our ability to operate our businesses and implement our strategies depends, in part, on the efforts of our management and certain other key personnel. However, our future success will depend on, among other factors, our ability to attract and retain additional qualified personnel, including research professionals, technical sales professionals, and engineers. Our failure to attract or retain these additional qualified personnel could have a material adverse effect on our business or business prospects.

Messrs. Lorenz and Geib have agreed to certain invention assignment and confidentiality restrictions that we may not be able to enforce. Messrs. Lorenz and Geib are not parties to and are not restricted by any non-competition or non-solicitation agreement. As the primary members of our management team, Messrs. Lorenz and Geib will be exposed to all of our confidential information and will develop all of our corporate strategies. We cannot be certain that Messrs. Lorenz or Geib will not compete with the Company in the future. Moreover, we cannot be certain that the invention assignment and confidentiality restrictions set forth in the nondisclosure agreements will be enforceable under applicable law. Even if a dispute arises that is ultimately resolved in our favor, any litigation associated with such invention assignment, and confidentiality restrictions could be time consuming, costly, and distract our focus from effectuating our business plan.

Our inability to obtain other raw materials, component parts, and/or finished goods in a timely and cost-effective manner from suppliers would adversely affect our ability to process glycol. We purchase raw materials and component parts from suppliers to be used in the processing of our products. In addition, we purchase certain finished goods from suppliers. Changes in our relationships with suppliers or increases in the costs of purchased raw materials, component parts, or finished goods could result in processing interruptions, delays, inefficiencies, or our inability to market products. In addition, our profit margins would decrease if prices of purchased raw materials, component parts, or finished goods increase and we are unable to pass on those increases to our customers.

We may continue to grow through acquisitions, which would either dilute ownership of our existing stockholders or increase interest expense. In connection with any future acquisitions, we may have to pay cash, incur debt, or issue equity securities to pay for the acquisition, any of which could adversely affect our financial results.  The issuance or sale of equity or issuance of debt to finance any such acquisitions could result in dilution to our stockholders, perhaps significantly depending on the terms of such acquisition.  The incurrence of indebtedness would result in increased fixed obligations and could also include covenants or other restrictions that would impede our ability to manage our operations.

Our efforts to grow through acquisitions may be affected by a decrease in qualified targets and an increase of cost to acquire. We may not be able to continue to identify attractive acquisition opportunities or successfully acquire those opportunities identified. Also, competition for acquisition targets may escalate, increasing our cost of making further acquisitions or causing us to refrain from making additional acquisitions.

Businesses we acquire may have undisclosed liabilities.   In pursuing our acquisition strategy, our due diligence investigations of the acquisition candidates may fail to discover certain undisclosed liabilities. If we acquire a company having undisclosed liabilities such as environmental, remediation or contractual, as a successor owner we may be responsible for such undisclosed liabilities. We try to minimize our exposure to such liabilities when we can by conducting due diligence, by obtaining indemnification from each sellers of the acquired companies, by deferring payment of a portion of the purchase price as security for the indemnification and by acquiring only specified assets. However, we cannot assure you that we will be able to obtain indemnification or that any indemnification obtained will be enforceable, collectible or sufficient in amount, scope or duration to fully offset any undisclosed liabilities arising from our acquisitions.

Litigation brought by third parties claiming infringement of their intellectual property rights or trying to invalidate intellectual property rights owned or used by us may be costly and time consuming. We may face lawsuits from time to time alleging that our products infringe on third-party intellectual property, and/or seeking to invalidate or limit our ability to use our intellectual property. If we become involved in litigation, we may incur substantial expense defending these claims and the proceedings may divert the attention of management, even if we prevail. An adverse determination in proceedings of this type could subject us to significant liabilities, allow our competitors to market competitive products without a license from us, prohibit us from marketing our products or require us to seek licenses from third parties that may not be available on commercially reasonable terms, if at all.

We may not be able to manage our growth. We believe that our future success depends on our ability to manage the rapid growth that we have experienced, and the continued growth that we expect to experience organically and through acquisitions. Our growth places additional demands and responsibilities on our management to, among other things, maintain existing customers and attract new customers, recruit, retain and effectively manage employees, as well as expand operations and integrate customer support and financial control systems. The following factors could present difficulties to us: lack of sufficient executive-level personnel to the facility level, increased administrative burden, lead times associated with acquiring additional equipment; availability of suitable acquisition candidates; sufficient availability of trucks, rail cars, and processing equipment to receive and ship glycol; and the ability to provide focused service attention to our customers.

We are dependent on third parties for the manufacturing of our equipment. We do not manufacture our equipment. Accordingly, we rely on a number of third party suppliers to manufacture equipment. The supply of third party equipment could be interrupted or halted by operational problems of such suppliers or a significant decline in their financial condition. If we are not able to obtain equipment, we may not be able to compete successfully for new business, complete existing engagements profitably, or retain our existing customers. Additionally, if we are provided with defective equipment, we may be subject to reputational damage or product liability claims which may negatively impact our reputation, financial condition, and results of operations.

Our failure to keep pace with technological developments may adversely affect our operations and financial results. We believe that we have made a significant technological advance in the processing of waste glycol; however, others may be developing future technological advances. The introduction of products or processes utilizing new technologies we are not aware of or have considered could render our existing products or processes obsolete or unmarketable. Our success will depend upon our ability to take advantage of our technological developments and address increasingly sophisticated customer requirements. We may not be successful in identifying, developing, and marketing new products, applications, and processes and product or process enhancements. We may experience difficulties that could delay or prevent the successful development, introduction, and marketing of product or process enhancements or new products, applications, or processes. Our products, applications, or processes may not adequately meet the requirements of the marketplace and achieve market acceptance. Our business, operating results, and financial condition could be materially and adversely affected if we were to incur delays in developing new products, applications, or processes or product or process enhancements or if our products do not gain market acceptance.

We may face significant competition. Currently, there are approximately 25 to 30 small and mid-sized companies throughout North America that recycle glycol, antifreeze, and/or other glycol-based liquids. None of these companies presently are dominant in the industry and the industry is generally fragmented and in a preliminary stage of development. However, there can be no assurance that large, well-recognized companies with substantial resources and established relationships will not enter into our market and compete with us. It is possible that a group will attempt to purchase multiple glycol recycling companies as part of an overall roll-up business strategy. Additionally, potential competitors may have greater financial, technical, marketing, and sales resources that will permit them to (i) react more quickly to emerging product and service offerings and changes in customer requirements, and (ii) devote greater resources to the development, promotion, and sale of competing products or services. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share.

We have limited control over the prices that we charge for our products. The prices of glycol in 2012 and 2013 were higher than the average sales price over the last nine or ten years.  The primary force driving those high prices was a tight worldwide supply/demand balance and a shortage of supply/capacity in the United States. We expect that new plants throughout the world may be opened in the next few years for virgin glycol production.  We expect that these new plants will return supply/demand to a reasonable balance. Accordingly, we expect that the prices that we will be able to charge for our products will decline over time, which could reduce our revenues and adversely affect our profitability. Additionally, if our products gain acceptance and attract the attention of competitors, we may experience pressure to decrease the prices we charge for our products, which could adversely affect our revenue and our gross margin. If we are unable to offer our products at acceptable prices, or if we fail to offer additional products with sufficient profit margins, our revenue growth will slow, our margins may shrink, and our business and financial results will suffer.

Due to the rising cost of ethylene glycol, antifreeze producers are offering base fluids other than ethylene glycol. The primary competing base fluid is glycerin. Glycerin is becoming more available in the market because it is a by-product of bio-diesel fuel production, which is growing rapidly in the United States. Companies such as Cummins produce and market a glycerin-based antifreeze. Glycerin has properties similar to those of ethylene glycol when it is diluted with water, as in antifreeze. Major changes would have to be made in the industry if it were to shift to an all glycerin base fluid. If such other base fluids, like glycerin, become accepted in the marketplace, competition could increase, demand could fall, and our prices could be adversely affected. Accordingly, if such a situation occurs, our revenue growth will slow, our margins will shrink, and our business and financial results will suffer.

If the use of our recycled glycol harms people or equipment, we could be subject to costly and damaging product liability claims. We could face costly and damaging claims arising from applicable laws governing our products and operations. Because our industry is highly regulated, if our products do not comply with regulatory requirements, we may be exposed to product liability risk. Our product liability insurance may not cover all potential liabilities or may not completely cover any liability arising from any such litigation.  Moreover, we may not have access to liability insurance or be able to maintain the insurance on acceptable terms.

A continued downturn in the United States economy could have a material adverse effect on our ability to effectuate our business plan and our financial results. Our ability to achieve our goals depends heavily on varying conditions in the United States economy. The United States economy is currently experiencing a prolonged downturn and there can be no assurance that the United States economy will emerge from such downturn and experience significant levels of growth in the near future. Certain end-use applications for glycol experience demand cycles that are highly correlated to the general economic environment, which is sensitive to a number of factors outside of our control. Additionally, the industrial markets in which we compete are subject to considerable cyclicality, and move in response to cycles in the overall business environment. Therefore, downturns in the United States economy are likely to result in decreases in demand for our products. A continued downturn or deepening of the downturn could decrease demand for our products or could otherwise adversely affect the prices at which we charge for recycled glycol. Moreover, a continued downturn or deepening of the downturn in the specific areas of the economy in which we operate our business, could have a material adverse effect on our ability to effectuate our business plan and our financial results. We are not able to predict the timing, extent, and duration of the economic cycles in the markets in which we operate.

Market regulation may affect our business plan. We intend to conduct business in the glycol recycling industry in North America. We are unable to predict changes in governmental regulations or policies that may influence or inhibit our ability to deliver compliant products and services to market. The recycled glycol industry is highly regulated and is subject to changing political, regulatory, and other influences. Forced changes through legislation and regulations adopted by United States, state, or foreign governmental agencies may disrupt our business processes and strategies. Continued compliance with newly enacted rules and regulations could be costly and require complex changes in our products and operations. We are unable to predict future rules or regulations with any certainty or to predict the effect they would have on our business, products, or services. Accordingly, there is significant uncertainty concerning competitive pressures and the impact on our actual and prospective customers. There can be no assurance that heightened or new regulations will not come into effect or that such regulation will not have a detrimental impact on the Company and our planned business.

If we cannot maintain adequate insurance coverage, we will be unable to continue certain operations. Our business exposes us to various risks, including claims for causing damage to property and injuries to persons that may involve allegations of negligence or professional errors or omissions in the performance of our services. Such claims could be substantial. We believe that our insurance coverage is presently adequate and similar to, or greater than, the coverage maintained by other similarly situated companies in our industry. If we are unable to obtain adequate or required insurance coverage in the future, or if such insurance is not available at affordable rates, we could be in violation of permit conditions or the other requirements of environmental laws, rules, and regulations under which we operate. Such violations could render us unable to continue our operations. These events could result in an inability to operate certain assets and significantly impair our financial condition.

Our insurance policies do not cover all losses, costs, or liabilities that we may experience. We maintain insurance coverage, but these policies do not cover all of our potential losses, costs, or liabilities. We could suffer losses for uninsurable or uninsured risks, or in amounts in excess of our existing insurance coverage, which would significantly affect our financial performance. Our insurance policies also have deductibles and self-retention limits that could expose us to significant financial expense. Our ability to maintain adequate insurance may be affected by conditions in the insurance market over which we have no control. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our business, financial condition, and results of operations. In addition, our business requires that we maintain various types of insurance. If such insurance is not available or not available on economically acceptable terms, our business would be materially and adversely affected.

Current uncertainty in the global financial markets and the global economy may negatively affect our financial results. Current uncertainty in the global financial markets and economy may negatively affect our financial results. These macroeconomic developments could negatively affect our business, operating results or financial condition in a number of ways which, in turn, could adversely affect our stock price. A prolonged period of economic decline could have a material adverse effect on our results of operations and financial condition and exacerbate some of the other risk factors described herein. Our customers may defer purchases of our products, licenses, and services in response to tighter credit and negative financial news or reduce their demand for them. Our customers may also not be able to obtain adequate access to credit, which could affect their ability to make timely payments to us or ultimately cause the customer to file for protection from creditors under applicable insolvency or bankruptcy laws. We rely upon timely payment by our customers in order to be able to make timely payments to our vendors and employees.

In addition, our operating results and financial condition could be negatively affected if, as a result of economic conditions, either:

■	the demand for, and prices of, our products, licenses, or services are reduced as a result of actions by our competitors or otherwise; or

■	our financial counterparts or other contractual counterparties are unable to, or do not, meet their contractual commitments to us.

Certain conflicts of interests exist. Certain persons or entities affiliated with the law firms that have acted as corporate counsel or securities counsel and accounting consultants to the Company, directly or indirectly, own shares of our capital stock and/or options or agreements to acquire shares of our capital stock. Potential conflicts exist by virtue of these ownership positions by legal service providers.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer. In the ordinary course of business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, suppliers and business partners, and personally identifiable information of our customers and employees, in our data centers and on our networks. The secure processing, maintenance and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, and regulatory penalties, disrupt our operations and the services we provide to customers, and damage our reputation, and cause a loss of confidence in our products and services, which could adversely affect our business/operating margins, revenues and competitive position.

Seasonal weather conditions and natural disasters could severely disrupt normal operations and harm our business. We currently operate in the northern, mid-western, and eastern United States. These areas are adversely affected by seasonal weather conditions, primarily in the winter and spring. During periods of heavy snow, ice, or rain, our customers may curtail their operations or we may be unable to move our trucks to provide services, thereby reducing demand for, or our ability to provide services and generate revenues. The regions in which we operate have in the past been, and may in the future be, affected by natural disasters such as hurricanes, windstorms, floods, and tornadoes. Future natural disasters or inclement weather conditions could severely disrupt the normal operation of our, or our customers’, business and have a material adverse effect on our financial condition and results of operations.

Operational and Structural Risks

The introduction of new accounting rules, laws or regulations could adversely impact our results of operations.  Complying with new accounting rules, laws or regulations could adversely impact our results of operations or cause unanticipated fluctuations in our results of operations in future periods.

We can provide no assurances as to our future financial performance or the investment result of a purchase of our common stock.  Any projected results of operations involve significant risks and uncertainty, should be considered speculative, and depend on various assumptions which may not be correct.  The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur.  Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions.  We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our common stock.

The compensation we pay to our executive officers and employees will likely increase, which will affect our future profitability.  We believe that the compensation we have historically paid to our executive officers is within the lower quartile of compensation paid by peer companies.  An increase in compensation and bonuses payable to our executive officers and employees could decrease our net income.

As a public reporting company, we are subject to corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.  We may face new corporate governance requirements under the Sarbanes-Oxley Act of 2002 (“SOX”), as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board.  These laws, rules, and regulations continue to evolve and may become increasingly stringent in the future.  We are required to evaluate our internal control over financial reporting under Section 404 of SOX (“Section 404”).  We are a smaller reporting company as defined in Rule 12b-2 under the Exchange Act.  Section 404 requires us to include an internal control report with our Annual Report on Form 10-K.  The report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year.  The internal control report for the year ended December 31, 2013 included disclosure of a material weaknesses in internal control over financial reporting that we have identified and are currently working to remediate.  Failure to comply, or any additional adverse results from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our securities.  We strive to continuously evaluate and improve our control structure to help ensure that we comply with Section 404.  The financial cost of compliance with these laws, rules, and regulations is expected to remain substantial.  We cannot assure you that we will be able to fully comply with these laws, rules, and regulations that address corporate governance, internal control reporting, and similar matters.  Failure to comply with these laws, rules, and regulations could materially adversely affect our reputation, financial condition, and the value of our securities.

As a public company, we will have significant operating costs relating to compliance requirements and our management is required to devote substantial time to compliance initiatives.  Our management has only limited experience operating the Company as a public company.  To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, hire, manage, and train management level and other employees to comply with on-going public company requirements.  Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition, and results of operations.

SOX, as well as rules subsequently implemented by the SEC, imposes various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.  Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives.  Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Risks Related to our Common Stock

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future. Any return on investment may be limited to the value of our common stock. We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

There is no active market for our common stock. One may never develop or if developed, be sustained and you could lose your investment in our common stock. Currently, our common stock is quoted on the OTCQB under the symbol “GLYE.” Our common stock currently trades in small volumes. There can be no assurance that any trading market will ever develop or be maintained on the OTCQB. Any trading market that may develop in the future for our common stock will most likely be very volatile; and numerous factors beyond our control may have a significant effect on the market. The market price of our common stock may also fluctuate significantly in response to the following factors, some which are beyond our control:

·             actual or anticipated variations in our quarterly operating results;

·             changes in securities analysts’ estimates of our financial performance;

·             changes in market valuations of similar companies;

·             increased competition;

·             announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new products or product enhancements;

·             loss of a major customer or failure to complete significant transactions;

·             additions or departures of key personnel; and

·             the number of shares in our public float.

In recent years, the stock market in general has experienced extreme price fluctuations that have oftentimes been unrelated to the operating performance of the affected companies. Similarly, the market price of our common stock may fluctuate significantly based upon factors unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Our common stock is a "penny stock" under the rules of the SEC and the trading market in our securities will be limited, which makes transactions in our common stock cumbersome and may reduce the value of an investment in our common stock. The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

■	that a broker or dealer approve a person's account for transactions in penny stocks; and

■	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

■	obtain financial information and investment experience objectives of the person; and

■
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

■	sets forth the basis on which the broker or dealer made the suitability determination; and

■	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our stock. In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding the Company, which are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “potential,” “believes,” “seeks,” “hopes,” “estimates,” “should,” “may,” “will,” “with a view to” and variations of these words or similar expressions are intended to identify forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about:

•	any projections of earnings, revenue or other financial items;
•	any statements of the plans, strategies and objectives of management for future operations;
•	any statements concerning proposed new products, services or developments;
•	any statements regarding future economic conditions or performance;
•	any statements or belief; and
•	any statements of assumptions underlying any of the foregoing.

These forward-looking statements involve various risks and uncertainties. Although we believe our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and other sections in this prospectus. You should read this prospectus and the documents we refer to thoroughly with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents we refer to in this prospectus and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders participating in this offering. The selling stockholders will receive all of the net proceeds from the sale of their respective shares of common stock in this offering. However, if all warrants were exercised for cash, we would receive aggregate gross proceeds of approximately $23,649,900. We would use the proceeds of the exercise of our outstanding warrants for our working capital and further implementation of our GlyEco TechnologyTM.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is listed on the OTCQB under the symbol “GLYE.” The closing price of our common stock on the OTCQB on June 13, 2014, was $0.65 per share.  Our common stock has been listed on the OTCQB since February 2012.  Prior to that time, there was no public market for our common stock.

The following table sets forth, on a per share basis for the periods indicated, the high and low sale prices for the common stock as reported by the OTC Bulletin Board system. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High ($)	Low ($)

2012
1st Quarter	$1.50	$1.01
2nd Quarter	$2.99	$1.26
3rd Quarter	$2.30	$1.76
4th Quarter	$1.90	$1.20

2013
1st Quarter	$1.99	$0.99
2nd Quarter	$1.39	$0.90
3rd Quarter	$1.35	$0.90
4th Quarter	$1.40	$1.03

2014
1st Quarter	$1.22	$0.77

Stockholders

As of June 13, 2014, there were approximately 959 shareholders of record for our common stock. This does not include shareholders holding stock in street name in brokerage accounts.

The offering will have no effect on the amount and percentage of present holdings of shares of common stock held by any 5% beneficial owners, directors, and nominees and directors and officers as a group.

Stock Transfer Agent

The Company’s transfer agent is Olde Monmouth Stock Transfer Co. Inc. located at 200 Memorial Parkway, Atlantic Highlands, NJ 07716.  The transfer agent’s phone number is (732) 872-2727, and its website is www.oldemonmouth.com.

Cash Dividends

We have never paid cash dividends on our common stock, and it is unlikely that we will pay any dividends in the foreseeable future. We currently intend to invest future earnings, if any, to finance expansion of our business. Any payment of cash dividends in the future will be dependent upon our earnings, financial condition, capital requirements, and other factors deemed relevant by our Board of Directors.

DILUTION

We are not offering any shares of our common stock by this prospectus. All shares of the common stock that are being registered are beneficially owned by the selling shareholders and either are issued and outstanding or, in the case of the warrants, will be issued and outstanding upon exercise of the warrants if completed prior to the effectiveness of this registration statement. Accordingly, the sale of the registered shares will not have a dilutive effect to potential shareholders since the common stock to be sold will already be issued and outstanding.

As of March 31, 2014, our net tangible book value per share is $0.14 based on shares outstanding of 51,874,035 and tangible assets of $10,060,590 and total liabilities of $2,672,445 as reported in our latest unaudited financial statements for the quarter ended March 31, 2014.  If all holders of our outstanding warrants elect to exercise their warrants to purchase shares of our common stock prior to the effectiveness of this registration statement, our pro forma net tangible book value per share would be $0.42.

Pro forma net tangible book value is calculated using current shares outstanding of 51,922,021 and after giving effect to our issuance of common stock upon the exercise of all unexercised warrants up to 22,235,954 shares of common stock to our current shareholders at exercise prices ranging from $0.00001 to $2.50 per warrant. This is based on: (i) total liabilities of $2,672,445; (ii) adjusted total assets of $33,710,490, which includes incoming cash of $23,649,900 from exercise of warrants, plus $10,060,590 of tangible assets as of March 31, 2014; and (iii) adjusted shares outstanding of 74,157,975, based on 51,922,021 shares outstanding on June 13, 2014 plus issuance of 22,235,954 shares upon exercise of all unexercised warrants as of June 13, 2014. This represents an immediate increase of net tangible book value of $0.28 per share to our existing stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with our financial statements and related notes contained elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors,” and elsewhere in this prospectus.

Company Overview

We are a green chemistry company that collects and recycles waste glycol into a reusable product that is sold to third party customers in the automotive and industrial end-markets.  Our proprietary technology, GlyEco TechnologyTM, allows us to recycle all five major types of waste glycol into a virgin-quality product usable in any glycol application. We are dedicated to conserving natural resources, limiting liability for waste generators, safeguarding the environment, and creating valuable green products.

We currently operate seven processing centers in the United States. These processing centers are located in (1) Minneapolis, Minnesota, (2) Indianapolis, Indiana, (3) Lakeland, Florida, (4) Elizabeth, New Jersey (the “NJ Processing Center), (5) Rock Hill, South Carolina, (6) Tea, South Dakota, and (7) Landover, Maryland.

Results of Operations

Fiscal Year Ended December 31, 2013 to Fiscal Year Ended December 31, 2012

Net Sales

For the fiscal year ended December 31, 2013, Net Sales were $5,538,005, compared to $1,266,295 for the year ended December 31, 2012, an increase of $4,271,710 or 337.3%. The increase in Net Sales was due to increased production capabilities and corresponding sales from new facilities added in 2013.  New facilities added in 2013 accounted for 56% of the revenues for 2013 and 62% of the gallons sold for 2013.  Facilities generating revenue in 2012 increased revenues by 93% in 2013 primarily due to a full year of activity included in 2013 and an increase in production and sales activities at these locations as compared to the prior year.

Cost of Goods Sold

For the fiscal year ended December 31, 2013, our Costs of Good Sold was $5,193,445, compared to $1,021,332 for the fiscal year ended December 31, 2012, representing an increase of $4,172,113, or approximately 408.5%. The increase in Cost of Goods Sold was due to the associated Cost of Goods Sold from increased production capabilities from new facilities added in 2013. New facilities added in 2013 accounted for 58% of the Cost of Goods Sold for the year ending 2013.  Facilities generating revenue in 2012 increased Cost of Goods Sold by 115% in 2013 primarily due to a full year of activity included in 2013 and an increase in production costs at these locations as compared to the prior year.  Cost of Goods Sold consists of all costs of sales, including costs to purchase, transport, store and process the raw materials, and overhead related to product manufacture and sale. We sometimes receive raw materials (used antifreeze) at no cost to the Company, which can have an impact on our reported consolidated gross profit.

Gross Profit

For the fiscal year ended December 31, 2013, we realized a gross profit of $344,560, compared to $244,963 for the year ended December 31, 2012, an increase of $99,597 or 40.7%. The increase in gross profit was primarily due to an increase in production capabilities from new facilities added in 2013 and related sales growth. Our gross profit margin for the year ended December 31, 2013 was approximately 6.2%, compared to approximately 19.3% for the year ended December 31, 2012. The decrease in gross profit margin is primarily attributable to additional, one-time costs for the integration, training, and process standardization at our facilities, which were expensed as incurred. These additional costs at times caused the production costs per unit to exceed the revenues per unit produced at certain facilities. We expect production costs in the future to decrease as the integration of our facilities is completed through 2014.

Operating Expenses

For the year ended December 31, 2013, operating expenses increased to $3,763,352 from $1,930,439 for the year ended December 31, 2012, representing an increase of $1,832,913, or approximately 95.0%. Operating expenses consist of Consulting Fees, Salaries and Wages, Share-based compensation, Legal and Professional Fees and General and Administrative Expenses. This increase is attributable to our expansion through acquisition and the establishment of the necessary infrastructure for our current and planned future scope of operations.

Consulting Fees consist of marketing, administrative and management fees paid under consulting agreements. Consulting Fees increased to $680,196 for the fiscal year ended December 31, 2013, from $623,949 for the fiscal year ended December 31, 2012, representing an increase of $56,247, or approximately 9.0%. The increase is primarily attributable to our current year expansion into new markets and the desire to maintain continuity of leadership while integrating recent acquisitions.

Salaries and Wages consist of wages and the related taxes. Salaries and Wages increased to $830,677 for the year ended December 31, 2013, from $467,023 for the year ended December 31, 2012, representing an increase of $363,654, or 77.9%. The increase is due to the additional hiring of employees and salary increases attributable to the new operations and related administrative support for activities added in 2013.

Share-Based Compensation consists of options issued to consultants and employees in consideration for services provided to the Company. Share-Based Compensation increased to $1,065,288 for the year ended December 31, 2013, from $124,660 for the year ended December 31, 2012, representing an increase of $940,628, or 755.0%. The increase is due to an increase in the issuance of 1,787,400 compensatory options and 1,439,560 compensatory warrants to reward and provide an incentive to our consultants and employees and align their interest with our shareholders while conserving cash for expanding operations and investing activities.

Legal and Professional Fees consist of legal, outsourced accounting services, corporate tax and audit services. For the fiscal year ended December 31, 2013, Legal and Professional Fees decreased to $286,728 from $300,674 for the fiscal year ended December 31, 2012, representing a decrease of $13,946 or approximately 4.6%. The decrease is due to a reduction in the outsourcing of legal and professional work. This work is now increasingly performed in house as we expand our staff and add qualified personnel to support our current and planned scope of operations.

General and Administrative (G&A) Expenses consist of general operational costs of our business. For the fiscal year ended December 31, 2013, G&A Expenses increased to $900,463 from $414,133 for the fiscal year ended December 31, 2012, representing an increase of $486,330, or approximately 117.43%. This increase is primarily due to the amortization of intangible assets relating to new facilities in 2013, and the associated costs of building out our administrative infrastructure to support future growth of the Company.

Other Income and Expenses

For the fiscal year ended December 31, 2013, Other Income and Expenses increased to $594,335 from $184,355 for the fiscal year ended December 31, 2012, representing an increase of $409,980, or approximately 222.4%. Other Income and Expenses consist primarily of interest income, and interest expense.

Interest Income consists of the interest earned on the Company’s corporate bank account. Interest Income for the fiscal year ended December 31, 2013 increased to $2,496 from $1,206 for the fiscal year ended December 31, 2012, representing an increase of $1,290 or approximately 107%. The increase was due to increased cash to support increased working capital requirements associated with new facilities in 2013.

Interest Expense consists of interest on the Company’s outstanding indebtedness. For the fiscal year ended December 31, 2013, Interest Expense increased to $592,788 from $185,561 for the fiscal year ended December 31, 2012, representing an increase of $407,227 or approximately 219.4%. The increase was mainly due to the interest expense related to the Company's capital lease obligation and the expense associated with the warrants issued in 2013 for the Frenkel Conversion Agreement discussed under Liquidity and Capital Resources, which was partially offset by reduced interest expense associated with the convertible note payable.

Three Months Ended March 31, 2014 to Three Months Ended March 31, 2013

Net Sales

For the three-month period ended March 31, 2014, Net Sales were $1,653,041, compared to $1,232,667 for the three-month period ended March 31, 2013, an increase of $420,374, or 34.1%. The increase in Net Sales was due to increased production capabilities and corresponding sales from new facilities added in 2013.  The volume of recycled glycol sold increased by approximately 50% while the average price decreased by approximately 16% as compared to the same period in the prior year.  New facilities added in 2013 accounting for 78% of the revenues for the first quarter of 2014 and 83% of the gallons produced for the first quarter of 2014.

Cost of Goods Sold

For the three-month period ended March 31, 2014, our Costs of Good Sold was $1,661,423, compared to $1,165,582 for the three-month period ended March 31, 2013, representing an increase of $495,841, or approximately 42.5%. The increase in Cost of Goods Sold was due to the associated Cost of Goods Sold from increased production capabilities from new facilities added in 2013. Cost of Goods Sold consists of all costs of sales, including costs to purchase, transport, store and process the raw materials, and overhead related to product manufacture and sale. We sometimes receive raw materials (used antifreeze) at no cost to the Company, which can have an impact on our reported consolidated gross profit.

Gross Profit

For the three-month period ended March 31, 2014, we realized a gross (loss) profit of $(8,382), compared to $67,085 for the three-month period ended March 31, 2013, a decrease of $75,467, or 112.5%. The decrease in gross profit was primarily due to new customers added at lower margins than previously existing customers as we work to expand our customer base and market reach to maximize the potential of our current scope of operations. Our gross profit margin for the three-month period ended March 31, 2014, was approximately (0.5)%, compared to approximately 5.4% for the three-month period ended March 31, 2013.  We expect our gross profit margin to increase when current costs for the integration, training, and process standardization at our facilities, which are expensed as incurred, are no longer required later in 2014 for recently acquired facilities. These additional costs at times caused the production costs per unit to exceed the revenues per unit produced at certain facilities. Current construction in progress projects should also contribute to operating productivity and efficiencies when they are put into service later in 2014.  We expect our gross profit to improve as the benefits of the T1 technology implementation are placed into production and we are able to begin selling the higher quality recycled glycol at a premium price.

Operating Expenses

For the three-month period ended March 31, 2014, operating expenses increased to $1,138,182 from $488,011 for the three-month period ended March 31, 2013, representing an increase of $650,171, or approximately 133.2%. Operating expenses consist of Consulting Fees, Salaries and Wages, Share-based compensation, Legal and Professional Fees and General and Administrative Expenses. This increase is attributable to our expansion through acquisition and the establishment of the necessary infrastructure for our current and planned future scope of operations.

Consulting Fees consist of marketing, administrative and management fees paid under consulting agreements. Consulting Fees decreased to $141,166 for the three-month period ended March 31, 2014, from $158,742 for the three-month period ended March 31, 2013, representing a decrease of $(17,576), or approximately (11.1)%. The decrease is primarily attributable to the hiring of some consultants as employees.

Salaries and Wages consist of wages and the related taxes. Salaries and Wages increased to $271,575 for the three-month period ended March 31, 2014, from $157,517 for the three-month period ended March 31, 2013, representing an increase of $114,058, or 72.4%. The increase is due to the additional hiring of employees and salary increases attributable to the new operations and related administrative support for activities added in 2013.

Share-Based Compensation consists of options issued to consultants and employees in consideration for services provided to the Company. Share-Based Compensation increased to $472,774 for the three-month period ended March 31, 2014, from zero dollars for the three-month period ended March 31, 2013, representing an increase of $472,774, or 100%. The increase is due to the current quarter amortization of options granted in the third and fourth quarters of 2013, additional amortization expense for the issuance of 100,000 compensatory options in the current quarter, and 204,689 shares of common stock issued to reward and provide an incentive to our consultants and employees and align their interest with our shareholders while conserving cash for expanding operations and investing activities.

Legal and Professional Fees consist of legal, outsourced accounting services, corporate tax and audit services. For the three-month period ended March 31, 2014, Legal and Professional Fees decreased to $36,913 from $63,575 for the three-month period ended March 31, 2013, representing a decrease of $(26,662), or approximately (41.9)% The decrease is due to a reduction in acquisition activity and the outsourcing of legal and professional work. This work is now increasingly performed in house as we expand our staff and add qualified personnel to support our current and planned scope of operations.

General and Administrative (G&A) Expenses consist of general operational costs of our business. For the three-month period ended March 31, 2014, G&A Expenses increased to $215,754 from $108,177 for the three-month period ended March 31, 2013, representing an increase of $107,577, or approximately 99.4%. This increase is primarily due to the depreciation and amortization of assets relating to facilities added in 2013, and the associated costs of building out our infrastructure to support future growth of the Company.

Other Income and Expenses

For the three-month period ended March 31, 2014, Other Income and Expenses decreased to $44,399 from $58,002 for the three-month period ended March 31, 2013, representing a decrease of $(13,603), or approximately (23.5)%. Other Income and Expenses consist primarily of interest income, and interest expense.

Interest Income consists of the interest earned on the Company’s corporate bank account. Interest Income for the three-month period ended March 31, 2014, increased to $578 from $528 for the three-month period ended March 31, 2013, representing an increase of $50 or approximately 9.5%. The increase was due to additional cash held in interest-bearing accounts.

Interest Expense consists of interest on the Company’s outstanding indebtedness. For the three-month period ended March 31, 2014, Interest Expense decreased to $44,977 from $58,530 for the three-month period ended March 31, 2013, representing a decrease of $(13,553) or approximately (23.2)%. The decrease was mainly due to interest expense no longer incurred from the convertible note payable.

Liquidity & Capital Resources; Going Concern

As of December 31, 2013, we had $5,649,024 in current assets, consisting of $4,393,299 in cash, $898,934 in accounts receivable, $53,732 in prepaid expenses, $34,868 due from related parties, and $268,191 in inventories. We had total current liabilities of $2,146,223 consisting of accounts payable and accrued expenses of $1,271,674, due to related parties of $582,682, note payable of $6,504, and the current portion of capital lease obligation of $285,363. We had total non-current liabilities of $1,199,451 consisting of note payable of $9,877, and the non-current portion of capital lease obligation of $1,189,574. Net cash used by operating activities for the year ended December 31, 2013, was $1,452,692 while the loss from operations was $3,418,792 for the same period. The difference arises from non-cash transactions comprised of stock issued for goods and services of $553,360, stock-based compensation of $1,065,288, and depreciation and amortization of $441,472, partially offset by changes in working capital due to 2013 transactions.

During the year ended December 31, 2013, we raised $8,546,386 through equity financing for a total of $8,178,471, net of financing costs of $367,915.

As of March 31, 2014, we had $2,842,991 in current assets, consisting of $990,738 in cash, $1,168,970 in accounts receivable, $281,399 in prepaid expenses, and $401,884 in inventories. We had total current liabilities of $1,550,106 consisting of accounts payable and accrued expenses of $711,673, due to related parties of $540,001, note payable of $6,602, and the current portion of capital lease obligation of $291,830. We had total non-current liabilities of $1,122,339 consisting of note payable of $8,191, and the non-current portion of capital lease obligation of $1,114,148.  Net cash used by operating activities for the three-month period ending March 31, 2014, was $1,704,027, while the loss from operations was $1,146,564 for the same period. The difference arises from working capital requirements of $1,118,502 partially offset by non-cash transactions comprised of stock-based compensation of $472,774 and depreciation and amortization of $133,930.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2014, the Company has yet to achieve profitable operations and is dependent on our ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve profitable operations when operating efficiencies can be realized from facilities added in 2013. Our plans to address these matters include, realizing synergies and cost efficiencies with prior year acquisitions, raising additional financing through offering our shares of the Company’s capital stock in private and/or public offerings of our securities and through debt financing if available and needed. There can be no assurances, however, that the Company will be able to obtain any financings or that such financings will be sufficient to sustain our business operation or permit the Company to implement our intended business strategy. The Company plans to become profitable by upgrading the capacity and capabilities at our existing operating facilities, continuing to implement our patent-pending technology in international markets, and acquiring profitable glycol recycling companies. During 2014, we have already realized significant increases in production capacity at some of our facilities.  We intend to expand customer and supplier bases once operational capacity and capabilities have been upgraded and fully integrated.

In their report dated April 15, 2014, our independent registered public accounting firm included an emphasis-of-matter paragraph with respect to our financial statements for the fiscal year ended December 31, 2013 concerning the Company’s assumption that we will continue as a going concern.  Our ability to continue as a going concern is an issue raised as a result of current working capital requirements and recurring losses from operations.

The table below sets forth certain information about the Company’s liquidity and capital resources for the three months ended March 31, 2014 and 2013:

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Net cash (used in) operating activities	$(1,704,027)	$(690,219)
Net cash (used in) investing activities	$(1,627,987)	$(83,988)
Net cash (used in) provided by financing activities	$(70,547)	$1,660,997
Net increase (decrease) in cash and cash equivalents	$(3,402,561)	$886,790
Cash - beginning of period	$4,393,299	$1,153,941
Cash - end of period	$990,738	$2,040,731

The Company does not currently have sufficient capital to sustain expected operations and acquisitions for the next 12 months. To date, the Company has financed our operations and investing activities through private sales of our securities exempt from the registration requirements of the Securities Act of 1933, as amended. During the three months ended March 31, 2014, the Company raised $0 from private sales of our securities.

Frenkel Convertible Note

On March 14, 2014, the Series AA Preferred Stock was converted under the Conversion Agreement into 2,342,750 shares of Common Stock at a price of $1.02 per share.  As inducement for the redemption of the Series AA Preferred Stock, an additional 262,763 shares of Common Stock were issued at a price of $1.02 per share.  Additionally, per the terms of the Conversion Agreement, a three-year warrant to purchase one share of Common Stock was issued for each share of Common Stock received in the conversion with each such warrant having an exercise price of $1.00; therefore, a warrant to purchase 2,605,513 shares of Common Stock was issued in connection with the conversion.  For a more detailed discussion of the Convertible Note and Series AA Preferred Stock, please see note 8 in the accompanying unaudited condensed consolidated financial statements and note 10 in the accompanying consolidated financial statements for the year ended December 31, 2013.

Comparison of cash flows for the years ended December 31, 2013 and 2012

Operating Activities

The Company had negative cash flow from operations in 2013 of approximately $ (1,452,692) compared to negative cash flows from operations of $ (1,769,669) in 2012. The decrease in negative operating cash flow from 2012 to 2013 is due to an increase in the net loss that was less than the increase in non-cash expenses, primarily an increase in stock-based compensation.

Investing Activities

The Company had capital expenditures of $(3,243,675) in 2013 and $ (2,057,781) in 2012.  The increase in capital expenditures is attributable to our implementation of our T1 technology at our NJ facility, expansion through acquisition and the establishment of the necessary infrastructure for our current and planned future scope of operations.

Financing Activities

Net cash provided by financing activities for the years ended December 31, 2013 and 2012 amounted to $7,935,815 and $4,404,264, respectively.  The additional cash provided by financing activities was due to a 5% increase in the number of common shares sold for cash in 2013 as compared to 2012 and at an average price approximately 80% greater in 2013 than 2012.

Comparison of cash flows for the three months ended March 31, 2014 and 2013

Operating Activities

The Company had negative cash flow from operations for the three months ended March 31, 2014, of approximately $(1,704,027) compared to negative cash flows from operations of $ (690,219) for the same period of 2013. The increase in negative cash flow from operations is primarily the result of increased operating expenses in 2013, as discussed above under “Results of Operations.”

Investing Activities

The Company had approximately $ (1,627,987) of capital expenditures for the three months ended March 31, 2014 compared to    $ (83,988) for the same period of 2013.  The increase in capital expenditures is attributable to our implementation of our T1 technology at our NJ facility and the establishment of the necessary infrastructure for our current and planned future scope of operations.

Financing Activities

Net cash provided by financing activities during the three-months ended March 31, 2014, and 2013 amounted to $ (70,547) and $1,660,997, respectively. The decrease in cash provided by financing activities was due to the timing of common stock sales for cash in 2013 as compared to no sales of common stock for cash in the first quarter of 2014.

Contractual Obligations

As a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information required by this item.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk, or credit support to us or engages in leasing, hedging, or research and development services with us.

Critical Accounting Policies and Estimates

We have identified in the financial statements contained in this document certain critical accounting policies that affect the more significant judgments and estimates used in the preparation of the financial statements. Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosure of contingent assets and liabilities. Management reviews with the audit committee the selection, application and disclosure of critical accounting policies.  On an ongoing basis, we evaluate our estimates, including those related to areas that require a significant level of judgment or are otherwise subject to an inherent degree of uncertainty.  These areas include going concern,  collectability of accounts receivable, inventory, impairment of goodwill, carrying amounts and useful lives of intangible assets, fair value of assets acquired and liabilities assumed in business combinations, stock-based compensation expense, and deferred taxes. We base our estimates on historical experience, our observance of trends in particular areas, and information or valuations and various other assumptions that we believe to be reasonable under the circumstances and which form the basis for making judgments about the carrying value of assets and liabilities that may not be readily apparent from other sources. Actual amounts could differ significantly from amounts previously estimated.

We believe that of our significant accounting policies, the following may involve a higher degree of judgment and complexity:

Going Concern

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business.  As discussed below, certain conditions currently exist which raise substantial doubt upon the validity of this assumption.  The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2014, the Company has yet to achieve profitable operations and is dependent on our ability to raise capital from stockholders or other sources to sustain operations.  Ultimately, we hope to achieve viable profitable operations when operating efficiencies can be realized from the facilities added in 2013. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company's ability to continue as a going concern. In their report dated April 15, 2014, our independent registered public accounting firm included an emphasis-of-matter paragraph with respect to our financial statements for the fiscal year ended December 31, 2013, concerning the Company’s assumption that we will continue as a going concern.

Management's plans to address these matters include raising additional financing through offering our shares of capital stock in private and/or public offerings of our securities and through debt financing if available and needed. The Company plans to become profitable by realizing synergies and cost reduction opportunities associated with acquisitions made in 2013 and 2014, upgrading the capacity and capabilities at our existing operating facilities, continuing to implement our patent-pending technology in international markets, and acquiring profitable glycol recycling companies, which are looking to take advantage of the Company's public company status and improve their profitability through a combined synergy. The Company intends to expand customer and supplier bases once operational capacity and capabilities have been upgraded.  Continued operating losses and cash used in operations may impact the realizabilty of long-lived and intangible assets and could be material to our results of operations and financial condition.

Collectability of Accounts Receivable

Accounts receivable consist primarily of amounts due from customers from sales of products and is recorded net of an allowance for doubtful accounts. The allowance for uncollectible accounts totaled $47,927 and $4,892 as of December 31, 2013 and December 31, 2012, respectively. In order to record our accounts receivable at their net realizable value, we assess their collectability. A considerable amount of judgment is required in order to make this assessment, based on a detailed analysis of the aging of our receivables, the credit worthiness of our customers and our historical bad debts and other adjustments. If economic, industry or specific customer business trends worsen beyond earlier estimates, we increase the allowance for uncollectible accounts by recording additional expense in the period in which we become aware of the new conditions.

The majority of our customers are based in the United States. The economic conditions in the United States can significantly impact the recoverability of our accounts receivable.

Inventory

Inventory consists primarily of used glycol to be recycled, recycled glycol for resale and supplies used in the recycling process that, in each case, are stated at the lower of cost or market approximating cost on a first in, first out basis. Costs include purchase costs, fleet and fuel costs, direct labor, transportation costs and production related costs. In determining whether inventory valuation issues exist, we consider various factors including estimated quantities of slow-moving inventory by reviewing on-hand quantities, historical sales and production usage. Shifts in market trend and conditions, changes in customer preferences or the losses of one or more significant customers are factors that could affect the value of our inventories. These factors could make our estimates of inventory valuation differ from actual results.

Long-Lived Assets

We periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful life of property and equipment or whether the remaining balance of property and equipment, or other long-lived assets should be evaluated for possible impairment. Instances that may lead to an impairment include the following: (i) a significant decrease in the market price of a long-lived asset group; (ii) a significant adverse change in the extent or manner in which a long-lived asset or asset group is being used or in its physical condition; (iii) a significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset or asset group, including an adverse action or assessment by a regulator; (iv) an accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset or asset group; (v) a current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset or asset group; or (vi) a current expectation that, more likely than not, a long-lived asset or asset group will be sold or otherwise disposed of significantly before the end of its previously estimated useful life.

Upon recognition of an event, as previously described, we use an estimate of the related undiscounted cash flows, excluding interest, over the remaining life of the property and equipment and long-lived assets in assessing their recoverability. We measure impairment loss as the amount by which the carrying amount of the asset(s) exceeds the fair value of the asset(s). We primarily employ the two following methodologies for determining the fair value of a long-lived asset: (i) the amount at which the asset could be bought or sold in a current transaction between willing parties; or (ii) the present value of expected future cash flows grouped at the lowest level for which there are identifiable independent cash flows.

Business Combinations

We account for business combinations using the acquisition method of accounting, and accordingly, the assets and liabilities of the acquired business are recorded at their fair values at the date of acquisition. The excess of the purchase price over the estimated fair value is recorded as goodwill. Any changes in the estimated fair values of the net assets recorded for acquisitions prior to the finalization of more detailed analysis, but not to exceed one year from the date of acquisition, will change the amount of the purchase price allocable to goodwill.  All acquisition costs are expensed as incurred. The application of business combination accounting and the assigning of fair value to assets acquired and liabilities assumed requires the use of significant estimates and assumptions.  Information obtained during the acquisition due diligence process including historic operating results, projected future results, and the carrying value of assets and liabilities at the time of acquisition are used along with input, in certain circumstances, from valuation specialist.  We use this information along with our industry experience and expected returns in order to estimate the amount at which the asset could be bought or sold or liability settled in a current transaction between willing parties and the present value of expected future cash flows to determine the fair value to be recorded.

The results of operations of acquired businesses are included in our consolidated financial statements from the acquisition date.

Stock Options

We use the Black-Scholes-Merton valuation model to estimate the value of options and warrants issued to employees and consultants as compensation for services rendered to the Company.  This model uses estimates of volatility, risk free interest rate and the expected term of the options or warrants, along with the current market price of the underlying stock, to estimate the value of the options and warrants on the date of grant.  In addition, the calculation of compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period.  The fair value of the stock-based awards is amortized over the vesting period of the awards.  For stock-based awards that vest based on performance conditions, expense is recognized when it is probable that the conditions will be met.

The following table summarizes the weighted average of fair value and the significant assumptions used in applying the Black-Scholes model for options granted in 2013:

2013
Weighted average of fair value for options granted	$0.44
Weighted average assumptions used:
Expected dividend yield	0.0%
Expected volatility	40%
Risk-free interest rate	0.16 to 0.70%
Expected life (in years)	3 to 5

Assumptions used in the calculation were determined as follows:
·
expected term is determined under the plain vanilla method using an average of the contractual term and vesting period of the award as appropriate statistical data required to properly estimate the expected term was not available;

·
expected volatility is measured using the historical daily changes in the market price of similar industry indices selected by us as representative, which are publicly traded, over the expected term of the award, due to our limited trading history;

·	risk-free interest rate is used to approximate the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards; and
·	forfeitures are based on the history of cancellations of options granted by us and our analysis of potential future forfeitures.

Impairment of Goodwill and Other Intangible Assets

As of March 31, 2014, goodwill and net intangible assets recorded on our unaudited condensed consolidated balance sheet aggregated to $4,455,027 (of which $835,295 is goodwill that is not subject to amortization). We perform an annual impairment review in the third quarter of each fiscal year. In accordance with ASC Topic 350, Intangibles – Goodwill and Other, we perform goodwill impairment testing at least annually, unless indicators of impairment exist in interim periods. The impairment test for goodwill uses a two-step approach. Step one compares the estimated fair value of a reporting unit with goodwill to its carrying value. If the carrying value exceeds the estimated fair value, step two must be performed. Step two compares the carrying value of the reporting unit to the fair value of all of the assets and liabilities of the reporting unit (including any unrecognized intangibles) as if the reporting unit was acquired in a business combination. If the carrying amount of a reporting unit’s goodwill exceeds the implied fair value of its goodwill, an impairment loss is recognized in an amount equal to the excess. To date, we have not recorded an impairment of goodwill.

In addition to the required goodwill impairment analysis, we also review the recoverability and estimated useful life of our net intangibles with finite lives when an indicator of impairment exists. When we acquire intangible assets, management determines the estimated useful life, expected residual value if any and appropriate allocation method of the asset value based on the information available at the time. Reaching a determination on useful life requires significant judgments and assumptions regarding the future effects of obsolescence, demand, competition, other economic factors (such as the stability of the industry, known technological advances, legislative action that results in an uncertain or changing regulatory environment, and expected changes in distribution channels), the level of required maintenance expenditures, and the expected lives of other related groups of assets.  Our assumptions with respect to expected future cash flows relating to intangible assets is impacted by our assessment of (i) the proprietary nature of our recycling process combined with (ii) the technological advances we have made allowing us to recycle all five major types of waste glycol into a virgin-quality product usable in any glycol application along with (iii) the fact that the market is currently served by primarily smaller local processors.  If our assumptions and related estimates change in the future, or if we change our reporting structure or other events and circumstances change, we may be required to record impairment charges of goodwill and intangible assets in future periods and we may need to change our estimated useful life of amortizing intangible assets. Any impairment charges that we may take in the future or any change to amortization expense could be material to our results of operations and financial condition.

Accounting for Income Taxes

We use the asset and liability method to account for income taxes. Significant judgment is required in determining the provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against net deferred tax assets. In preparing our consolidated financial statements, we are required to estimate income taxes in each of the jurisdictions in which we operate. This process involves estimating the actual current tax liability together with assessing temporary differences resulting from differing treatment of items, such as deferred revenue, depreciation on property, plant and equipment, intangible assets, goodwill, and losses for tax and accounting purposes. These differences result in deferred tax assets, which include tax loss carry-forwards, and liabilities, which are included within our consolidated balance sheets. We then assess the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent that recovery is not likely or there is insufficient operating history, a valuation allowance is established. To the extent a valuation allowance is established or increased in a period, we include an adjustment within the tax provision of our consolidated statements of operations. As of March 31, 2014 and December 31, 2013, we had established a full valuation allowance for all deferred tax assets.

As of March 31, 2014 and December 31, 2013, we did not recognize any assets or liabilities relative to uncertain tax positions, nor do we anticipate any significant unrecognized tax benefits will be recorded during the next 12 months. Any interest or penalties related to unrecognized tax benefits is recognized in income tax expense. Since there are no unrecognized tax benefits as a result of tax positions taken, there are no accrued penalties or interest.

OUR BUSINESS

We are a green chemistry company that collects and recycles waste glycol into a reusable product that is sold to third party customers in the automotive and industrial end-markets. Our proprietary technology, GlyEco TechnologyTM, allows us to recycle all five major types of waste glycol into a virgin-quality product usable in any glycol application. We are dedicated to conserving natural resources, limiting liability for waste generators, safeguarding the environment, and creating valuable green products.

We maintain our principal executive offices at 10429 S. 51st Street, Suite 235, Phoenix, AZ 85044. Our telephone number at that office is (866) 960-1539. Our website address is www.glyeco.com. Our stock is traded on the OTCQB under the symbol “GLYE.”

We currently operate seven processing centers in the United States. These processing centers are located in (1) Minneapolis, Minnesota, (2) Indianapolis, Indiana, (3) Lakeland, Florida, (4) Elizabeth, New Jersey (the “NJ Processing Center), (5) Rock Hill, South Carolina, (6) Tea, South Dakota, and (7) Landover, Maryland. We discontinued our operations in Newell, West Virginia in November of 2013. Customers in this region are currently serviced through our Maryland and New Jersey processing centers.

Our operations span several regions, but the physical collection and disposal of waste is very much a local business. The dynamics and opportunities differ in each of our markets. By combining local operating management with standardized business practices, we drive greater overall operating efficiency across the company while maintaining day-to-day operating decisions at the local level, closest to the customer.

In 2013, we completed implementation of the first phase of GlyEco TechnologyTM upgrades at our NJ Processing Center despite delays caused by permitting and inclement weather, including the effects of Hurricane Sandy. While Hurricane Sandy did not cause any significant physical damage to our NJ Processing Center, the surrounding area experienced extensive flooding, power failures, and disruption of transportation, power, communications, and government permitting services, therefore causing unexpected delays to our upgrades. The NJ Processing Center relies on third-party rail and truck transportation to receive waste glycol materials for processing and to deliver recycled glycol to our customers.  We currently lease a fleet of 12 railcars and intend to add to this fleet accordingly as our production capacity increases.

We began producing and selling ASTM E1177 Type EG-1 recycled glycol (“T1TM”) from multiple feedstock sources in August of 2013, and we continue to sell T1TM recycled glycol in commercial quantities. Customer response is very favorable and demand for T1TM recycled glycol exceeds our current processing capabilities. We have begun a second phase of GlyEco TechnologyTM upgrades at the NJ Processing Center to increase our volumes of T1TM and other glycol products. The second phase will include the installation of additional storage, increased throughput capabilities, and enhanced technological components.

We completed a pilot program with a national waste collection company in July 2013. This program enables GlyEco to collect waste glycols from landfills across the country for recycling. The program is in its initial stages, and we plan to increase its scope, capabilities and collection volumes in 2014.

Our processing centers in Minnesota, Indiana, Florida, South Carolina, South Dakota, and Maryland offer waste glycol collection, recycling, and disposal services. These processing centers employ truck drivers to pick up waste glycols, transport the material to their recycling facilities, and recycle the waste glycol into fully formulated antifreeze, heat-transfer fluids, and recycled glycols. These products are resold into the market, often to the same customers that generate the waste. We currently provide collection, recycling, and disposal services to over 3,500 waste glycol generators, an increase of over 160% compared to year-end 2012.

In addition to increasing our base of waste generating customers, the company has completed upgrades to improve quality and expand processing capabilities and capacity at each of our processing centers. The following upgrades were made to our processing centers in 2013:

●
Minnesota Processing Center relocated from a 2,000 square foot multi-tenant space to a 10,000 square foot stand-alone building. The company has completed initial upgrades at this new facility, including new circulation and vacuum pumps, piping, and other equipment. Processing capacity increased by 248% in 2013. Additional upgrades are in process and due to be completed during Q2 2014.

●
Indiana Processing Center has completed initial upgrades, including improved filtration systems, advanced pre-treatment equipment, increased storage capacity, and an additional delivery truck. Processing capacity increased by approximately 150% in 2013.

●
Florida Processing Center has completed initial upgrades, including an improved vacuum distillation system, advanced post treatment equipment, and additional pumps and piping. Processing capacity has increased by 10,000 gallons. An additional collection truck was added to the business, allowing for expansion of our customer base. Secondary containment increased to 110% of state, local and U.S. required compliancy codes. Additional upgrades are planned to further expand production capabilities.

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New Jersey Processing Center has completed initial upgrades of the proprietary GlyEco TechnologyTM, including the installation of a high efficiency, primary treatment process, advanced pre-treatment equipment, advanced post-treatment equipment, and increased storage capacity. We continue to implement substantial upgrades to the processing center’s infrastructure to further automate the recycling process and increase volume.

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South Carolina Processing Center has completed initial upgrades, including the installation of a tri-flow reflux nozzle, advanced pre-treatment equipment, advanced post-treatment equipment, and expanded tank capacity of 43,500 gallons. Production capability increased over 25% in 2013. These technology and equipment upgrades enable the South Carolina Processing Center to process waste polyester by-product into high quality recycled material in commercial quantities. Customer base increased approximately 265% during 2013.

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South Dakota Processing Center has completed initial upgrades, including a steam cooler, pumps, piping, and additional equipment. Processing capacity has increased by 14,000 gallons. Additional upgrades are in process and due to be completed in 2014. Customer base increased approximately 8.75% during 2013.

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Maryland Processing Center has completed initial upgrades, installing additional equipment, pumps and piping. Production capacity has increased by approximately 26,000 gallons. Secondary containment increased to 110% of state, local and U.S. required compliancy codes.

Going forward, in the United States, we intend to build on the past year’s growth. We intend to increase production of T1TM recycled glycol and increase our customer base for that product offering. We plan to expand the number of waste glycol generators we service and expand those services in to new markets. We intend to increase our customer base for fully formulated antifreeze, HVAC fluids, and recycled glycols. We will continue to expand recycling services into new markets. Further, we will continue to explore additional acquisitions and seek to create strategic alliances with companies producing or aggregating waste glycol.

Internationally, we are exploring several different strategic partnerships and business models to implement our GlyEco Technology™ in Europe, Canada, China, and elsewhere.

Our Technology

Our founders began developing innovative new methods for recycling glycols in 1999. We saw a need in the market to improve the quality of recycled glycol and to clean more types of waste glycol in a cost efficient manner. Each type of industrial waste glycol contains a different set of impurities which traditional waste antifreeze processing just doesn't clean effectively. And, many of the contaminants left behind using these processes, such as esters, organic acids and high dissolved solids, leave the recycled material risky to use in vehicles or machinery.

We spent ten years on research and development, independent market validation, and financial analysis to determine the most advantageous business position for expanding what we believe to be groundbreaking technologies. The result is our breakthrough patent-pending processing system, GlyEco TechnologyTM. Our inventive technology removes challenging pollutants, including esters, organic acids, high dissolved solids and high-undissolved solids. Our technology also has the added benefit of clearing oil/hydrocarbons, additives and dyes that are typically found in used engine coolants. Our quality assurance and control program, which includes independent lab testing, seeks to ensure consistently high quality, ASTM standard compliant recycled material.

We have received verification from multiple American Association for Laboratory Accredited (A2LA) laboratories that our recycled glycol meets the specifications of the ASTM E1177 Type EG-1 standard, which is the official standard for refinery-grade virgin glycol.

Our GlyEco Technology™ uses a tri-phase recycling process to remove all oil, hydrocarbons, dissolved solids, undissolved solids, color, and smell:

(1)
Pre-Treatment - As waste glycol arrives, a sample is tested to determine the types and levels of impurities to be removed.  Pre-treatment is custom scaled to each batch of material and consists of a unique chemical precipitation that removes sulfates and esters.  Testing and pretreatment maximize efficiency and save overall processing costs, allowing cleaner material to be fed into primary treatment.

(2)	Primary Treatment – Our primary treatment uses distillation.

(3)
Post Treatment - Our proprietary post-treatment systems remove any remaining impurities in an innovative and proprietary application of ion exchange resins, removing the last traces of chlorides, sulfates, esters, glycolates, and formates. ASTM has established maximum allowable concentrations of chlorides and sulfates for automotive antifreeze grade recycled materials. Standards for maximum allowable levels of esters, glycolates, and formates are in development. We believe our GlyEco Technology™ will remove contaminants to meet future standards. Finally, the materials that we recycle pass through our GlyEco Quality Assurance Program, which includes in-house and independent lab purity testing. After successfully completing this testing, the recycled materials will be considered GlyEco Certified® recycled glycol and will be staged for delivery to our customers.

Industry Overview1

Background on Glycol

Glycols are man-made liquid chemicals derived from natural gas and crude oil —non-renewable and limited natural resources. Glycols are used as a base chemical component in five primary industries: (1) Automotive; (2) Heating, Ventilation, and Air Conditioning (“HVAC”); (3) Textiles, (4) Airline, and (5) Medical.

1.	Automotive – Glycols are used as antifreeze in vehicles and other equipment with a combustion engine.
2.	HVAC - Glycols are in the heat transfer fluids used to warm and cool buildings.
3.	Textiles – Glycols are used as a raw material in the manufacturing of polyester fiber and plastics (e.g. water bottles).
4.	Airline – Glycols are used in aircraft deicing fluid to avoid accumulation of moisture on aircraft wings.
5.	Medical – Glycols are used for equipment sterilization in the medical industry.

1 Any and all references to third parties herein represent our understanding based upon publicly available information.

During use in these industries, glycol becomes contaminated with impurities. Impurities in waste glycol vary depending on the industry source, with each waste stream containing different amounts of water, glycols, dirt, metals, and oils.  Most waste glycol is landfilled, sent to waste water treatment, released to surface water, or disposed of improperly, wasting an important natural resource and causing a negative effect on our environment. Because of rapid biodegradability of glycol, the U.S. Environmental Protection Agency (“EPA”) allows disposal by “release to surface waters." However, when glycols break down in water they deplete oxygen levels, which kill fish and other aquatic life.  Exposure to ethylene glycol can be hazardous and may cause death for humans, animals, birds, fish, and plants.

There are different types of glycol, including propylene glycol and ethylene glycol. Our GlyEco TechnologyTM focuses generally on ethylene glycol but can be modified to work with any type of glycol. Virgin ethylene glycol is produced in petrochemical plants using the ethane/ethylene extracted from natural gas or cracked from crude oil in refineries. Ethylene is oxidized in these petrochemical plants to ethylene oxide, which is then hydrated to form ethylene glycol. Glycols are also used in other applications such as paints and coatings, but these uses do not produce waste glycol, thus are not relevant to our business.

Glycol Market

World-wide consumption for ethylene glycol is over 5.5 billion gallons per year with an expected annual growth rate of approximately 6% from 2013 to 2018. China and the United States are the largest consumers of ethylene glycol. While the growth rate has slowed, demand continues to exceed supply for ethylene glycol, largely because of growth in polyester manufacturing used to make clothing, plastic containers, and plastic beverage bottles.2

Despite the negative effects waste glycol can have on people and the environment, the majority is disposed of rather than recycled. The EPA has estimated that only 12% of waste antifreeze is recycled, equaling around 25 to 30 million gallons recycled per year (EPA; WEBA Corporation).

Glycol Recycling

Companies began recycling waste glycol in the 1980s. Material technological advances and market acceptance of recycled glycol did not occur until the 1990s, but recyclers rarely processed any other type of glycol than waste automotive antifreeze. To this day, recyclers still generally focus on automotive antifreeze, as waste glycol from the other industries have unique impurities and are challenging to process. There are approximately 25-30 independent glycol recyclers in the United States. Additionally, a few used motor-oil recyclers who operate in multi-state regions also collect and recycle waste antifreeze. The most common methods of glycol recycling include distillation, nanofiltration, and electrodialysis.

Glycol Recycling Standards

The ASTM, Original Equipment Manufacturers (“OEM”), and various states have developed guidelines and regulations that govern the quality of virgin and recycled glycol. ASTM is recognized as the independent leader in creating standards for the composition of antifreeze and other glycol-based products. ASTM sets both performance standards (e.g., specifications for engine coolant used in light- and heavy-duty automobiles) and general purity standards. One standard, ASTM E1177, provides specifications on the purity level of glycol. ASTM has subdivided its ASTM E1177 glycol specification into two levels, Type I (“T1TM”) and Type II (“T2TM”). T1TM specifications are consistent with virgin glycol. Recycled glycol can also meet the T1TM standard, but none of the competitors that we are aware of meet this standard. Meeting the T1TM standard is important, as it determines what price customers are willing to buy the recycled product for. Customers in the polyester manufacturing industries generally require a product that is equivalent or exceeds T1TM standards, as do Original Equipment Manufacturers (“OEMs”) (e.g., automobile manufacturers). T2TM was established to define a product with more impurities than those in a T1TM product. Glycols that are T2TM can only be used in a limited number of applications (e.g. automotive antifreeze) and only certain customers are willing to purchase T2TM glycol (e.g. certain national automobile service chains). We believe that only a few ethylene glycol recycling companies currently meet T2TM requirements, and none meet T1TM requirements on a commercial scale.

2Ethylene Oxide Market and Ethylene Glycol Market: Global Industry Analysis, Raw Material and Consumption, Trends, Size, Share, and Forecast, 2012 – 2018, PR WEB, August 11, 2013, http://www.prweb.com/releases/2013/8/prweb11013470.htm.

Glycol Pricing3

Glycol is a commodity, and prices vary based upon supply, demand, and feedstock costs. On the supply side, there are a few companies that control the majority of virgin glycol production worldwide (e.g. MEGlobal, SABIC, and Formosa Group). These producers establish the market pricing of glycol with their sales to large polyester companies (e.g. Indorama, Sinopec, DAK Americas, and M&G Group) and antifreeze blenders (E.g. Old World, Prestone, and Valvoline). Large producers affect market pricing with short- and long-term supply and capacity. For example, month-to-month fluctuation in pricing often derives from planned and unplanned temporary shutdowns of refineries for maintenance and repair.  Upstream feedstock costs, including the price of crude oil and natural gas, also have some influence on the price of glycol. On the demand side, the automotive antifreeze and polyester industries are the major drivers of downstream demand. Generally, the demand for glycol is highest in the months leading up to winter for use in automotive antifreeze and in the months leading up to summer for use in plastic bottles for water and other drinks.

Over the last ten years, the average sales price for virgin ethylene glycol shipped by truck or rail was approximately $4.69 per gallon. The current benchmark price for virgin ethylene glycol is approximately $5.40 per gallon. While demand for glycol often tapers in April and May due to decreased need in the antifreeze market, prices may stay higher than normal as supply is expected to be tight due to heavy maintenance and temporary shutdowns of multiple production facilities.

Glycerine – A Potential Substitute for Glycol

Antifreeze producers continue to evaluate base fluids other than ethylene glycol (or propylene glycol). The primary candidate is glycerine. Glycerine is becoming more available since it is a by-product of bio-diesel fuel production, which is growing rapidly in the United States. Glycerine has properties similar to those of ethylene glycol when it is diluted with water, as in antifreeze. Glycerine is being evaluated in blends of 10.0% to 20.0% with ethylene glycol and as a total replacement for ethylene glycol. Recently, ASTM finalized specifications on glycerin-based antifreeze, but adoption of the new base fluid has been limited. Major changes would have to be made in the industry for glycerin to make a major dent in the use of glycol. For example, pure glycerine starts to solidify at 62.6°F. 96.0% glycerine (the minimum concentration of which is used in antifreeze concentrate currently) begins to solidify at 46.4°F, versus about 0°F for ethylene glycol based antifreeze concentrate. To obtain the same freeze protection (-34°F) as 50/50 service strength ethylene glycol-based antifreeze, 60.0% glycerin would be required. Because glycerine from bio-diesel plants must be refined prior to use in antifreeze, since it must be used at higher ratios with water to obtain the same freeze protection as ethylene glycol-based antifreeze, and since glycerine would have to be shipped in a more dilute form than ethylene glycol-based antifreeze concentrate to avoid freezing at common winter temperatures, the actual cost advantages of glycerine over ethylene glycol is still being determined. In any event, we believe that our processing centers could be modified to recycle glycerine-based antifreeze. We will continue to monitor the evaluation of glycerine as a base fluid for antifreeze. Although we do not view glycerine as a significant threat to the achievement of our financial projections, we could make changes to our processing centers, as necessary.

Competitors

We face competition both in the recycling and virgin glycol sectors.

The glycol recycling industry is comprised primarily of independent recyclers who operate within their own geographic region. The industry is fragmented with approximately 25-30 independent recyclers spread out across the United States. Most operations are companies still owned by the original entrepreneur that founded the company, or a division of a larger chemical operation where glycol recycling is only a small portion of the business. Additionally, a few used motor-oil recyclers who operate in multi-state regions also collect and recycle waste antifreeze. These companies often use what we consider unsophisticated technologies and outdated equipment with limited capacity and poor quality control processes. Consequently, we believe that most operations (1) produce substandard products, (2) cannot be trusted to produce consistent batches of recycled product, and (3) do not have the capacity to provide product to major buyers. The majority of recycled glycol from these operations is sold into secondary markets as generic automotive antifreeze. This material is often mixed with refinery-grade glycol to dilute remaining impurities and because the quality does not meet the standards of many buyers and certain industries as a whole. These glycol recycling competitors actively seek to purchase waste glycol from local, regional, and national collectors, competition which can increase the price to obtain such waste.

Other competitors include refinery grade glycol manufacturers (e.g. MEGlobal and SABIC), antifreeze producers (e.g. Prestone and Old World), and waste collectors (e.g. Safety Kleen). While these competitors have a large footprint and access to resources, they have not traditionally focused on glycol and we believe that they do not have the recycling technology to produce high quality products–such that we receive waste glycol from some of these companies.

3 Pricing information in this section comes from ICIS Chemical Business and is based upon shipment of mono-ethylene glycol by rail or truck.

While there is a possibility of competitors (both from existing antifreeze glycol recyclers and from new entrants into the glycol recycling industry) producing recycled glycol that can meet ASTM Type 1 standards in commercial volumes, there are several barriers to entry. Potential competitors entering the Type 1 recycled glycol market would first need to develop technology that produces comparable quality recycled material without violating any of our intellectual property. We are not aware of any such systems currently in development. This solved, potential competitors would need to purchase or build sufficient facilities to service the North American territory. Finally, potential competitors would need to establish or build relationships with target customers to obtain waste glycol material in large volumes. While these challenges are not insurmountable, we believe they would take significant time and resources to overcome.

Competitive Strengths

We believe our business possesses the following competitive strengths which position us to serve our customers, grow our revenues and profits, and maintain a competitive edge over other companies in our sector:

Multiple Recycling Facilities. We operate seven processing centers servicing multiple waste glycol producing regions. Providing waste glycol disposal services to national and regional waste collectors has increased. We believe multi-region clients prefer a business partner who is experienced with hazardous waste disposal regulations, is a publically traded company, and has a large operating footprint with conveniently located disposal centers. We believe our sales growth with large disposal clients and national recycled glycol customers will continue due to our experience and larger footprint. We also believe having centralized management of multiple locations will streamline administrative functions, elevate our logistics and decrease costs such as transportation and personnel.

Proprietary Technology. We believe our GlyEco TechnologyTM gives us distinct advantages in servicing our clients, creating premium products, and controlling our costs. We can cost effectively process waste glycol created by industries who often pay to dispose of this hazardous waste. Many of our waste disposal clients are concerned with cradle-to-grave products liability. We believe that our GlyEco TechnologyTM will give them greater incentive to dispose of their material with a company that handles the waste responsibly and will recycle it into a quality product. We have begun producing T1TM recycled glycol and are selling it in our target price range, similar to refinery-grade pricing.

Diversified Feedstock Supply Network. We obtain our waste glycol supply through a combination of direct collection activities and aggregation from third-party collectors. We believe our balanced direct and indirect approach to obtaining waste is highly advantageous, maximizing total supply and minimizing infrastructure. We collect waste glycol directly from approximately 3,500 generators —including oil change service stations, automotive and heavy equipment repair shops, and brokers— which reduces our reliance on any single supplier. We also receive waste glycol from five or six large waste collectors, which allows us to benefit from large volumes of waste without the infrastructure needed to support collection and customer service management.

Relationships with Customers. All of the companies that we acquired have established and personal relationships with their feedstock and off take customers, having provided a high level of product and customer service to their clients for up to fifteen years. Because all general managers have continued with the Company and have a vested interest in the Company succeeding, we believe our relationships with these parties will be strong and could lead to expanded feedstock supply through customer referral and brand recognition in the local community.

Experienced Management Team. We are led by a management team with expertise in glycol recycling, waste management, finance, and operations. Each member of our executive management team has more than 10 years of industry experience, and have executed plans similar to GlyEco’s plan moving forward, including upgrading processing centers, consolidating industries through mergers and acquisitions, and expanding glycol recycling businesses through organic growth. Each plant manager has over 13 years of experience in the glycol recycling business.  We believe the strength of our management team will help our success in the marketplace.

Strategy

Our strategy is to leverage our proprietary recycling process, increase production by continuing to expand our customer base, both in the regions we currently serve and in new regions across North America and abroad while realizing synergies from recent acquisitions. We will expand our waste glycol disposal services and waste glycol recycling services to additional industries within our regions. The principal elements of our business strategy are to:

Integrate and Increase Profits. We intend to continue integrating and implementing best practices across our recent acquisitions and all aspects of our processing centers, including financial, staffing, technology, products and packaging, and compliance. Our customers and partners require high levels of regulatory and environmental compliance, which we intend to emphasize through employee training, facility policies and procedures, and ongoing analysis of operating performance. We have begun to implement standardized accounting, invoicing, and logistics management systems across our operations.

We intend to implement computerized customer relationship management, dispatch and inventory control systems in 2014. We have implemented the initial phase of our GlyEco® brand strategy and will continue to build brand equity via marketing initiatives. We believe all of these measures will increase the quality service we can provide to customers, increase the visibility of the Company, and maximize profitability.

Expand Feedstock Supply Volume. We intend to expand our feedstock supply volume by growing our relationships with direct waste generators and indirect waste collectors. We plan to increase the volume we collect from direct waste generators in the following ways: stress segregation from other liquid wastes and a focus on waste glycol recovery to our existing customers; attract new waste generator customers by displacing incumbent waste collectors through product quality and customer service value propositions; and attract new waste generators in territories that we do not currently serve. We plan to increase the volume we collect from indirect waste collectors by implementing specific sales programs and increasing personnel dedicated to sales generation.

Expand the New Jersey Processing Center. We have completed the first phase of technology installation and are producing Type 1 compliant recycled glycol for commercial use. We have begun the second phase of expansion to our processing capacity in order to meet customer demand for larger quantities of our T1™ recycled glycol and to process additional types of glycol. This includes an investment in additional equipment and build-out services that leverage the existing facilities while increasing capacity, improving cost efficiencies and increasing throughput. We believe this expansion will over time increase the margins we obtain on our products and the amount of sales.

Pursue Selective Strategic Relationships or Acquisitions. We intend to grow our market share by consolidating feedstock supply through partnering with waste collection companies, leveraging recently acquired relationships, or acquiring other companies with glycol recycling operations. We plan to focus on partnerships and acquisitions that not only add revenue and profitability to our financials but those that have long-term growth potential and fit with the overall goals of the Company.

New Market Development. We have completed the initial processing center expansions necessary to diversify our customer base into new markets. During 2013, we began processing waste glycols from the textile, HVAC, and airline industries at some of our processing centers. We intend to continue this growth into new markets and underserved industries. We plan to implement additional capacity at our processing centers to allow them to process additional types of waste glycol streams and therefore to serve any prevailing new markets in their respective geographic areas.

Enter International Markets. We intend to explore opportunities to expand operations and technology into international markets. We have developed several relationships in markets where we believe glycol recycling is an underserved market, including Europe, Asia, Canada, Mexico, and South America. We believe that moving into international markets will further establish the Company as a leader in glycol recycling and will increase profitability.

Suppliers

We conduct business with a number of waste glycol generators, as well as waste collectors that have varied operations in solid, hazardous, special, and liquid waste. We collect waste glycol directly from over 3,300 generators, such as oil change service stations, automotive and heavy equipment repair shops, automotive dealerships, vehicle fleet operations, plastic bottle manufacturers, virgin glycol refineries, and other companies that generate waste glycol. We also receive waste glycol from five to ten waste collectors that act as a “one-stop shop” for companies generating a variety of waste including oil, glycol, solvents, and solid waste. At our processing centers, we receive the majority of our waste glycol from waste generators, with the balance coming from waste collectors. We normally collect waste glycol from waste generators in volumes between 50 to 100 gallons. We also receive waste glycol in 5,000 gallon tanker trucks from waste collectors. Our glycol concentrate processing centers generally receive their material from waste collectors, brokers, glycol manufacturers, and other larger waste sources; these processing centers receive the waste material by rail in 20,000 gallon loads or by truck in 5,000 gallon loads. Depending on the type of waste glycol and the chemical composition of that glycol, we can be paid by the generators to take the material, take it for free, or pay for the material. We plan to expand our feedstock sources at all processing centers as we increase capacity and storage.

Customers

We sell to a variety of customers including automotive garages, vehicle fleet operations, antifreeze blenders, the U.S. government, and others. Our processing centers most often sell their recycled antifreeze product back to their feedstock suppliers—including oil change service stations, automotive and heavy equipment repair shops, automotive dealerships, and vehicle fleet operations—in volumes of 50 to 100 gallons per order. However, they also sell material in volumes of 1,000 to 5,000 gallons per order to distributors who resell normally into the automotive industry. Our processing centers agree with their customers to a fixed pricing for recycled antifreeze which is below refinery grade pricing. Pricing at our processing centers will change from time to time based upon market conditions. Our T1TM processing center sells concentrated glycol, mainly to the military or government, antifreeze blenders, and distributors in volumes of 5,000 to 20,000 gallons per order. We normally sell this based on the spot price market for refinery grade glycol.

Seasonality

Our business is affected by seasonal factors, mainly the demand for automotive antifreeze and plastic bottles, which can affect our sales volume and the price point. Because the demand for automotive antifreeze is highest in winter months, our processing centers often see an increase in sales during the first and fourth quarters. Generally, our processing centers have slower second and third quarters, but this trend is not absolute and will depend on the climate in that facility’s region and how quickly the business is growing. As the Company diversifies recycling services in to additional industries, some of this seasonality may be reduced.

Our T1™ processing centers can be affected not only by the volume collected and sold in colder months but also by the spot and contract pricing of refinery grade glycol (e.g. what MEGlobal and SABIC are selling glycol for in domestic and international markets). Generally, the demand for glycol peaks in the months leading up to winter for the use in automotive antifreeze, heating systems and aircraft deicing fluids. Glycol demand is also high in the months leading up to summer as production increases for plastic food containers, water and beverage bottles, and increases in use of air conditioning system fluids. Because the finished products at our T1™ processing centers are normally based upon the spot market, the pricing can be influenced by seasonal demand for antifreeze and plastic bottles. However, there are many other variables that can affect the pricing of glycol, including supply being affected by refinery shutdowns and other upstream conditions.

National and International Regulation

Although glycol can be considered a hazardous material, there are few federal rules or regulations governing its characterization, transportation, packaging, processing, or disposal (e.g. handling). Typically any regulations that address such activities occur at either the state and/or county level and can vary significantly from region to region. For example, while a majority of states do not regulate the resale of recycled glycol in any manner, a few states do regulate the quality of recycled glycol that can be resold in the market as antifreeze by requiring that all branded recycled antifreeze be tested and approved before resale can occur.

Regarding the handling of waste glycol, most states have little to no regulation specifically regarding the handling of waste glycol. Instead, the handling of waste glycol is typically regulated under state-level hazardous waste and solid waste regulations. Waste glycol is not automatically characterized as a hazardous waste by the states, but it can be considered hazardous if the waste material is tested and contains a certain amount of contaminants, such as lead. For example, the State of Indiana published guidance explaining that used antifreeze is not a “listed” hazardous waste, but it can be identified as a hazardous waste if it is contaminated from use or mixture with other wastes. Importantly, a handful of states grant an exception to handlers of waste glycol allowing them to not have to test their waste material if its destination is a recycling facility. This is a notable exception that allows the glycol recycling industry to function without significant barriers. For example, the State of Minnesota does not require used antifreeze destined for recycling to be evaluated. Additionally, some states exempt the handling of waste glycol from the application of state-level hazardous waste regulations if the waste material is recycled according to certain best management practices (BMPs) identified by the states. BMPs often relate to the labeling and storage of waste glycol and to proper recordkeeping. For example, the State of Florida exempts used antifreeze generated by vehicle repair facilities from the application of the state’s hazardous waste regulations if it is recycled according to the BMPs outlined by the state. The handling of waste glycol is also often regulated by state-level solid waste regulations, as such regulations typically define “solid waste” to include spent liquids. However, similar to state-level hazardous waste regulations, an exception sometimes applies that exempts the handling of waste glycol from the application of state-level solid waste regulations if the waste glycol is being recycled and therefore does not pose any threat to public health or the environment.

A few states require a license or permit to process waste glycol. The cost of such licenses and permits to process waste glycol can vary from less than one hundred dollars to a few thousand dollars. Recyclers are often left with hazardous metals or chemicals as a byproduct of their process, for which they pay a nominal fee to register with the state and/or county as a hazardous waste generator and pay for the waste to be incinerated or disposed of in some other environmentally friendly way. In addition to taking the necessary precautions and maintaining the required permits/licenses, glycol recyclers generally take out environmental liability insurance policies to mitigate any risks associated with the handling of waste glycol. We do everything within our power to make sure that all permits, licenses, and insurance policies are in place to mitigate any risks stemming from the actions of our employees or third parties.

Internationally, the regulation of waste glycol varies from country to country. Some countries have strong regulations, meaning they specifically identify waste glycol as a hazardous waste that requires particular handling (e.g. transportation, collection, processing, packaging, resale, and disposal). Other countries have fewer regulations, meaning they do not specifically identify waste glycol as a hazardous waste that requires particular handling, allowing producers of waste glycol to dispose of the waste in ways that may harm the environment. Europe and Canada have strong regulations. Aside from the United States, Canada, and Europe, the remainder of the world generally has weak regulations. Despite strong regulations in certain parts of the world, we believe the United States is the only market with an established glycol recycling industry. Strong regulations are favorable for glycol recyclers because it causes waste generators to track their waste, resulting in more waste glycol supply for recyclers, and therefore potentially lower prices for raw material.

Environmental Compliance

Our activities involve the controlled use of hazardous materials and chemicals. We believe that our procedures for handling and disposing of these materials comply with all applicable government regulations. However, we cannot eliminate the risk of accidental contamination or injury from these materials. If an accident occurred, we could be held liable for damages, and these damages could severely impact our financial condition. We are also subject to many environmental, health and workplace safety laws and regulations. Violations and the cost of compliance with these laws and regulations could adversely affect us. However, we do not believe that compliance with environmental laws will have a material effect on us in the foreseeable future.

Intellectual Property

On March 15, 2013, we filed a utility patent application for our GlyEco Technology™ processes with the United States Patent and Trademark Office claiming priority to the provisional patent application that we filed in August of 2012. The patent application is currently pending review. We maintain and use several service marks including “GlyEco®”, “Innovative Green Chemistry®”, “GlyEco Certified®”, “GlyEco TechnologyTM”, “G-TECHTM”, “T1TM”, and “T2TM”.  In addition, we have developed a website and have registered www.glyeco.com as our domain name, which contains information we do not desire to incorporate by reference herein.

Employees

We have thirty-one full-time employees, including John Lorenz, our Chief Executive Officer.

Of the thirty-one employees, ten are drivers and twenty-one are executive, sales, and administrative staff. In addition to the employees, we use five consultants on a monthly basis and engage other consultants on a project basis. We believe all of our employee relations to be good.

Corporate History

The Company was formed in the State of Nevada on October 21, 2011. On October 21, 2011, the Company became a wholly owned subsidiary of Environmental Credits, Inc. ("ECVL"). On November 21, 2011, ECVL merged itself into the Company (the "Reincorporation"). Upon the consummation of the Reincorporation, the Company was the surviving corporation and the Articles of Incorporation and Bylaws of the Company replaced the Certificate of Incorporation and Bylaws of ECVL.

On November 28, 2011, the Company consummated a reverse triangular merger (the "Merger" or "Transaction") as a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended, pursuant to an Agreement and Plan of Merger, dated November 21, 2011 (the "Merger Agreement"), with GRT Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, and Global Recycling Technologies, Ltd., a Delaware corporation and privately-held operating subsidiary ("Global Recycling"). Global Recycling was incorporated in Delaware on July 11, 2007.

GRT Acquisition, Inc. was incorporated in the State of Nevada on November 7, 2011 for the purpose of consummating the Merger. Pursuant to the Merger Agreement, GRT Acquisition, Inc. merged with and into Global Recycling, with Global Recycling being the surviving corporation and which resulted in Global Recycling becoming a wholly owned subsidiary of the Company.

On December 30, 2011, Global Recycling's wholly owned subsidiary, Global Acquisition Corp. #6 ("Global Sub #6"), a Delaware corporation, was dissolved. Global Sub #6 ceased operations on December 31, 2009, when the assets (including rights to additive formula and goodwill) were sold in an exchange for the common shares of Global Recycling. Prior to its sale, Global Sub #6 operated as a chemical company selling additives used in producing antifreeze and heat transfer fluid from recycled ethylene glycol. Sales of additives were discontinued upon the sale of the assets effective December 31, 2009.

On January 9, 2012, the Company, and its wholly owned subsidiary, Global Recycling, consummated a merger pursuant to which Global Recycling merged with and into the Company (the "Global Merger"), with the Company being the surviving entity.

The 11,591,958 shares of common stock of Global Recycling (constituting 100% of the issued and outstanding shares of Global Recycling on the effective date of the Global Merger) held by the Company pursuant to the reverse merger consummated on November 28, 2011, were cancelled upon the consummation of the Merger.

Properties

We maintain our principal executive offices at 10429 S. 51st Street, Suite 235, Phoenix, Arizona 85044.  Our telephone number at that office is (866) 960-1539. The monthly base rent for this office space is $2,900. The lease term expires on February 28, 2015.

Our Minnesota processing center leases approximately 9,600 square feet of property located at 796 29th Avenue SE, Minneapolis, MN 55414. The monthly base rent for this location is currently $3,368. The base rent will gradually increase until the lease term expires on March 31, 2021.

Our Indiana processing center leases approximately 10,000 square feet of property located at 3455 E. St. Clair Street, Indianapolis, IN 46201. The monthly base rent for this location is currently $3,500. The base rent will gradually increase until the lease term expires on December 31, 2017.

Our Florida processing center leases approximately 4,200 square feet of property located at 4302 Holden Road, Lakeland, FL 33811. The monthly base rent for this location is $2,500. The lease term expires on August 31, 2018.

Our New Jersey processing center leases approximately 174,000 square feet of property at 534 S. Front Street, Elizabeth, NJ 07202. The monthly base rent for this location is $30,000. The lease term expires on December 31, 2017.

Our South Carolina processing center leases approximately 7,000 square feet of property located at 230 Gill Way, Rock Hill, SC 29730. The monthly base rent for this location is currently $2,800. The base rent will gradually increase until the lease term expires on October 28, 2017.

Our South Dakota processing center leases approximately 3,600 square feet of property located at 46991 Mindy Street, Tea, SD 57064. The monthly base rent for this location is $2,100.  The lease term expires on December 31, 2017.

Our Maryland processing center leases approximately 12,000 square feet of property located at 8464 Ardwick-Ardmore Road, Landover, MD 20785. The monthly base rent for this location is currently $6,378.  The rent will gradually increase until the lease term expires on December 31, 2017.

We believe our existing facilities are adequate to meet our present requirements. We anticipate that additional space will be available, when needed, on commercially reasonable terms.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

MANAGEMENT

The members of the Board of Directors of the Company serve for a period of one year or until his/her successor is elected and qualified. The officers of the Company are appointed by our Board of Directors and hold office until their death, resignation, or removal from office. A summary of the composition of the Company’s directors and executive officers, their ages, positions held, are as follows:

Name	Age	Position	Director Since
John Lorenz	70	Chief Executive Officer, President and Chairman	November 28, 2011
Michael Jaap	58	Director	November 28, 2011
Joseph A. Ioia	61	Director	January 15, 2013
Richard Q. Opler	59	Director	July 29, 2013
Keri Smith	49	Director	July 29, 2013
Everett Alexander	40	Director	January 15, 2014
Dwight Mamanteo	44	Director	January 15, 2014
Alicia Williams Young	37	Chief Financial Officer, Secretary, and VP of Internal Operations	-
Richard Geib	67	Chief Technical Officer	-
Todd Smith	52	Chief Operating Officer	-
Janet Carnell Lorenz	52	Chief Business Development Officer	-

John Lorenz – Chairman, Chief Executive Officer and President.  Mr. Lorenz served as the Chief Executive Officer, President, and sole director of Global Recycling Technologies from its formation in May 2006 until the reverse triangular merger on November 28, 2011.  Upon the consummation of the merger, Mr. Lorenz replaced Ralph M. Amato as the Chief Executive Officer, President and Chairman of the Board of Directors of the Company. Mr. Lorenz is experienced in identifying and managing new technologies, financing industry consolidations and acquisitions, and providing initial financing for such ventures. Mr. Lorenz has served as a founder and management, financial and strategic consultant to a number of emerging, public and private companies. Mr. Lorenz founded Environmental Waste of America, Inc. (“EWA”) in 1986, where he participated in virtually all management aspects of the solid waste industry, including acquisitions and integration. He served as President, Chief Executive Officer, and a director of EWA between 1986 and 1997 until its merger with Envirofil, Inc., a public company that is now Waste Management, Inc. In addition, Mr. Lorenz was formerly a founder, director, and Chief Executive Officer of Automotive Services of America. Earlier in his career, Mr. Lorenz worked as a financial, marketing, and political consultant, doing media, market, and public opinion research. Mr. Lorenz has articles on diachronic survey research, and is an author and editor of the book, The Political Image Merchants, published in 1971. Mr. Lorenz is an “inventor” on patents and is a frequent lecturer at Universities in the United States on capital, financial strategies, and equity development. Mr. Lorenz holds an Adjunct Professorship at Marylhurst University, and is preparing a book for publication in 2014 on financial strategies in challenging economic environments. Mr. Lorenz is an active triathlete and regularly competes in triathlons and marathons in the US. Mr. Lorenz holds an undergraduate degree with honors from the University of Portland, and a master’s degree from the University of Chicago.

Michael Jaap – Director. Mr. Jaap has had an extensive career in the field of nonferrous scrap metal recycling, including the areas of copper recycling and copper related raw material feed procurement. Mr. Jaap has worked with companies such as Amax Copper, where he held positions of purchasing copper and precious metal based scrap. Mike also worked for Commercial Metals, where he ran the yard operations of their Los Angeles facility. Mr. Jaap worked for Metal Traders, Warrenton Refining Company, owned by Phillip Anschutz. Mr. Jaap was involved with scrap copper procurement and copper ingot sales. Cyprus Copper Company acquired Warrenton, and Mr. Jaap worked for the Cyprus Copper Division in Phoenix, AZ. The sale of Warrenton by Cyprus prompted Mr. Jaap to set up his own companies over the next 19 years. These companies include Copper Consulting Industries, DeReelTech, Southwest Metals, Commodity Choppers, INTL Sieramet, Carbontech, JPH LLC and other ventures not specific to the recycling industry. Mr. Jaap currently owns and operates a copper recycling facility in Indiana, and is an active member of Southwest Metals in Glendale, AZ. Mr. Jaap is a graduate of Michigan State University with a BS in Microbiology and Public Health.

Joseph A. Ioia – Director. Mr. Ioia is a leader in the emerging glycol recycling industry. He has a 40-year accomplished background in the petrochemicals and petroleum lubricants industries. Mr. Ioia founded the largest ExxonMobil Distributor in the Metro New York and New Jersey area for the past 25 years. At NY Terminals II, he revamped an aging and underachieving liquid bulk storage terminal into a modern, state-of-the-art facility commonly referred to as the "crown jewel" of the regions privately held terminals. He created and operates a separate transportation business that services both NY Terminals II customers, and clients in the petroleum lubricant and petrochemicals industry. Mr. Ioia also founded Full Circle Manufacturing, one of the largest and most sophisticated glycol recycling facilities in North America. Under his leadership, the business has grown significantly. The company is known for its success in recycling difficult to clean hazardous waste glycols created by the automotive services industry.

Richard Q. Opler – Director. Since 1998, Mr. Opler has worked in real estate development. Previously Mr. Opler held careers as a commercial real estate agent, VP of Finance for a technology startup firm, and VP of a business consulting and venture capital firm.  From 1977 to 1985 he worked at World’s Finest Chocolate. Mr. Opler received a Bachelor’s degree from Duke University in 1977 and a Master’s degree in business from the University of Chicago in 1981.

Keri Smith – Director. Ms. Smith has 25 years of experience in Securities Services, during which she has occupied many significant operational and management positions. From 2009 to 2012, Ms. Smith served as the Executive Director of the WSS, Global Fund Services Division for JPMorgan Chase, Boston and JPMorgan Chase, London. From 2006 to 2008, she was the Global Head/Director – Worldwide Network Management for RBC Dexia Investor Services, London. From 1998 to 2006, Ms. Smith was the Director – Global Network Management of Investors Bank & Trust Company, and from 1995 to 1998, she was the Vice President – Global Network Management of BankBoston. Ms. Smith received a Bachelor’s degree from the Rhode Island College for Teaching in 1987.

Everett Alexander – Director. Since 2002, Everett Alexander has worked in the investment management industry, analyzing and investing in companies across a broad range of industries. Previously, he worked for Texaco Inc., in their Global Gas & Power Division, where he helped manage the firm's proprietary gasification technology licensing and project development effort in Asia. His responsibilities included negotiating licensing agreements and arranging project financing. He holds an MBA from The Wharton School of the University of Pennsylvania, an MA in International Studies from The Lauder Institute of the University of Pennsylvania and a BA from Williams College.

Dwight Mamanteo – Director. Since November 2004, Mr. Mamanteo has served as a Portfolio Manager at Wynnefield Capital, Inc. Since March 2007, Mr. Mamanteo has served on the Board of Directors of MAM Software Group, Inc. (NASDAQ: MAMS), a provider of innovative software and data solutions for a wide range of businesses, including those in the automotive aftermarket. Mr. Mamanteo serves as the Chairman of the Compensation Committee and as a member of the Audit and Governance Committees. Since June 2013, Mr. Mamanteo has served on the Board of Directors of ARI Network Services, Inc. (NASDAQ: ARIS), a provider of products and solutions that serve several vertical markets with a focus on the outdoor power, power sports, marine, RV, and appliance segments. Mr. Mamanteo serves as the Chairman of the Governance Committee and as a member of the Compensation Committee. From March 2012 to April 2012, Mr. Mamanteo served on the Board of Directors of CDC Software Corp. (NASDAQ: CDCS), a provider of Enterprise CRM and ERP software designed to increase efficiencies and profitability. Mr. Mamanteo served as a member of the Audit Committee. From April 2009 to November 2010, Mr. Mamanteo served on the Board of Directors of EasyLink Services International Corp. (NASDAQ: ESIC), a provider of on demand electronic messaging and transaction services that help companies optimize relationships with their partners, suppliers and customers. Mr. Mamanteo served as a member of the Compensation and Governance & Nominating Committees. From December 2007 to November 2008, Mr. Mamanteo served on the Board of Directors and as the Chairman of PetWatch Animal Hospitals, Inc. (a private company), a provider of primary care and specialized services to companion animals through a network of fully owned veterinary hospitals. Mr. Mamanteo received an M.B.A. from the Columbia University Graduate School of Business and a B.Eng. in Electrical Engineering from Concordia University (Montreal).

Alicia Williams Young, Esq. – Chief Financial Officer, Secretary, and VP of Internal Operations. Ms. Williams Young was appointed as Chief Financial Officer of the Company by the Board of Directors on September 20, 2013. She had previously served as the Company’s interim principal financial officer since January 15, 2013. Ms. Williams Young was appointed as Secretary of the Company by the Board of Directors on November 30, 2011. From October 2008 until the date Global Recycling Technologies merged with and into the Company, Ms. Williams Young served as the Director of Internal Operations of Global Recycling Technologies. Upon the consummation of the merger of Global Recycling Technologies with and into the Company, Ms. Williams Young became the Controller and VP of Internal Operations of the Company. From August 2004 until she joined the Company, Ms. Williams Young was a full-time law student and/or part-time law clerk. From March 2000 to August 2004, Ms. Williams Young served as a Senior Systems Analyst/Data Lead at Intel Corporation in Chandler, Arizona. Ms. Williams Young holds a law degree (J.D.) from the University of Southern California Gould School of Law in Los Angeles, California (December 2007) and a Bachelor of Science in Management Information Systems & Accounting (December 1999). Ms. Williams Young was admitted to practice law in the state of Arizona (2008).

Richard Geib – Chief Technical Officer. Mr. Geib was appointed as the Chief Technical Officer of the Company upon the consummation of the merger. Mr. Geib served as Global Recycling Technologies’ Director of Technology and Development from July 2007 until the merger. Since 2002 through current, Mr. Geib has served as the President of WEBA, which develops advanced additive packages for antifreeze and heat transfer fluid and used glycol treatment processes, including re-distillation and recovery technology. Under Mr. Geib’s direction, WEBA launched its additive sales into Canada and Mexico. From 1998 through 2002, Mr. Geib served as President of Additives Inc., a former chemical division of Silco Distributing Co., where he developed new products, added many domestic customers, began industry trade show participation, became chairman of ASTM Coolants Committee, and established a laboratory, customer service, production, and sales department. From 1994 to 1998, Mr. Geib served as the Manager of the Chemical Division of Silco Distributing Company, where he developed and grew his division, developed products, designed a production plant, negotiated contracts for outside production, wrote marketing and technical literature, developed and implemented a sales program, arranged freight, and managed cash flow. From 1990 to 1994, Mr. Geib served as the President of Chemical Sales Company. From 1969 through 1989, Mr. Geib held several positions with Monsanto Company, including, Director of Sales, Detergents and Phosphates Division; Director, Process Chemicals, Europe/Africa Monsanto’s Europe/Africa Headquarters, Brussels, Belgium; Strategic and Financial Planning Director, Process Chemicals Division; Business Manager for Maleic Anhydride, Chlor-Alkali, Phosphate Esters, Fumaric Acid, etc.; Plant Manager Monsanto’s W.G. Krummrich Plant; Operations Superintendent Monsanto’s W.G. Krummrich Plant; Production Supervisor for the 4-Nitrodiphenylamine Chlorine and Caustic Soda/Potash plants; and Design and Plant Engineer World Headquarters.

Todd Smith – Chief Operating Officer. Mr. Smith was appointed as the Company’s Chief Operating Officer on January 8, 2014. Prior to being appointed as Chief Operating Officer, Mr. Smith served as Senior VP Sales, Mergers & Acquisitions of the Company since 2010. From 1995 to 2008, Mr. Smith served as President of Northeast Environmental Services, Inc. (“NES”), located in Cumberland, Rhode Island. NES specialized in the recycling of used engine coolants, and the distribution of recycled automotive antifreezes, as well as various other collection and disposal services offered to the customer base. Mr. Smith was responsible for all aspects of the NES operations, and by 2007, NES had gone from its infancy to achieving $5,000,000 in gross revenues. Mr. Smith supervised the daily operations, research and development, and finances of NES. Additionally, Mr. Smith was directly involved in the development of a sales force that led to a customer base of over 3,000 clients, maintaining account relations and retention, and the expansion of NES from a 100 mile radius to the entire Northeastern United States. In 2000 and 2003, Mr. Smith was nominated for the Small Business Association Entrepreneur of the Year Award.

Janet Carnell Lorenz– Chief Business Development Officer. Ms. Carnell Lorenz was appointed as the Company’s Chief Business Development Officer on January 14, 2014. Prior to being appointed as Chief Business Development Officer, Ms. Carnell Lorenz served as Senior VP of Corporate Development and Marketing of the Company since 2010. Ms. Lorenz founded CyberSecurity Group, Inc. (dba Market Tactics) in 2000 to assist developing technologies into innovative and marketable products. She has synthesized a twenty-one year background in computer systems engineering, corporate development and marketing into a resource for creativity and business acumen. Clients include Apple’s iPhone application developers center and Digital Ghost. She provides in-depth knowledge of corporate branding, market validation, product development and positioning, consumer sales, and viral marketing. She has placed dozens of successful product lines with retailers including Best Buy, Office Depot, Amazon.com and Costco Wholesale. Prior to founding CyberSecurity Group, Inc., she was a founding partner at a top ranked marketing representative's firm.  She created the company’s international sales division, devising channel and localization strategies which grew sales to over $40 Million per year. Clients included Hewlett-Packard’s PC division, Hitachi Hard Drives, Creative Labs, Lexmark Printers, PNY Electronics, Umax Technologies, and Fuji Digital Cameras. She attended the University of Washington receiving her Bachelor of Arts in Business Administration, has earned several technical certifications, and is an authorized instructor for a number of computing platforms.

Employment / Consulting Agreements

Richard Geib - On May 3, 2010, Global Recycling entered into a Consulting Agreement with Richard Geib (“Geib”).  The term of the Consulting Agreement is for one year and for a period of five years automatically renews for an additional year at the end of each one-year term unless earlier terminated by either party pursuant to the Consulting Agreement.  Pursuant to the Consulting Agreement, Geib will hold the position of Chief Technical Officer and oversee all scientific and technical issues within Company. Geib’s duties include but are not limited to the following: (i) further development of Company’s glycol recycling technology; (ii) assist in creating a strategic plan for the commercialization of Company’s glycol recycling technology; (iii) report to the Chief Executive Officer; and (iv) perform such other duties and services as directed by the Chief Executive Officer from time to time.

In consideration of the services provided by Geib, the Company issued to Geib a warrant to purchase up to 500,000 shares of common stock of the Company at an exercise price of $0.50 per share on May 3, 2010.  The warrant vests in equal installments of 100,000 each year, commencing March 3, 2010 and at the end of each annual vesting period for which services were performed, the Company will issue a new warrant to purchase an additional 100,000 shares of common stock. In each instance, the warrant will expire five years from the date of vesting.

The Company assumed the Consulting Agreement upon the consummation of the Merger on November 28, 2011.

Joseph A. Ioia – On December 10, 2012, the Company entered into a Consulting Agreement with Joseph A. Ioia (“Ioia”).  The term of the Consulting Agreement is for five years unless earlier terminated by either party pursuant to the terms of the agreement.  Pursuant to the Consulting Agreement, Ioia’s duties include, but are not limited to, the following: (i) assist in the capture of feedstock, (ii) manage relationships with feedstock suppliers and off take customers, and (iii) provide business and strategic advice as requested by the Company.  In consideration for the services provided by Ioia, the Company will compensate Ioia based off the number of finished gallons of glycol that are produced by the Company’s New Jersey Processing Center.

Audit, Nominating and Compensation Committees

Our Board of Directors has established an Audit & Corporate Governance Committee. The committee is responsible for the oversight of the Company’s processes, including, but not limited to, its processes related to accounting and financial reporting, risk assessment and risk management, legal and regulatory compliance, and general corporate governance matters. On September 20, 2013, the Board of Directors appointed Mr. Richard Q. Opler to serve as Chairman of the Audit & Corporate Governance Committee.  On April 23, 2013, the Board of Directors appointed Mr. Dwight Mamanteo and Mr. Michael Jaap to serve as members of the Audit & Corporate Governance Committee.  All members of the Audit & Corporate Governance Committee are “independent directors,” as defined by Section 10A(m)(3)(ii) of the Exchange Act and Rule 5065(a)(2) of the NASDAQ Marketplace Rules.

Audit Committee Financial Expert. The Board of Directors has determined that Mr. Richard Q. Opler, the Chairman of the Audit & Corporate Governance Committee, meets the criteria of an “audit committee financial expert” (as defined under Item 407(d)(5)(ii) of Regulation S-K. Mr. Opler is also an “independent director” as defined by Section 10A(m)(3)(ii) of the Exchange Act and Rule 5065(a)(2) of the NASDAQ Marketplace Rules.

Family Relationships

John Lorenz and Janet Carnell Lorenz are married, and Keri Smith and Todd Smith are siblings. No other family relationship exists that is reportable under Item 401(d) of Regulation S-K.

Code of Ethics

On January 20, 2012, our Board of Directors adopted a Code of Ethics. A copy of the Code of Ethics has been incorporated by reference as Exhibit 14.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and has been posted on the Company’s website, www.glyeco.com. The Company shall provide to any person, without charge, a copy of the Company’s Code of Ethics upon written request to Matt Hamilton, General Counsel, at the Company’s executive offices.

Director Independence

The Board of Directors has determined that each of the following non-employee directors qualifies as an “independent director” as defined by Section 10A(m)(3)(ii) of the Exchange Act and Rule 5065(a)(2) of the NASDAQ Marketplace Rules: Michael Jaap, Richard Q. Opler, Keri Smith, Everett Alexander, and Dwight Mamanteo.

John Lorenz is not an “independent director” due to the fact that he is also an employee of the Company. Joseph A. Ioia is also not an “independent director” because he received a payment from the Company in excess of $120,000 during the fiscal year ended December 31, 2012, as part of the Company’s transaction with Full Circle Manufacturing Group, Inc.

EXECUTIVE COMPENSATION

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer or acting in similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level, and other individuals as required by Item 402(m)(2) of Regulation S-K. We refer to all of these individuals collectively as our “named executive officers.”

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)(15)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John Lorenz, President and CEO (PEO)	2013	$175,000	$30,000	$-		$108,079	(1)	$-	$-	$2,100	(8)	$315,179
	2012	$137,500	-	-		18,068	(1)	-	-	$13,000	(9)	$168,568
Kevin Conner, CFO (PFO)	2013	-	-	-		1,004	(2)	-	-	$31,775	(10)	$32,779
	2012	-	-	-		2,008	(2)		-	72,245	(10)	74,253
Alicia Williams Young, CFO	2013	100,500	17,500	-		73,157	(3)	-	-			191,157
	2012	58,500	1,500	-		14,253	(3)	-	-	19,500	(11)	93,753
Richard Geib, Chief Technical Officer	2013	-	-	17,210	(4)	22,010	(5)	-	-	-		39,220
	2012	-	-	4,940	(4)	-		-	-	-		4,940
Janet Carnell Lorenz, Chief Business Development Officer	2013	-	5,000	-		73,056	(6)	-	-	108,000	(12)	186,056
	2012	-		-		14,053	(6)	-	-	77,000	(13)	91,053
Todd Smith, Chief Operating Officer	2013	120,000	5,000	-		74,562	(7)	-	-			199,562
	2012	69,000		-		17,064	(7)	-	-	21,000	(14)	107,064

(1)	The estimated value of the options issued to Mr. John Lorenz is based on the Black-Scholes method. See the disclosure below under “Option/SAR Grants in Fiscal Year Ended December 31, 2012 and 2013.”
(2)	The estimated value of the options issued to Mr. Kevin Conner is based on the Black-Scholes method. See the disclosure below under “Option/SAR Grants in Fiscal Year Ended December 31, 2012 and 2013.”
(3)	The estimated value of options issued to Ms. Williams Young is based on the Black-Scholes method. See disclosure below under “Option/SAR Grants in the Fiscal Year Ended December 31, 2012 and 2013.”
(4)	The estimated value of the warrants issued to Mr. Geib is based on the Black-Scholes method. See disclosure below under “Options/SAR Grants in the Fiscal Year Ended December 31, 2012 and 2013.”
(5)	The estimated value of the options issued to Mr. Geib is based on the Black-Scholes method. See disclosure below under “Options/SAR Grants in the Fiscal Year Ended December 31, 2012 and 2013.”
(6)
The estimated value of the options issued to Ms. Carnell Lorenz is based on the Black-Scholes method.  See disclosure below under “Options/SAR Grants in the Fiscal Year Ended December 31, 2012 and 2013.”

(7)	The estimated value of the options issued to Mr. Smith is based on the Black-Scholes method. See disclosure below under “Options/SAR Grants in the Fiscal Year Ended December 31, 2012 and 2013.”
(8)	Consisted $2,100 paid to Mr. Lorenz as compensation for being a Director.
(9)
Consisted of consulting service fees paid to Mr. Lorenz by the Company. Mr. Lorenz provided management consulting services to the Company through Barcid Investment Group (Barcid), a corporation solely owned by Mr. Lorenz. Neither Barcid nor Mr. Lorenz has a formal written consulting agreement with the Company. Mr. Lorenz, by and through Barcid, was paid on a monthly basis and earned $12,500 for consulting services rendered to the Company in January of 2012. Mr. Lorenz became an employee of the Company in February of 2012. In addition, Mr. Lorenz was paid $500 for compensation for being a Director.

(10)
Consisted of consulting service fees paid to Mr. Conner by the Company. Mr. Conner provided accounting and management consulting services to the Company through Conner LLP. Conner LLP has a formal written consulting agreement with the Company, by which it is paid on a monthly basis.

(11)
Consisted of consulting service fees paid to Ms. Williams Young by the Company. Ms. Williams Young provided accounting and business management consulting services to the Company through AJile Concepts LLC, a company owned by Ms. Williams Young and her husband. Neither Ms. Williams Young nor AJile Concepts has a formal written consulting agreement with the Company. Ms. Williams Young, by and through AJile Concepts, was paid on a monthly basis and earned $6,500 for consulting services rendered to the Company from January 2012 to March 2012. Ms. Williams Young became an employee of the Company in January 2012.

(12)
Consisted of consulting service fees paid to Ms. Carnell Lorenz by the Company. Ms. Carnell Lorenz provided marketing consulting services to the Company through Market Tactics, Inc., a corporation solely owned by Ms. Carnell Lorenz. Neither Ms. Carnell Lorenz nor Market Tactics has a formal written consulting agreement with the Company. Ms. Carnell Lorenz, by and through Market Tactics, was paid on a monthly basis and earned $7,500 from January 2013 to March 2013 and $9,500 from April 2013 to December 2013.

(13)
Consisted of consulting service fees paid to Ms. Carnell Lorenz by the Company. Ms. Carnell Lorenz provided marketing consulting services to the Company CyberSecurity, Inc., a corporation solely owned by Ms. Carnell Lorenz. Neither Ms. Carnell Lorenz nor CyberSecurity has a formal written consulting agreement with the Company. Ms. Carnell Lorenz, by and through CyberSecurity, was paid on a monthly basis and earned $5,500 in January 2013 and $6,500 from February 2013 to December 2013.

(14)
Consisted of consulting service fees paid to Mr. Smith by the Company. Mr. Smith provided operations consulting services to the Company through Ocean State Absorbents, a company owned solely by Mr. Smith. Neither Mr. Smith nor Ocean State Absorbents has a formal written consulting agreement with the Company. Mr. Smith, by and through Ocean State Absorbents, was paid on a monthly basis and earned $7,000 for consulting services rendered to the Company from January 2012 to March 2012.  Mr. Smith became an employee of the Company in April 2013.

(15)
These amounts represent full grant date fair value of these awards, in accordance with the Financial Accounting Standard Board’s (“FASB”) ASC Topic 718.  Assumptions used in the calculation of dollar amounts of these awards are included in Note 11 of our audited financial statements for the fiscal year ended December 31, 2013.

Option/SAR Grants in Fiscal Year Ended December 31, 2013

In 2013, our named executive officers were granted the following:

Mr. Lorenz was granted 450,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. 225,000 of the options granted vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, was $99,045. On December 5, 2012, Mr. Lorenz was granted 450,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 112,500 vested on December 5, 2013. The estimated value of these options, determined by the Black-Scholes method, was $9,034.

On December 5, 2012, Mr. Conner was granted 50,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 12,500 vested on December 5, 2013.  The estimated value of these options, determined by the Black-Scholes method, was $1,004.

Ms. Williams Young was granted 300,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. 150,000 of the options granted vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, was $66,030. On December 5, 2012, Ms. Williams Young was granted 355,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 88,750 vested on December 5, 2013. The estimated value of these options, determined by the Black-Scholes method, was $7,127.

Mr. Geib was granted 100,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. 50,000 of the options granted vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, was $22,010. Pursuant to his consulting agreement, Mr. Geib was also issued 100,000 shares of Common Stock issuable upon the exercise of warrants at $0.50 per share until May 3, 2018. The estimated value of these warrants, determined by the Black-Scholes method, was $17,210.

Ms. Carnell Lorenz was granted 300,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. 150,000 of the options granted vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, was $66,030. On December 5, 2012, Ms. Carnell Lorenz was granted 350,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 87,500 vested on December 5, 2013. The estimated value of these options, determined by the Black-Scholes method, was $7,026.

Mr. Smith was granted 300,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. One hundred and fifty thousand (150,000) of the options granted vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, was $66,030. On December 5, 2012, Mr. Smith was granted 425,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 106,250 vested on December 5, 2013. The estimated value of these options, determined by the Black-Scholes method, was $8,532.

Option/SAR Grants in Fiscal Year Ended December 31, 2012

In 2012, our named executive officers were granted the following:

Mr. Lorenz was granted 450,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 225,000 vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, was $18,068.

Mr. Conner was granted 50,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 25,000 vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, was $2,008.

Ms. Williams Young was granted 355,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 177,500 vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, was $14,253.

Ms. Carnell Lorenz was granted 350,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 175,000 vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, was $14,053.

Mr. Smith was granted 425,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 212,500 vested immediately upon grant.  The estimated value of these options, determined by the Black-Scholes method, was $17,064.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information for the named executive officer regarding the number of shares subject to both exercisable and unexercisable stock options and warrants, as well as the exercise prices and expiration dates thereof, as of December 31, 2013.

Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
John Lorenz	119,172	-	$1.00	6/27/2021
	318,356	-	$1.00	6/27/2021
	488,750	86,250	$0.50	10/25/2021	(1)
	337,500	112,500	$0.50	12/5/2022	(2)
	225,000	225,000	$1.00	9/20/2023	(3)
Kevin Conner	63,750	11,250	$0.50	10/25/2021	(1)
	37,500	12,500	$0.50	12/5/2022	(2)
Alicia Williams Young	15,000	-	$1.00	6/27/2021
	212,500	37,500	$0.50	10/25/2021	(1)
	266,250	88,750	$0.50	12/5/2022	(2)
	150,000	150,000	$1.00	9/20/2023	(3)
Richard Geib	60,000	-	$1.00	6/27/2021
	127,500	22,500	$0.50	10/25/2021	(1)
	50,000	50,000	$1.00	9/20/2023	(3)
Todd Smith	255,000	45,000	$0.50	10/25/2021	(1)
	318,750	106,250	$0.50	12/5/2022	(2)
	150,000	150,000	$1.00	9/20/2023	(3)
Janet Carnell Lorenz	80,000	-	$1.00	6/27/2021
	180,000	-	$1.00	6/27/2021
	255,000	45,000	$0.50	10/25/2021	(1)
	262,500	87,500	$0.50	12/5/2022	(2)
	150,000	150,000	$1.00	9/20/2023	(3)

(1)	The unearned options vest on October 25, 2014
(2)	The unearned options vest on December 5, 2014
(3)	The unearned options vest 50% on September 20, 2014 and 50% on September 20, 2015.

Stock Option Plans

Third Amended and Restated 2007 Stock Incentive Plan

Upon the consummation of the merger, Global Recycling’s Third Amended and Restated 2007 Stock Incentive Plan (the “2007 Stock Plan”) was assumed by the Company.

The following is a summary of certain of the more significant provisions of the 2007 Stock Plan. The statements contained in this summary concerning the provisions of the 2007 Stock Plan are merely summaries and do not purport to be complete. They are subject to and qualified in their entirety by the actual terms of the 2007 Stock Plan. A copy of the 2007 Stock Plan has been incorporated by reference as Exhibit 4.4 to our Annual Report on Form 10-K for the year ending December 31, 2013 and is incorporated by reference herein.

Shares Reserved Under the 2007 Stock Plan

We have reserved 6,742,606 shares of our common stock issuable upon exercise of options granted under the 2007 Stock Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to the Company (collectively, “Eligible Persons”). As of April 2014, we have issued 6,647,606 options to purchase the shares of our common stock originally reserved under the 2007 Stock Plan. All previously granted options issued pursuant to the 2007 Stock Plan will be subject to the requirements set forth in the 2007 Stock Plan and are Non-Qualified Stock Options.

The aggregate number of shares that may be granted to any one Eligible Person in any year will not exceed 50.0% of the total number of shares that may be issued under the 2007 Stock Plan. At the discretion of the Plan Administrator (defined below), the number and type of shares of our common stock available for award under the 2007 Stock Plan (including the number and type of shares and the exercise price covered by any outstanding award) may be adjusted for any increase or decrease in the number of issued shares of our common stock resulting from any stock split, reverse stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares.

Administration

The 2007 Stock Plan is currently being administered by our Board of Directors.  Our Board of Directors may delegate its authority and duties under the 2007 Stock Plan to a committee. Our Board of Directors and/or any committee that has been delegated the authority to administer the 2007 Stock Plan is referred to as the “Plan Administrator.” Subject to certain restrictions, the Plan Administrator generally has full discretion and power to (i) determine all matters relating to awards issued under the 2007 Stock Plan, including the persons to be granted awards, the time of grant, the type of awards, the number of shares of our common stock subject to an award, vesting conditions, and any and all other terms, conditions, restrictions, and limitations of an award, (ii) interpret, amend, and rescind any rules and regulations relating to the 2007 Stock Plan, (iii) determine the terms of any award agreement made pursuant to the 2007 Stock Plan, and (iv) make all other determinations that may be necessary or advisable for the  administration of the 2007 Stock Plan.  All decisions made by the Plan Administrator relating to the 2007 Stock Plan will be final, conclusive, and binding on all persons.

Eligibility

The Plan Administrator may grant any award permitted under the 2007 Stock Plan to any Eligible Person. With respect to awards that are options, directors who are not employees of the Company, proposed non-employee directors, proposed employees, and independent contractors will be eligible to receive only Non-Qualified Stock Options (“NQSOs”).  An award may be granted to a proposed employee or director prior to the date he, she, or it performs services for the Company, so long as the award will not vest prior to the date on which the proposed employee or director first performs such services.

Awards under the 2007 Stock Plan

Under the 2007 Stock Plan, Eligible Persons may be granted: (a) stock options (“Options”), which may be designated as NQSOs or Incentive Stock Options (“ISOs”); (b) stock appreciation rights (“SARs”); (c) restricted stock awards (“Restricted Stock”); (d) performance share awards (“Performance Awards”); or (e) other forms of stock-based incentive awards (collectively, the “Awards”). An Eligible Person who has been granted an Option is referred to in this summary as an “Optionee” and an Eligible Person who has been granted any other type of Award is referred to in this summary as a “Participant.”

No Award granted under the 2007 Stock Plan can be inconsistent with the terms and purposes of the 2007 Stock Plan. Additionally, the applicable exercise price for which shares of our common stock may be purchased upon exercise of an Award will not be less than (i) 100.0% of the Fair Market Value (as defined in the 2007 Stock Plan) of shares of our common stock on the date that the Award is granted, or (ii) 110.0% of the Fair Market Value if the Award is granted to an Eligible Person who, directly or indirectly, holds more than 10.0% of the total voting power of the Company.

The Plan Administrator may grant to Optionees NQSOs or ISOs that are evidenced by stock option agreements. A NQSO is a right to purchase a specific number of shares of our common stock during such time as the Plan Administrator may determine. A NQSO that is exercisable at the time an Optionee ceases providing services to the Company will remain exercisable for such period of time as determined by the Plan Administrator. Generally, Options that are intended to be ISOs will be treated as NQSOs to the extent that the Fair Market Value of the common stock issuable upon exercise of such ISO, plus all other ISOs held by such Optionee that become exercisable for the first time during any calendar year, exceeds $100,000.

An ISO is an Option that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). To qualify as an ISO under the Code, the Option generally must (among other things) (x) be granted only to employees, (y) have an exercise price equal to or greater than the Fair Market Value on the date of grant, and (z) terminate if not exercised within 10 years from the date of grant (or five years if granted to an Optionee who, at the time the ISO is granted, directly or indirectly, holds more than 10.0% of the total voting power of the Company). Except in certain limited instances (including termination for cause, death, or disability), if any Optionee ceases to provide services to the Company, the Optionee’s rights to exercise vested ISOs will expire within three months following the date of termination.

A SAR is a right granted to a Participant to receive, upon surrender of the right, payment in an amount equal to (i) the excess of the Fair Market Value of one share of common stock on the date the right is exercised, over (ii) the Fair Market Value of one share of common stock on the date the right is granted.

Restricted Stock is common stock that is issued to a Participant at a price determined by the Plan Administrator. Restricted stock awards may be subject to (i) forfeiture upon termination of employment or service during an applicable restriction period, (ii) restrictions on transferability, (iii) limitations on the right to vote such shares, (iv) limitations on the right to receive dividends with respect to such shares, (v) attainment of certain performance goals, and (vi) such other conditions, limitations, and restrictions as determined by the Plan Administrator.

A Performance Award grants the Participant the right to receive payment upon achievement of certain performance goals established by the Plan Administrator. Such payments will be valued as determined by the Plan Administrator and will be payable to or exercisable by the Participant for cash, shares of our common stock, other awards, or other property determined by the Plan Administrator.

Other Awards may be issued under the 2007 Stock Plan, which include, without limitation, (i) shares of our common stock awarded purely as a bonus and not subject to any restrictions or conditions, (ii) convertible or exchangeable debt or equity securities, (iii) other rights convertible or exchangeable into shares of our common stock, and (iv) awards valued by reference to the value of shares of our common stock or the value of securities or the performance of specified subsidiaries of the Company.

Exercise Price

The price for which shares of our common stock may be purchased upon exercise of a particular Award will be determined by the Plan Administrator at the time of grant.  However, the applicable exercise price for which shares of our common stock may be purchased upon exercise of an Award will not be less than (i) 100.0% of the Fair Market Value (as defined in the 2007 Stock Plan) of shares of our common stock on the date that the Award is granted, or (ii) 110.0% of the Fair Market Value if the Award is granted to an Eligible Person who, directly or indirectly, holds more than 10.0% of the total voting power of the Company.

No Deferral Features

No Award granted under the 2007 Stock Plan will contain a deferral feature.  Awards cannot be modified or otherwise extended. No Award will contain a provision providing a reduction in the applicable exercise price, an addition of a deferral feature, or any extension of the term of the award.

Payment / Exercise of Award

An Award may be exercised using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment, (c) cashless exercises, (d) the granting of replacement awards, (e) any combination of the above, or (f) such other means as the Plan Administrator may approve. No shares of our common stock will be delivered in connection with the exercise of any Award until payment in full of the exercise price is received by the Company.

Change of Control

The Stock Option provides that if a Change of Control (as defined in the 2007 Stock Plan) occurs, then the surviving, continuing, successor, or purchasing entity (the “Acquiring Company”), will either assume our rights and obligations under outstanding Awards or substitute for outstanding Awards substantially equivalent awards for the Acquiring Company’s capital stock. If the Acquiring Company elects not to assume or substitute for such outstanding Awards in connection with a Change of Control, our Board of Directors may determine that all or any unexercisable and/or unvested portions of outstanding Awards will be immediately vested and exercisable in full upon consummation of the Change of Control. Unless otherwise determined by our Board of Directors, Awards that are neither (i) assumed or substituted for by the Acquiring Company in connection with the Change of Control, nor (ii) exercised upon consummation of the Change of Control, will terminate and cease to be outstanding effective as of the date of the Change of Control.  Upon the consummation of the Merger, the Company assumed the obligations of Global Recycling under the Plan.

Amendment

Our Board of Directors may, without action on the part of our stockholders, amend, change, make additions to, or suspend or terminate the 2007 Stock Plan as it may deem necessary or appropriate and in the best interests of the Company; provided, however, that our Board of Directors may not, without the consent of the Participants, take any action that disqualifies any previously granted Option for treatment as an ISO or which adversely affects or impairs the rights of the holder of any outstanding Award. Additionally, our Board of Directors will need to obtain the consent of our stockholders in order to (a) amend the 2007 Stock Plan to increase the aggregate number of shares of our common stock subject to the plan, or (b) amend the 2007 Stock Plan if stockholder approval is required either (i) to comply with Section 422 of the Code with respect to ISOs, or (ii) for purposes of Section 162(m) of the Code.

Term

The 2007 Stock Plan will remain in full force and effect through May 30, 2017, unless terminated earlier by our Board of Directors. After the 2007 Stock Plan is terminated, no future Awards may be granted under the 2007 Stock Plan, but Awards previously granted will remain outstanding in accordance with their applicable terms and conditions.

2012 Equity Incentive Plan

On February 23, 2012, subject to stockholder approval, the Company’s Board of Directors approved of the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). By written consent in lieu of a meeting, dated March 14, 2012, Company stockholders owning an aggregate of 14,398,402 shares of Common Stock (representing approximately 66.1% of the 22,551,991 outstanding shares of Common Stock) approved and adopted the 2012 Plan.  Also by written consent in lieu of a meeting, dated July 27, 2012, stockholders of the Company owning an aggregate of 12,676,202 shares of Common Stock (representing approximately 51.8% of the then 24,451,991 outstanding shares of Common Stock) approved an amendment to the 2012 Plan to increase the number of shares reserved for issuance under the 2012 Plan by 3,000,000 shares.

There are an aggregate of 6,500,000 shares of our Common Stock reserved for issuance upon exercise of awards granted under the 2012 Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to the Company. As of April 2014, we have issued 3,900,900 options under the 2012 Plan. The following description of the 2012 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Plan. A copy of the 2012 Plan has been filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ending December 31, 2013 and is incorporated by reference herein.

Purpose of the 2012 Plan

The purpose of the 2012 Plan is to attract, retain, and motivate employees, directors, advisors, independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors), and other persons who provide valuable services to the Company by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interest and efforts to the long-term interests of the Company’s stockholders. The Company believes that increased share ownership by such persons will more closely align stockholder and employee interests by encouraging a greater focus on the profitability of the Company. The Company has reserved and authorized the issuance of up to 6,500,000 shares of the Company’s Common Stock pursuant to awards granted under the 2012 Plan, subject to adjustment in the case of any stock dividend, forward or reverse stock split, split-up, combination or exchange of shares, consolidation, spin-off, reorganization, or recapitalization of shares or any like capital adjustment.

The 2012 Plan includes a variety of forms of awards, including (i) stock options intended to qualify as Incentive Stock Options (“Incentive Stock Options”) under the Section 422 of the United States Internal Revenue Code of 1986, as amended (the “Code”), (ii) stock options not intended to qualify as Incentive Stock Options under the Code (“Nonqualified Stock Options”), (iii) stock appreciation rights, (iv) restricted stock awards, (v) performance stock awards and (vi) other stock-based awards to allow the Company to adapt its incentive compensation program to meet the needs of the Company. 3,800,900 stock options have been granted under the 2012 Plan.

Plan Administration

The 2012 Plan will be administered by the Board of Directors of the Company (the “Board”). The Board may delegate all or any portion of its authority and duties under the 2012 Plan to one or more committees appointed by the Board and consisting of at least one member of the Board, under such conditions and limitations as the Board may from time to time establish. Notwithstanding anything contained in the 2012 Plan to the contrary, only the Board or a committee thereof composed of two or more “Non-Employee Directors” (as that term is defined in Rule 16b-3 of the Exchange Act may make determinations regarding grants of awards to executive officers, directors, and 10% stockholders of the Company (“Affiliates”).

The Board and/or any committee that has been delegated the authority to administer the 2012 Plan, as the case may be, will be referred to as the “Plan Administrator.”

The Plan Administrator has the authority, in its sole and absolute discretion, to grant awards as an alternative to, as a replacement of, or as the form of payment for grants or rights earned or due under the 2012 Plan or other compensation plans or arrangements of the Company or a subsidiary of the Company, including the 2012 Plan of any entity acquired by the Company or a subsidiary of the Company.

Eligibility

Any employee, director, proposed employee or director, independent contractor (or employee or agent thereof), or other agent or person who provides valuable services to the Company will be eligible to receive awards under the 2012 Plan. With respect to awards that are options, directors who are not employees of the Company, proposed non-employee directors, proposed employees, and independent contractors (and their employees and agents, or, in the Plan Administrator’s discretion, any of their employees or contractors) will be eligible to receive only Nonqualified Stock Options.

Change of Control

Unless otherwise provided by the Board, in the event of a Change of Control (as defined in the 2012 Plan), the surviving, continuing, successor, or purchasing entity or parent entity thereof, as the case may be (the “Acquiring Company”), will either assume the Company’s rights and obligations under outstanding awards or substitute for outstanding awards substantially equivalent awards for the Acquiring Company’s capital stock. In the event the Acquiring Company elects not to assume or substitute for such outstanding awards in connection with a Change of Control, the Board may, in its sole and absolute discretion, provide that all or any unexercisable and/or unvested portions of the outstanding awards will be immediately vested and exercisable in full upon consummation of the Change of Control. The vesting and/or exercise of any award that is permissible solely by reason of this section will be conditioned upon the consummation of the Change of Control. Unless otherwise provided by the Board, any awards that are neither (i) assumed or substituted for by the Acquiring Company in connection with the Change of Control, nor (ii) exercised upon consummation of the Change of Control, will terminate and cease to be outstanding effective as of the date of the Change of Control.

Exercise Price of Options

The price for which shares of Common Stock may be purchased upon exercise of a particular option will be determined by the Plan Administrator at the time of grant; provided, however, that the exercise price of any award granted under the 2012 Plan will not be less than 100% of the Fair Market Value (as defined in the 2012 Plan) of the Common Stock on the date such option is granted (or 110% of the Fair Market Value of the Common Stock if the award is granted to a stockholder who, at the time the option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company).

Term of Options; Modifications

The Plan Administrator will set the term of each stock option, but no Incentive Stock Option will be exercisable more than ten years after the date such option is granted (or five years for an Incentive Stock Option granted to a stockholder who, at the time the option is granted, owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary of the Company).

Payment; No Deferrals.

Awards granted under the 2012 Plan may be settled through exercise by (i) cash payments, (ii) the delivery of Common Stock (valued at Fair Market Value), (iii) the cashless exercise of such award, (iv) the granting of replacement awards, (v) combinations thereof as the Plan Administrator will determine, in its sole and absolute discretion, or (vi) any other method authorized by the 2012 Plan. The Plan Administrator will not permit or require the deferral of any award payment, including, without limitation, the payment or crediting of interest or dividend equivalents and converting such credits to deferred stock unit equivalents. No award granted under the 2012 Plan will contain any deferral feature.

Other Stock-Based Awards

Stock Appreciation Rights.

The Plan Administrator may grant stock appreciation rights, either in tandem with a stock option granted under the 2012 Plan or with respect to a number of shares for which no option has been granted. A stock appreciation right will entitle the holder to receive, with respect to each share of stock as to which the right is exercised, payment in an amount equal to (i) the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised, over (ii) the Fair Market Value of one share of Common Stock on the date the right is granted; provided, however, that in the case of stock appreciation rights granted in tandem with or otherwise related to any award under the 2012 Plan, the grant price per share will be at least the Fair Market Value per share of Common Stock on the date the right was granted. The Plan Administrator may establish a maximum appreciation value payable for stock appreciation rights and such other terms and conditions for such rights as the Plan Administrator may determine, in its sole and absolute discretion.

Restricted Stock Awards.

The Plan Administrator may grant restricted stock awards consisting of shares of Common Stock or denominated in units of Common Stock in such amounts as determined by the Plan Administrator, in its sole and absolute discretion. Restricted stock awards may be subject to (i) forfeiture of such shares upon termination of employment or Service (as defined below) during the applicable restriction period, (ii) restrictions on transferability, (iii) limitations on the right to vote such shares, (iv) limitations on the right to receive dividends with respect to such shares, (v) attainment of certain performance goals, such as those described in Section 5.8(c) of the 2012 Plan, and (vi) such other conditions, limitations, and restrictions as determined by the Plan Administrator, in its sole and absolute discretion, and as set forth in the instrument evidencing the award. These restrictions may lapse separately or in combinations or may be waived at such times, under such circumstances, in such installments, or otherwise as determined by the Plan Administrator, in its sole and absolute discretion. Certificates representing shares of Common Stock subject to restricted stock awards will bear an appropriate legend and may be held subject to escrow and such other conditions as determined by the Plan Administrator until such time as all applicable restrictions lapse.

Performance Share Awards.

The Plan Administrator may grant performance share awards that give the award recipient the right to receive payment upon achievement of certain performance goals established by the Plan Administrator, in its sole and absolute discretion, as set forth in the instrument evidencing the award. Such payments will be valued as determined by the Plan Administrator and payable to or exercisable by the award recipient for cash, shares of Common Stock (including the value of Common Stock as a part of a cashless exercise), other awards, or other property as determined by the Plan Administrator. Such conditions or restrictions may be based upon continuous Service (as defined below) with the Company or the attainment of performance goals related to the award holder’s performance or the Company’s profits, profit growth, profit-related return ratios, cash flow, stockholder returns, or such other criteria as determined by the Plan Administrator. Such performance goals may be (i) stated in absolute terms, (ii) relative to other companies or specified indices, (iii) to be achieved during a period of time, or (iv) as otherwise determined by the Plan Administrator.

Other Stock-Based Awards.

The Plan Administrator may grant such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as may be deemed by the Plan Administrator to be consistent with the purposes of the 2012 Plan and applicable laws and regulations. Such other awards may include, without limitation, (i) shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, (ii) convertible or exchangeable debt or equity securities, (iii) other rights convertible or exchangeable into shares of Common Stock, and (iv) awards valued by reference to the value of shares of Common Stock or the value of securities or the performance of specified subsidiaries of the Company.

Transferability

Any Incentive Stock Option granted under the 2012 Plan will, during the recipient’s lifetime, be exercisable only by such recipient, and will not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, any other award granted under the 2012 Plan and any of the rights and privileges conferred thereby will not be assignable or transferable by the recipient other than by will or the laws of descent and distribution and such award will be exercisable during the recipient’s lifetime only by the recipient.

Term of the 2012 Plan

The 2012 Plan will terminate on February 23, 2022, unless sooner terminated by the Board. After the 2012 Plan is terminated, no future awards may be granted under the 2012 Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the 2012 Plan’s terms and conditions.

Consideration

The Board or Committee will grant Stock Options under the 2012 Plan in consideration for services rendered. There will be no other consideration received or to be received by the Company or any of its subsidiaries for the granting or extension of Stock Option under the 2012 Plan.

DIRECTOR COMPENSATION

For the first three quarters of 2013, our Directors were paid $500 per quarter for sitting on the Board of Directors. Beginning in the fourth quarter of 2013, Director compensation was increased to $600 per quarter.

The table below sets forth the Compensation paid to our Directors during the fiscal year ended December 31, 2013.

Director	Fees Earned or Paid in Cash		All Other Compensation			Stock Awards		Total
John Lorenz	$2,100	(1)		$205,000	(1)	$108,079	(1)	$315,179
James Flach	$1,000	(2)	$			$-		$1,000
Michael Jaap	$2,100	(3)		$2,000	(3)	$25,021	(3)	$29,121
William Miller	$1,000	(4)		$71,000	(4)	$-		$73,000
Joseph Ioia	$2,100	(5)		$74,069	(5)	$22,010	(5)	$98,179
Rick Opler	$600	(6)	$			$11,050	(6)	$11,650
Keri Smith	$600	(7)	$			$11,050	(7)	$11,650

(1)
Mr. Lorenz was paid $205,000 in salaries and bonuses for his position as CEO, in addition to the $2,100 he was paid for sitting on the Board of Directors. On December 5, 2012, Mr. Lorenz was granted 450,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 112,500 vested on December 5, 2013. On September 20, 2013, Mr. Lorenz was granted 450,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. Two hundred and twenty five thousand (225,000) options granted vested immediately upon grant. The estimated value of the vested warrants, determined by the Black-Scholes method, in accordance with FASB ASC Topic 718, was $108,079.

(2)	Mr. Flach was paid $1,000 as compensation for sitting on the Board of Directors. Mr. Flach served on the Board of Directors from November 28, 2011, to July 29, 2013.

(3)
Mr. Jaap was paid $2,000 in consulting services for his work on a special project, in addition to the $2,100 he was paid for sitting on the Board of Directors. On December 5, 2012, Mr. Jaap was granted 150,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022. Of these, 37,500 vested on December 5, 2013. On September 20, 2013, Mr. Jaap was granted 100,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023.  Fifty thousand of the options granted vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, in accordance with FASB ASC Topic 718, was $25,021.

(4)
Mr. Miller was paid $72,000 in consulting services for his work on a special project, in addition to the $1,000 he was paid for sitting on the Board of Directors.  Mr. Miller served on the Board of Directors from November 28, 2011, to July 29, 2013.

(5)
Mr. Ioia was paid $74,069 pursuant to his consulting agreement, in addition to his compensation of $2,100 for sitting on the Board of Directors. On September 23, 2013, Mr. Ioia was granted 100,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. Fifty thousand of the options granted vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, in accordance with FASB ASC Topic 718, was $22,010.

(6)
Mr. Opler was paid $600 as compensation for sitting on the Board of Directors. On September 20, 2013, Mr. Opler was granted 50,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. Twenty five thousand of the options granted vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, in accordance with FASB ASC Topic 718, was $11,050.

(7)
Ms. Smith was paid $600 as compensation for sitting on the Board of Directors. On September 20, 2013, Ms. Smith was granted 50,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. Twenty five thousand of the options granted vested immediately upon grant. The estimated value of these options, determined by the Black-Scholes method, in accordance with FASB ASC Topic 718, was $11,050.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As previously reported by the Company on a Form 8-K filed with the Commission on December 13, 2012, on December 10, 2012, the Company and GlyEco Acquisition Corp. #4 (“Acquisition Sub #4”), an Arizona corporation and wholly-owned subsidiary of the Company, entered into a transaction with Joseph Ioia (“Mr. Ioia”) and Full Circle Manufacturing Group, Inc. (“Full Circle), a New Jersey corporation wholly owned by Mr. Ioia, pursuant to which Mr. Ioia sold to Acquisition Sub #4 the worldwide right, title, and interest in the exclusive glycol remanufacturing process used by Full Circle in consideration for $2,000,000 provided by the Company, and Full Circle agreed to perform the manufacturing and distribution services relating to its glycol recycling business to exclusively produce remanufactured glycol for the benefit of Acquisition Sub #4.  The Company issued 3,000,000 unregistered shares of the Company’s Common Stock, at a fair market value of $0.50 per share, to Mr. Ioia as additional consideration for the transaction.  The Company and Mr. Ioia entered into an Escrow Agreement as a part of the transaction by which an escrow agent will hold 1,000,000 of those shares in escrow to secure performance of the transaction. As previously reported by the Company on a Form 8-K filed with the Commission on January 22, 2013, on January 15, 2013, the Company’s Board of Directors elected Mr. Ioia to be a director of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our Common Stock beneficially owned on June 13, 2014, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  Shares of Common Stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of the date of determination are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percentage of Outstanding Common Stock (2)

Executive Officers and Directors
John Lorenz --CEO, President, and Chairman of the Board of Directors	5,943,730	(3)	10.91%

Alicia Williams Young --Chief Financial Officer, Secretary, and VP of Internal Operations	843,790	(4)	1.60%

Richard Geib --Chief Technical Officer	809,900	(5)	1.54%

Todd Smith --Chief Operating Officer	1,469,752	(6)	2.79%

Janet Carnell Lorenz --Chief Business Development Officer	5,943,730	(7)	10.91%

Michael Jaap --Director	333,500	(8)	*

Joseph A. Ioia --Director	3,559,354	(9)	6.82%

Keri Smith --Director	72,200	(10)	*

Richard Q. Opler --Director	179,700	(11)	*

Everett Alexander --Director	850,000	(12)	1.61%

Dwight Mamanteo --Director	175,000	(13)	*

Executive Officers and Directors as a group (11 persons)	20,180,656		33.51%

5% Stockholders

Leonid Frenkel 401 City Avenue, Suite 528 Bala Cynwyd, PA 19004	8,734,906	(14)	15.46%

Ralph M. Amato 2098 Cherry Creek Circle Summerlin, NV 89135	7,821,600	(15)	14.82%

Wynnefield Capital Management, LLC 450 Seventh Avenue, Suite 509 New York, NY 10123	4,481,399	(16)	8.45%

*Represents less than 1%

(1)	Unless otherwise indicated, the business address of each individual named is 4802 East Ray Road, Suite 23-408, Phoenix, Arizona 85044 and our telephone number is (866) 960-1539.

(2)	Based on 51,922,021 shares of Common Stock of GlyEco, Inc. outstanding as of June 13, 2014.

(3)
Includes an aggregate of (i) 437,528 shares of Common Stock issuable upon the exercise of options at $1.00 per share until June 27, 2021, (ii) 488,750 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (iii) 337,500 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, (iv) 225,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023 and (v) 156,000 shares of Common Stock issuable upon exercise of warrants at $1.25 per share until February 15, 2016. Also includes an aggregate of 3,654,618 shares of Common Stock beneficially held by Mr. Lorenz’s wife, Janet Carnell Lorenz. Pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, Mr. Lorenz is deemed to beneficially own shares of Common Stock held by his wife.

(4)
Includes (i) 15,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until June 27, 2021, (ii) 212,500 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021,  (iii) 266,250 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, and (iv) 150,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023.

(5)
Includes an aggregate of (i) 100,000 shares of Common Stock issuable upon the exercise of warrants at $0.50 per share until May 3, 2016, (ii) 40,000 shares of Common Stock issuable upon exercise of a warrant at $1.00 per share until June 27, 2021, (iii) 60,000 shares of Common Stock issuable upon exercise of options at $1.00 per share until June 27, 2021, (iv) 127,500 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (v) 100,000 shares of Common Stock issuable upon the exercise of warrants at $0.50 per share until May 3, 2017, and (vi) 50,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023.

(6)
Includes (i) 255,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (ii) 318,750 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, and (iii) 150,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023.

(7)
Includes (i) 180,000 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021 (ii) 255,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (iii) 262,500 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, and (iv) 150,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023. Also includes an aggregate of 2,289,112 shares of Common Stock beneficially held by Ms. Carnell Lorenz’s husband, John Lorenz.  Pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, Ms. Carnell Lorenz is deemed to beneficially own shares of Common Stock held by her husband.

(8)
Includes (i) 85,000 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, (ii) 112,500 shares of Common Stock issuable upon the exercise of options at $0.50 per share until December 5, 2022, (iii) 50,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, and (iv) 30,000 shares of Common Stock issuable upon the exercise of warrants at $1.25 until February 15, 2016.

(9)
Includes (i) 131,600 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until December 10, 2015, (ii) 123,077 shares of Common Stock issuable upon the exercise of warrants at $1.25 per share until February 15, 2016, and (iii) 50,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023.

(10)	Includes 25,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023.

(11)
Includes (i) 20,000 shares of Common Stock issuable upon the exercise of warrants at $1.00 per share until June 27, 2021 (ii) 42,500 shares of Common Stock issuable upon the exercise of options at $0.50 per share until October 25, 2021, and (iii) 25,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023.

(12)
Includes (i) 75,000 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023, (ii) 25,000 shares of Common Stock issuable upon the exercise of options at $1.04 per share until January 15, 2024, (iii) 50,000 shares of Common Stock issuable upon the exercise of warrants at $1.50 per share until August 15, 2018, and (iv) (iii) 200,000 shares of Common Stock issuable upon the exercise of warrants at $1.50 per share until August 15, 2018.

(13)
Includes (i) 25,000 shares of Common Stock issuable upon the exercise of options at $1.04 per share until January 15, 2024, and (ii) 50,000 shares of Common Stock issuable upon the exercise of warrants at $1.50 per share until September 30, 2018.

(14)
Consists of (i) 1,000,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $0.0001 per share until May 25, 2015, (ii) 940,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 until February 15, 2016, (iii) 2,605,513 shares of Common Stock issuable upon exercise of a warrant at a purchase price of $1.00 until March 14, 2017, and (iv) 37,500 shares of Common Stock issuable upon the exercise of options at $1.00 per share until September 20, 2023.

(15)
Includes (i) 200,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until September 1, 2015, (ii) 250,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until December 1, 2015, and (iii) 400,000 shares of Common Stock issuable upon the exercise of a warrant at a purchase price of $1.00 per share until December 10, 2015.

(16)
Consists of (i) 531,225 shares of Common Stock issuable upon the exercise of warrants at $1.50 per share until September 30, 2018 (ii) 338,738 shares of Common Stock issuable upon the exercise of warrants at $1.50 per share until September 30, 2018, and (iii) 255,037 shares of Common Stock issuable upon the exercise of warrants at $1.50 per share until September 30, 2018. Entities included: Wynnefield Partners Small Cap Value, L.P.I, Wynnefield Partners Small Cap Value, L.P., and Wynnefield Small Cap Value Offshore Fund, Ltd.  Mr. Mamanteo, a director, serves as a Portfolio Manager at Wynnefield Capital, Inc.

Except as set forth in this prospectus, there are no arrangements known to us, the operation of which may at a subsequent date result in a change in control of the Company.

SELLING SHAREHOLDERS

This prospectus relates to the registration of 53,272,150 shares of our common stock, consisting of:

●	31,036,196 shares of our issued and outstanding common stock; and
●	22,235,954 shares of our common stock that may be issued upon the exercise of certain outstanding warrants.

The actual number of shares of common stock that are sold by the selling stockholders may be less to the extent that selling stockholders with certain warrants exercise such warrants through a cashless exercise feature in accordance with the terms of the warrant. A “cashless exercise” means that in lieu of paying the aggregate purchase price for the shares being purchased upon exercise of the warrants in cash, the holder will forfeit a number of shares underlying the warrants with a “fair market value” equal to such aggregate exercise price as determined in accordance with the terms of the warrant.

Each warrant has anti-dilution protection including adjustments to the exercise price, as provided under the terms of such warrant, for stock splits, stock dividends and other similar transactions.

The selling stockholders identified in this prospectus may offer the shares of our common stock at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for additional information.

We believe, based on information supplied by the following persons, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock which they beneficially own. The information presented in the columns under the heading “Beneficially Ownership After Offering” assumes the sale of all of our shares offered by this prospectus. The registration of the offered shares does not mean that any or all of the selling stockholders will offer or sell any of these shares. Except as set forth below, none of the selling shareholders (1) are a broker-dealer or are affiliates of a broker-dealer, or (2) have within the past three years had any position, office or other material relationship with our company or any of its predecessors or affiliates.

Name	Common Shares Held	Shares Underlying Warrants	Total	Shares of Common Stock in Prospectus	Beneficial Ownership After Offering(1)	Percentage of Beneficial Ownership After Offering

James Abel	3,000	0	3,000	3,000	0	0
J. Abeles	0	100,000	100,000	100,000	0	0
Susan Adair	50	0	50	50	0	0
Jonathon Adams	75	0	75	0	0	0
Alert Industries Defined Benefit Pension Plan	100,000	0	100,000	100,000	0	0
Asghar Ali	20,000	0	20,000	20,000	0	0
Byron A. Allen, Jr.	0	50,000	50,000	50,000	0	0
Alpha Capital	350,000	175,000	525,000	525,000	0	0
Alvin Fund	200,000	900,000	1,100,000	1,100,000	0	0
Diana Amato	21	0	21	21	0	0
Bradley C. Anderson	31,000	31,000	62,000	62,000	0	0

Nicholas Aristomenis Aretakis	8,000	0	8,000	8,000	0	0
Arntz Builders Profits Sharing Plan and Trust	0	50,000	50,000	50,000	0	0
Sharad & Mellisa Arora	28,000		28,000	28,000	0	0
Lee M. Arthurs	400,000	400,000	800,000	800,000	0	0
ArthurSteinberg	295	0	295	295	0	0
James Athas	50,000	25,000	75,000	75,000	0	0
Bank of Commerce FBO Steven Demko IRA	25	0	25	25	0	0
Barcid Investment Group (2)	156,000	156,000	312,000	312,000	0	0
Bard Micro-Cap Value Fund	200,000	200,000	400,000	400,000	0	0
Rick L. Barnett	1,600	0	1,600	1,600	0	0
Victor Basanec	25	0	25	25	0	0
Randy Beasley	25	0	25	25	0	0
Norman R. Beaudoin & Lorrie A. Beaudoin, JTWROS	10,000	0	10,000	10,000	0	0
Helmar and Kaarina Beregszaszy JTWROS	20,000	0	20,000	20,000	0	0
George E. Berkner Living Trust	20,000	0	20,000	20,000	0	0
Todd Bernard	68,750	0	68,750	68,750	0	0
Todd M. Bernard Family Trust	200,000	0	200,000	200,000	0	0
Marshall G. Berol	0	7,500	7,500	7,500	0	0
Michael Bird	0	35,500	35,500	35,500	0	0
Cassandra W. Borchers	8,000	0	8,000	8,000	0	0
Bourquin Family Trust	50,000	50,000	100,000	100,000	0	0

Brio Capital Master Fund	0	150,000	150,000	150,000	0	0
Anne R. Brown	50,000	50,000	100,000	100,000	0	0
Cambridge Capital Holdings, Ltd.	125	0	125	125	0	0
Albert A. Cannella Jr.	2,000	0	2,000	2,000	0	0
Steven Capelli	100,000	50,000	150,000	150,000	0	0
Thomas Carey	10	0	10	10	0	0
Christa Verla Carnell	2,000	0	2,000	2,000	0	0
Eric Matthew Carnell	2,000	0	2,000	2,000	0	0
Janet Lynn Carnell (3)	2,726,668	180,000	2,906,668	2,906,668	0	0
Jeffrey Glenn Carnell	2,000	0	2,000	2,000	0	0
Wilda Carnell	8,000	0	8,000	8,000	0	0
Greg & Nola Casserly Trust	1,400,000	1,400,000	2,800,000	2,800,000	0	0
Cduno Consulting	20,000	0	20,000	20,000	0	0
Charles Goldberg Revocable Trust	0	50,000	50,000	50,000	0	0
Civic Capital	0	154,000	154,000	154,000	0	0
Lewis Chin	250	0	250	250	0	0
Vernon G. Chu	5	0	5	5	0	0
Jonathan L. Clarke & Margaret A. Clarke	6,000	0	6,000	6,000	0	0
Gordon Clements	30,000	53,500	83,500	83,500	0	0
Christina D. Collier, Trustee, Adam Boyd Sellers Irrevocable Trust	50,000	50,000	100,000	100,000	0	0
Timothy Collins (4)	0	41,573	41,573	41,573	0	0
Kevin J. Conner (5)	12,598	0	12,598	12,598	0	0
Sandra R. Cooney	600	0	600	600	0	0

Mark & Jackeline Cooperman	30,770	30,770	61,540	61,540	0	0
Melissa Cooperman	7,500	0	7,500	7,500	0	0
Gerad Crawford	50	0	50	50	0	0
Mark E. Curtis	4,800	0	4,800	4,800	0	0
Daniel Long Fine Arts, LLC	50,000	25,000	75,000	75,000	0	0
John Darcy	0	5,000	5,000	5,000	0	0
Milton Datsopoulos	200,000	200,000	400,000	400,000	0	0
William S. Daughterty	0	51,000	51,000	51,000	0	0
Gina Dawson	100	0	100	100	0	0
Dennis Degori	25	0	25	25	0	0
Anders A. de Jounge (31)	0	3,234	3,234	3,234	0	0
Bruce P. DeLaurentis	50,000	25,000	75,000	75,000	0	0
Del Rey Management, L.P.	0	400,000	400,000	400,000	0	0
DeReelTech, LLC (6)	26,000	0	26,000	26,000	0	0
Marie Elaine Detzer	4,000	0	4,000	4,000	0	0
Nicholas DeVito	100,000	250,000	350,000	350,000	0	0
Katharine B. Dickson Mark A. Dickson JTWROS	200,000	200,000	400,000	400,000	0	0
Lewis H. Dowdy VI	50,000	25,000	75,000	75,000	0	0
Kevin P. DuLieu	8,000	0	8,000	8,000	0	0
Essex Capital Holdings, Ltd.	1,163	0	1,163	1,163	0	0
Edward Evans	50	0	50	50	0	0
EWM	0	8,000	8,000	8,000	0	0
Marvin Faber	0	20,000	20,000	20,000	0	0
Fairfield Investment Group, LLC	0	25,000	25,000	25,000	0	0

The Jason H. Fane 2012 Irrevocable Trust	50,000	25,000	75,000	75,000	0	0
Lindsey Faniel	100	0	100	100	0	0
Braden Ferrari (7)	0	107,750	107,750	107,750	0	0
James R. Flach (8)	325,000	0	325,000	325,000	0	0
Paul L. Foster	76,923	76,923	153,846	153,846	0	0
Judeth & Alfonso Frallicciardi	6,000	0	6,000	6,000	0	0
Leon Frenkel (9)	0	3,545,513	3,545,513	3,545,513	0	0
Robert Frome	90,000	45,000	135,000	135,000	0	0
Kathleen B. Fuld	760,000	0	760,000	760,000	0	0
Lee A. Galtman	80,000	0	80,000	80,000	0	0
Dean Gardner	10,000	5,000	15,000	15,000	0	0
Marlice Gardner	0	15,000	15,000	15,000	0	0
Gary Gee	20	0	20	20	0	0
Richard S. & Jennifer S. Geib (10)	32,400	0	32,400	32,400	0	0
Richard S. Geib (10)	100,000	440,000	540,000	540,000	0	0
Joseph Getz	227,500	0	227,500	227,500	0	0
Deborah Gintoli	100	0	100	100	0	0
John G. Goode	100,000	100,000	200,000	200,000	0	0
F.B. Gretsch, Inc.	120,000	0	120,000	120,000	0	0
Fred B. Gretsch, Sr. Family Trust	2,800	0	2,800	2,800	0	0
Ross Grossman	8	0	8	8	0	0
Jon D and Linda W Gruber Trust	450,000	725,000	1,175,000	1,175,000	0	0
Jon & Linda Gruber Trust	460,000	0	460,000	460,000	0	0
J. Colbert Gutierrez	50	0	50	50	0	0
H Family LLP	0	115,100	115,100	115,100	0	0
Jeffrey D. Hall	90,000	45,000	135,000	135,000	0	0
Gary L. Hamilton (11)	0	59,325	59,325	59,325	0	0
Hannahlu Ventures LP	0	25,000	25,000	25,000	0	0

Hawk Engineering	38	0	38	38	0	0
John Hawley	0	575,000	575,000	575,000	0	0
HEPA, LLC	0	30,668	30,668	30,668	0	0
Leonard M. Herman, TTEE, Leonard M. Herman Trust UAD 5/3/1993	100,000	100,000	200,000	200,000	0	0
Sidney N. Herman	100,000	100,000	200,000	200,000	0	0
Bianca Hodge	100	0	100	100	0	0
Joseph A. Ioia (12)	3,254,677	254,677	3,509,354	3,509,354	0	0
Ariel Imas (13)	0	107,750	107,750	107,750	0	0
IRA FBO Leonid Frenkel (14)	0	1,000,000	1,000,000	1,000,000	0	0
IVIP Capital, LLC	300,000	150,000	450,000	450,000	0	0
Jaap Family Trust (15)	30,000	30,000	60,000	60,000	0	0
Jaidin Consulting Group LLC	260	0	260	260	0	0
Janal, LLLP	200,000	200,000	400,000	400,000	0	0
Jil M. Janda	100,000	0	100,000	100,000	0	0
JCC, LLC	108,000	20,000	128,000	128,000	0	0
Alexis B. Johnson	50,000	50,000	100,000	100,000	0	0
John Yadegar & Associates	88	0	88	88	0	0
Stephen H. Johnson	0	50,000	50,000	50,000	0	0
T. Michael Johnson & Patricia R. Johnson	50,000	50,000	100,000	100,000	0	0
Timothy B. Johnson	200,000	200,000	400,000	400,000	0	0
Byron Jones	0	110,000	110,000	110,000	0	0
JR Sandell Wedbush Securities Inc. Ctdn. IRA Contributory 09/14/13	50,000	25,000	75,000	75,000	0	0
Marco A. Juarez	36,842	0	36,842	36,842	0	0

Marco Antonio & Jessica Noelle Juarez	4,000	0	4,000	4,000	0	0
Reed Kaelin	126	0	126	126	0	0
Jane L. Kaplan Revocable Trust UAD 9/6/2000	50,000	50,000	100,000	100,000	0	0
Craig Kaufman	25	0	25	25	0	0
John Kelley	0	100,000	100,000	100,000	0	0
William K. Kellogg 1992 Trust	100,000	100,000	200,000	200,000	0	0
Reginal King (16)	0	29,443	29,443	29,443	0	0
Scott Kirschbaum	0	90,000	90,000	90,000	0	0
Brian & Jacqueline Kloss	0	50,000	50,000	50,000	0	0
Arthur Kramer	50,000	25,000	75,000	75,000	0	0
K. H. Wm. Krueger	0	217,500	217,500	217,500	0	0
Menka Lamba	60,000	30,000	90,000	90,000	0	0
Robert M. Laren & Norma C. Laren, JTWROS	4,002	0	40,002	40,002	0	0
Daniela Lazar	8	0	8	8	0	0
Jennifer L. Lefere	0	20,000	20,000	20,000	0	0
Ken Leung	1,000	0	1,000	1,000	0	0
David Levine	40,000	90,000	130,000	130,000	0	0
Elaine Levine	30,000	30,000	60,000	60,000	0	0
Yang Li (17)	0	11,300	11,300	11,300	0	0
Staffan Lofgren	50,000	25,000	75,000	75,000	0	0
Delight Lorenz Trust	8,000	0	8,000	8,000	0	0
John d'Arc Lorenz II (18)	488,334	318,356	806,690	806,690	0	0
Ronn & Patricia Lorenz, JTWROS	66,000	0	66,000	66,000	0	0
William Ronn Lorenz	0	30,000	30,000	30,000	0	0

James Magowan (19)	0	41,573	41,573	41,573	0	0
Kurt E. Maier & Jaina Maier 2001 Trust DTD 04/13/01	50,000	25,000	75,000	75,000	0	0
Dwight Mamanteo (20)	100,000	50,000	150,000	150,000	0	0
Laurie Manulis	50,000	50,000	100,000	100,000	0	0
Gennaro J. Botta & Anna C. Marchese	7,200	0	7,200	7,200	0	0
Market Surveys International, Inc.	750	0	750	750	0	0
Gary Marlin	100	0	100	100	0	0
Matrix Advisors	200,000	200,000	400,000	400,000	0	0
Johanna Mattox	8	0	8	8	0	0
Shawn McKinney	75	0	75	75	0	0
Stephen A. McConnel	45,592	0	45,592	45,592	0	0
David L. McLamb, Inc.	77,000	0	77,000	77,000	0	0
Thomas McManus	10,000	0	10,000	10,000	0	0
Eric W. Menkhus	49,960	9,000	58,960	58,960	0	0
Dale Merski & Lisa Merski	2,400	0	2,400	2,400	0	0
Glenn Michaels & Dionne M. Michaels	8,000	0	8,000	8,000	0	0
Edward C. Mikkelsen	10,000	0	10,000	10,000	0	0
Brian M. & Samantha A. Miller, JTWROS	8,000	0	8,000	8,000	0	0
Howard Miller	0	50,000	50,000	50,000	0	0
Faizan Arif Minhas	0	25,000	25,000	25,000	0	0
Joseph Minieri	20	0	20	20	0	0
MJ Fil Investments LLC	0	12,500	12,500	12,500	0	0

MMT Technologies, Inc.	204,750	0	204,750	204,750	0	0
Margaret Ann Monsor	1,000	0	1,000	1,000	0	0
Matthew Moog	50,000	50,000	100,000	100,000	0	0
Lou Anne Moore	10,000	5,000	15,000	15,000	0	0
Nicholas Steven Morgenstern	13	0	13	13	0	0
Sandra E. Morse	66,800	0	66,800	66,800	0	0
MSP 32 Trust	50,000	50,000	100,000	100,000	0	0
Anil Nayar	50,000	25,000	75,000	75,000	0	0
Marc E. Nicholson	50,000	50,000	100,000	100,000	0	0
Jeena Nijjar	8	0	8	8	0	0
Olde Monmouth Stock Transfer Co., Inc.	226	0	226	226	0	0
Olivenhein Holdings, LLC (21)	100,000	50,000	150,000	150,000	0	0
David N. Olson (32)	0	43,268	43,268	43,268	0	0
Richard Q. Opler (22)	80,000	20,000	100,000	100,000	0	0
Option Opportunities Corp.	0	30,000	30,000	30,000	0	0
Martin Osber	13	0	13	13	0	0
Andrew Osborne	20,000	0	20,000	20,000	0	0
Osher Capital Partners, LLC	50,000	25,000	75,000	75,000	0	0
Stan F. Osofsky Trust	25	0	25	25	0	0
James F. Palacek, TTEE FBO James F. Palacek	100	0	100	100	0	0
Robert Pallozzi	50,000	0	50,000	50,000	0	0
Pamaron Investments LP	0	50,000	50,000	50,000	0	0
Mark Pears	50	0	50	50	0	0
Frank J. Pena	300,000	300,000	600,000	600,000	0	0

Charles John Philport & Gail Ann Philport, JTWROS	8,000	0	8,000	8,000	0	0
Jennifer Powell	8	0	8	8	0	0
RDA Equities, LLC (23)	6,900,000	850,000	7,750,000	7,750,000	0	0
Recycle Business Advisors	0	365,000	365,000	365,000	0	0
Deborah Marie Reece	4,000	0	4,000	4,000	0	0
Ronald Reel (21)	400,000	200,000	600,000	600,000	0	0
Eric Reese	25	0	25	25	0	0
Phillipe Y & Francoise J. Reyns Revocable Trust	40,000	0	40,000	40,000	0	0
Richard A. Ritter	25,000	25,000	50,000	50,000	0	0
The Roberts Family Trust Agreement	30,000	0	30,000	30,000	0	0
Sharalynn A. Rocha	2,000	0	2,000	2,000	0	0
Roy Rogers TTEE UTD 1/21/81 FBO The Rogers Family Trust	1,000,000	900,000	1,900,000	1,900,000	0	0
Roy Rogers TTEE UTD 9/28/89 FBO Roy & Ruth Rogers Uni Trust	100,000	50,000	150,000	150,000	0	0
Roma Café, Inc.	115	0	115	115	0	0
Kurt Rosauer	246,563	0	246,563	246,563	0	0
Martin Rosauer	209,063	0	209,063	209,063	0	0
Hannah Rosauer	1,000	0	1,000	1,000	0	0
Mariel Rosauer	1,000	0	1,000	1,000	0	0
Travis Rosauer	10,000	0	10,000	10,000	0	0
Anne H. Ross	50,000	50,000	100,000	100,000	0	0

Bradley Rotter	0	77,000	77,000	77,000	0	0
Grant Sahag	0	15,000	15,000	15,000	0	0
Sahag Consulting, LLC	40,000	0	40,000	40,000	0	0
Mark Schultis	0	70,000	70,000	70,000	0	0
Dennis Scott	246,563	0	246,563	246,563	0	0
Security Research Associates, Inc. (24)	0	137,395	137,395	137,395	0	0
M. Edward Sellers Suzan D. Boyd JTWROS	200,000	200,000	400,000	400,000	0	0
Serenity Now	0	20,000	20,000	20,000	0	0
Edward W. & Maria Renee Serreze	4,000	0	4,000	4,000	0	0
Seville Enterprises, LP	100,000	100,000	200,000	200,000	0	0
William Shirk	50	0	50	50	0	0
Keri Smith (25)	47,200	0	47,200	47,200	0	0
Todd Lester Smith (26)	680,000	0	680,000	680,000	0	0
Dale F. Snavely Trust UAD 3/30/1993	100,000	100,000	200,000	200,000	0	0
Mike Sommer	40,000	0	40,000	40,000	0	0
Southwell Capital	0	125,000	125,000	125,000	0	0
Jess and Sandra Starkey	9,120	0	9,120	9,120	0	0
Ben Steger	0	50,000	50,000	50,000	0	0
John Stein	227,500	0	227,500	227,500	0	0
R. Steinbaum S. Garfinkle TTEE Catherine Konner Trust U/W C. Konner FBO H. Garfinkle	50,000	0	50,000	50,000	0	0
Steinbaum Family Trust	100,000	50,000	150,000	150,000	0	0
Mark A. Sternad	0	200,000	200,000	200,000	0	0
Mark A. Sternad SEP/IRA	0	200,000	200,000	200,000	0	0
Robert Strecker	0	80,000	80,000	80,000	0	0

Jeff Stuber	135	0	135	135	0	0
Suns Associates Group	175	0	175	175	0	0
Brian G. Swift (27)	0	136,750	136,750	136,750	0	0
Dana Zweig & Charles Syintsakos, JTWROS	10,000	0	10,000	10,000	0	0
Tech Valley Capital Group, Inc.	0	50,000	50,000	50,000	0	0
Brian Teske	0	30,000	30,000	30,000	0	0
Eric Tjaden	15,385	65,385	80,770	80,770	0	0
Tolles Living Family Trust	0	25,000	25,000	25,000	0	0
Kiet T. Tran	0	38,461	38,461	38,461	0	0
TriPoint Global Equities, LLC (28)	0	56,700	56,700	56,700	0	0
The Arthur V. Adams Trust	125	0	125	125	0	0
Henry J. Underwood Trust	100,000	100,000	200,000	200,000	0	0
Trafalgar Trust	250	0	250	250	0	0
Christina R. Valauri	8,000	0	8,000	8,000	0	0
Richard Vratanina	0	61,539	61,539	61,539	0	0
D. Michael Wallen	15,000	7,500	22,500	22,500	0	0
Warberg Opportunistic Fund	0	37,500	37,500	37,500	0	0
Edward J. Waters	0	25,000	25,000	25,000	0	0
Jacob Watkins	50	0	50	50	0	0
Scot Webber	50	0	50	50	0	0
WFOULSHAM Fund A	20,000	0	20,000	20,000	0	0
Micah J. Whitman	30,000	0	30,000	30,000	0	0

Kenneth M. Williams	10,000	0	10,000	10,000	0	0
Winston Capital Partners, LP	50,000	25,000	75,000	75,000	0	0
W.R. Valentine, LLC	150,000	150,000	300,000	300,000	0	0
Wright Investment Partnership	0	25,000	25,000	25,000	0	0
Wynnefield Partners Small Cap Value, L.P.I. (29)	1,062,450	531,225	1,593,675	1,593,675	0	0
Wynnefield Partners Small Cap Value, LP (29)	677,475	338,738	1,016,213	1,016,213	0	0
Wynnefield Small Cap Value Offshore Fund, Ltd. (29)	510,075	255,038	765,113	765,113	0	0
Dan Xu	20,000	10,000	30,000	30,000	0	0
Lydia A. Yacino	1,700	0	1,700	1,700	0	0
Alicia Williams & John Young, CPWROS (30)	200,040	15,000	215,040	215,040	0	0
Mimi Young	8	0	8	8	0	0

(1) The numbers in this column assume each selling shareholder sells all of its shares being registered pursuant to this prospectus.

(2) The shares being registered on behalf of Barcid Investment Group are deemed to be beneficially owned by Mr. John Lorenz, Chief Executive Officer, President and Chairman of the Company.

(3) Janet Lynn Carnell is currently the Chief Business Development Officer of the Company.

(4) Tim Collins is an affiliate of Security Research Associates, Inc., a broker dealer, and obtained the shares being registered as compensation for investment banking services.

(5) Kevin J. Conner formerly served as Chief Financial Officer of the Company.

(6) The shares being registered on behalf of DeReel Tech, LLC are deemed to be beneficially owned by Mr. Michael Jaap, a director of the Company.

(7) Braden Ferrari is an affiliate of TriPoint Global Equities, LLC, a broker dealer, and obtained the shares being registered as compensation for investment banking services.

(8) James Flach formerly served as a director of the Company.

(9) Leon Frenkel is a beneficial owner of 5% or more of the Company’s common stock.

(10) Richard S. Geib is currently the Chief Technical Officer of the Company.

(11) Gary L. Hamilton was formerly an affiliate of Security Research Associates, Inc., a broker dealer, and obtained the shares being registered as compensation for investment banking services.

(12) Joseph A. Ioia is currently a director of the Company.

(13) Ariel Imas is an affiliate of TriPoint Global Equities, LLC, a broker dealer, and obtained the shares being registered as compensation for investment banking services.

(14) The shares being registered on behalf of IRA FBO Leon Frenkel are deemed to be beneficially owned Mr. Leonid Frenkel, a beneficial owner of 5% or more of the Company’s common stock.

(15) The shares being registered on behalf of the Jaap Family Trust are deemed to be beneficially owned by Mr. Michael Jaap, a director of the Company.

(16) Reginal King was formerly an affiliate of Security Research Associates, Inc., a broker dealer, and obtained the shares being registered as compensation for investment banking services.

(17) Yang Li is an affiliate of TriPoint Global Equities, LLC, a broker dealer, and obtained the shares being registered as compensation for investment banking services.

(18) John d’Arc Lorenz II is currently the Chief Executive Officer, President and Chairman of the Company.

(19) James Magowan is an affiliate of Security Research Associates, Inc., a broker dealer, and obtained the shares being registered as compensation for investment banking services.

(20) Dwight Mamanteo is currently a director of the Company.

(21) The shares being registered on behalf of Olivenhein Holdings, LLC are deemed to be beneficially owned by Mr. Everett Alexander, a director of the Company.

(22) Richard Q. Opler is currently a director of the Company.

(23) The shares being registered on behalf of RDA Equities, LLC are deemed to be beneficially owned by Mr. Ralph Amato, a beneficial owner of 5% or more of the Company’s common stock.

(24) Security Research Associates, Inc., a broker dealer, obtained the shares being registered as compensation for investment banking services.

(25) Keri Smith is currently a director of the Company.

(26) Todd L. Smith is currently the Chief Operating Officer of the Company.

(27) Brian G. Swift is an affiliate of Security Research Associates, Inc., a broker dealer, and obtained the shares being registered as compensation for investment banking services.

(28) TriPoint Global Equities, LLC, a broker dealer, obtained the shares being registered as compensation for investment banking services.

(29) The shares being registered on behalf of Wynnefield Partners Small Cap Value, L.P.I., Wynnefield Partners Small Cap Value, LP, and Wynnefield Small Cap Value Offshore Fund, Ltd. are deemed to be beneficially owned by Wynnefield Capital Management, LLC, a beneficial owner of 5% or more of the Company’s common stock.

(30) The shares being registered on behalf of Alicia Williams & John Young, CPWROS are deemed to be beneficially owned by Ms. Alicia Williams Young, Chief Financial Officer of the Company.

(31) Anders A. de Jounge is an affiliate of Security Research Associates, Inc., a broker dealer, and obtained the shares being registered as compensation for investment banking services.

(32) David N. Olson was formerly an affiliate of Security Research Associates, Inc., a broker dealer, and obtained the shares being registered as compensation for investment banking services.

PLAN OF DISTRUBUTION

The selling shareholders may sell our common stock covered by this prospectus (the “registered securities”) from time to time in one or more transactions at:

-	fixed prices;

-	prevailing market prices at the time of sale;

-	varying prices determined at the time of sale; or

-	negotiated prices.

The selling shareholders will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling shareholders may effect these transactions by selling the registered securities to or through broker-dealers or directly to investors. Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the sales.

The registered securities may be sold in one or more of the following transactions:

-	a block trade in which a broker-dealer attempts to sell the shares of the registered securities as agent but may resell a portion of the block as principal to facilitate the transaction;

-	a purchase by a broker-dealer as principal and resale by the broker-dealer for its account under this prospectus;

-	an exchange distribution in accordance with the rules of the exchange;

-	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

-	privately negotiated transactions, including directly to investors; and

-	a combination of any of the above transactions.

We may amend or supplement this prospectus from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of the registered securities through a block trade, special offering, exchange distribution or secondary distribution, or a purchase by a broker-dealer, the amendment or supplement will disclose:

-	the name of the selling shareholders and the participating broker-dealer;

-	the number of shares of the registered securities involved;

-	the price at which the shares of the registered securities are sold;

-	the commissions paid or discounts or concessions allowed to the broker-dealer;

-	that the broker-dealer did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus; and

-	other facts material to the transaction.

The selling shareholders may enter into hedging transactions with broker-dealers or affiliates thereof in connection with distributions of the registered securities. In these transactions, broker-dealers or affiliates may engage in short sales of the registered securities pursuant to this prospectus to offset the positions they assume with the selling shareholders and use shares of the registered securities received from the selling shareholders to close out their short positions. The selling shareholders also may sell the registered securities short, deliver this prospectus in connection with some or all of those sales and redeliver the registered securities to close out their short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer or an affiliate thereof of shares of the registered securities. The broker-dealer may then resell or otherwise transfer the shares of the registered securities under this prospectus. The selling shareholders also may loan, pledge or grant a security interest in some or all of the registered securities covered by this prospectus to a broker-dealer or an affiliate thereof. The broker-dealer may sell the loaned or pledged registered securities under this prospectus.

Broker-dealers or agents may receive compensation from the selling shareholders in the form of commissions, discounts or concessions. Broker-dealers or agents may also receive compensation from the purchasers of the registered securities for which they act as agents or to whom they sell as principals, or both. A broker-dealer’s compensation will be negotiated in connection with the sale and may exceed the broker-dealer’s customary commissions. Broker-dealers, agents or the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with sales of the registered securities. Any commission, discount or concession received by these broker-dealers or agents and any profit on the sale of the registered securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the registered securities. There is currently no coordinating broker acting in connection with the proposed sale of the registered securities by the selling shareholders.

We agree to keep this prospectus effective until the earlier of (i) the date on which all of the shares of the registered securities have been sold pursuant to this prospectus, (ii) the expiration of the holding period that would be applicable to the registered securities under Rule 144 under the Securities Act were it not held by an affiliate of ours, or (iii) the sale of all of the shares of the registered securities, pursuant to Rule 144. The registered securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the registered securities may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In order to comply with the applicable securities laws of particular states, if applicable, the shares of registered securities will be sold in the jurisdictions only through registered or licensed brokers or dealers. In addition, in particular states, the shares of registered securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the registered securities may not simultaneously engage in market making activities with respect to the registered securities for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the registered securities by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We will pay all costs, expenses and fees associated with the registration of the registered securities, including without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws. The selling shareholders will pay all underwriting commissions and discounts, selling or placement agent fees or broker fees and commissions, and transfer taxes, if any, associated with the sale of the registered securities. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in sales of the registered securities against specified liabilities, including liabilities arising under the Securities Act. The selling shareholders have agreed to indemnify certain persons against specified liabilities in connection with the offering of the registered securities, including liabilities arising under the Securities Act.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 300,000,000 shares of common stock, par value $0.0001 per share, of which 51,922,021 shares are issued and outstanding as of June 13, 2014.

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs of our Company; and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of the shareholders.

The shareholders are not entitled to preference as to dividends or interest; preemptive rights to purchase in new issues of shares; preference upon liquidation; or any other special rights or preferences.

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividends, if any, will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2013, and 2012, were audited by Semple, Marchal & Cooper, LLP, and Jorgensen Co., respectively, each an independent registered public accounting firm, and to the extent set forth in their reports are included herein in reliance upon the authority of these firms as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Squire Patton Boggs (US) LLP, Phoenix, Arizona.

AVAILABLE INFORMATION

This prospectus is part of a registration statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Our website address is www.glyeco.com. The information on our website is not incorporated into this prospectus.

GLYECO, INC. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED
DECEMBER 31, 2013 AND 2012

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
GlyEco, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of GlyEco, Inc. and subsidiaries as of December 31, 2013 and the related consolidated statement of operations, stockholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GlyEco, Inc. and subsidiaries at December 31, 2013, and the results of its operations, and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations and to ultimately achieve viable profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Semple, Marchal & Cooper, LLP

Certified Public Accountants

Phoenix, Arizona

April 15, 2014

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
GlyEco, Inc.
Phoenix, Arizona

We have audited the accompanying consolidated balance sheets of GlyEco, Inc., a Nevada corporation, as of December 31, 2012 and December 31, 2011, and the related consolidated statements of operations, shareholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of GlyEco, Inc. as of December 31, 2012 and December 31, 2011, and the consolidated results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not yet achieved profitable operations and is dependent on its ability to raise capital from stockholders or other sources and other factors to sustain operations. These factors, along with other matters set forth in Note 2, raise substantial doubt that the Company will be able to continue as a going concern.  Management’s plan to address these matters is disclosed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jorgensen & Co.
Jorgensen & Co.
(a registered public accounting firm)

April 15, 2013
Lehi, UT

GLYECO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2013 and 2012

	2013	2012

ASSETS
Current Assets
Cash	$4,393,299	$1,153,941
Accounts receivable, net	898,934	116,963
Due from related parties	34,868	-
Prepaid expenses	53,732	12,550
Inventories	268,191	58,719
Total current assets	5,649,024	1,342,173

Property, Plant and Equipment
Machinery and equipment	3,719,344	756,047
Leasehold improvements	7,641	-
Accumulated depreciation	(328,803)	(70,641)
	3,398,182	685,406
Construction in process	2,117,001	-
Total property, plant and equipment	5,515,183	685,406

Other Assets
Deposits	80,708	-
Goodwill	779,303	159,484
Other intangibles, net	3,673,190	3,500,000
Total other assets, net	4,533,201	3,659,484

Total assets	$15,697,408	$5,687,063

LIABILITIES, MEZZANINE, AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,271,674	$184,134
Due to related parties	582,682	470,443
Accrued interest	-	616,462
Convertible note payable	-	1,000,000
Note payable	6,504	-
Capital lease obligation, related party	285,363	-
Total current liabilities	2,146,223	2,271,039

Non-Current Liabilities
Note payable	9,877	-
Capital lease obligation, related party	1,189,574	-
Total non-current liabilities	1,199,451	-

Total liabilities	3,345,674	2,271,039

Mandatorily redeemable Series AA convertible preferred stock, 2,342,740 shares issues and outstanding	1,171,375	-

Stockholders' Equity
Preferred stock: 40,000,000 shares authorized; $0.0001 par value; 2,342,740 Series AA (above) issued and outstanding as of December 31, 2013 and none issued and outstanding as of December 31, 2012	-	-
Common stock: 300,000,000 shares authorized; $0.0001 par value; 48,834,916 and 36,149,985 shares issued and outstanding as of December 31, 2013 and 2012, respectively	4,884	3,615
Additional paid-in capital	24,541,809	12,765,616
Accumulated deficit	(13,366,334)	(9,353,207)
Total stockholders' equity	11,180,359	3,416,024

Total liabilities, mezzanine, and stockholders' equity	$15,697,408	$5,687,063

See accompanying notes to the consolidated financial statements.

GLYECO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
For the years ended December 31, 2013 and 2012

	2013	2012

Net sales	$5,538,005	$1,266,295
Cost of goods sold ($2,274,345 related party for 2013)	5,193,445	1,021,332
Gross profit	344,560	244,963

Operating expenses
Consulting fees ($496,438 and $161,945 related party for 2013 and 2012, respectively)	680,196	623,949
Salaries and wages	830,677	467,023
Share-based compensation	1,065,288	124,660
Legal and professional fees	286,728	300,674
General and administrative ($48,123 related party for 2013)	900,463	414,133
Total operating expenses	3,763,352	1,930,439

Loss from operations	(3,418,792)	(1,685,476)

Other (income) and expenses
Interest income	(2,496)	(1,206)
Interest expense ($392,170 warrants issued for convertible note for 2013; $176,862 related party for 2013)	592,788	185,561
Other	4,043	-
Total other income and expenses	594,335	184,355

Loss before provision for income taxes	(4,013,127)	(1,869,831)

Provision for income taxes	-	-

Net loss	$(4,013,127)	$(1,869,831)

Basic and diluted loss per share	$(0.09)	$(0.07)

Weighted average common shares outstanding (basic and diluted)	45,527,044	26,402,477

See accompanying notes to the consolidated financial statements.

GLYECO, INC. AND SUBSIDIARIES
Consolidated Statements of Shareholders’ Equity
For the years ended December 31, 2013 and 2012

			Additional
	Common Stock		Paid-In	Accumulated	Stockholders'
	Shares	Par Value	Capital	Deficit	Equity
Balance, December 31, 2011	22,858,235	$2,286	$5,880,271	$(7,483,376)	$(1,600,819)

Common shares for acquisition	4,171,750	417	2,357,333	-	2,357,750

Common shares for cash	8,920,000	892	4,303,372	-	4,304,264

Stock-based compensation expense	-	-	124,660	-	124,660

Warrants and options exercised	200,000	20	99,980	-	100,000

Net loss	-	-	-	(1,869,831)	(1,869,831)

Balance, December 31, 2012	36,149,985	3,615	12,765,616	(9,353,207)	3,416,024

Common shares for acquisition	835,810	84	1,118,089	-	1,118,173

Common shares for payment of goods and services	793,679	79	553,281	-	553,360

Common shares for note conversion	940,000	94	469,906	-	470,000

Warrants issued in conjunction with note conversion	-	-	392,170	-	392,170

Common shares for cash, net	9,357,578	936	8,177,535	-	8,178,471

Warrants and options exercised	757,864	76	(76)	-	-

Stock-based compensation expense	-	-	1,065,288	-	1,065,288

Net loss	-	-	-	(4,013,127)	(4,013,127)

Balance, December 31, 2013	48,834,916	$4,884	$24,541,809	$(13,366,334)	$11,180,359

See accompanying notes to the consolidated financial statements.

GLYECO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the years ended December 31, 2013 and 2012

	2013	2012
Net cash flows from operating activities
Net loss	$(4,013,127)	$(1,869,831)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	258,162	70,641
Amortization	183,310	-
Stock-based compensation expense	1,065,288	124,660
Stock issued for conversion of accrued interest	24,913	-
Warrants issued in conjunction with note conversion	392,170	-
Stock and warrants issued for goods and services	553,360	-
Other	4,043	-
(Increase) decrease in operating assets and liabilities:
Accounts receivable, net	(689,651)	(81,865)
Due from related parties	(34,868)	-
Prepaid expenses	(121,890)	(12,550)
Inventories	(185,238)	(58,719)
Accounts payable and accrued expenses	989,597	(28,615)
Due to related party	112,239	(98,160)
Accrued interest	-	184,770
Other	9,000	-

Net cash used in operating activities	(1,452,692)	(1,769,669)

Investing activities
Cash paid for acquisitions	(539,304)	-
Purchase of equipment	(593,738)	(57,781)
Construction in process	(2,117,001)	-
Proceeds from sale of fixed assets	6,278	-
Purchase of intangible assets	-	(2,000,000)

Net cash used in investing activities	(3,243,765)	(2,057,781)

Financing activities
Repayment of debt	(3,619)	-
Repayment of capital lease	(239,037)	-
Proceeds from the sale of common stock	8,546,386	4,404,264
Stock issuance costs	(367,915)	-

Net cash provided by financing activities	7,935,815	4,404,264

Increase (decrease) in cash for year	3,239,358	576,814

Cash at the beginning of the year	1,153,941	577,127

Cash at end of the year	$4,393,299	$1,153,941

Supplemental disclosure of cash flow information
Interest paid during year	$122,510	$792
Taxes paid during year	$-	$-

Supplemental disclosure of non-cash investing and financing items
Common stock issued for acquisition	$1,118,173	$2,357,750
Common stock for goods and services	$553,360	$698,266
Common stock issued for convertible note, principal and interest	$470,000	$-
Series AA Preferred Stock issued for convertible note, principal and interest	$1,171,375	$-
Equipment under capital lease	$1,714,974	$-
Equipment purchased with debt	$20,000	$-

See accompanying notes to the consolidated financial statements.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

NOTE 1 – Organization and Nature of Business

GlyEco, Inc. (the "Company", “we”, or “our”) is a green chemistry company that collects and recycles waste glycol into a reusable product that is sold to third party customers in the automotive and industrial end-markets. Our proprietary technology, GlyEco TechnologyTM, allows us to recycle all five major types of waste glycol into a virgin-quality product usable in any glycol application.  We are dedicated to conserving natural resources, limiting liability for waste generators, safeguarding the environment, and creating valuable green products.  We currently operate seven processing centers in the United States with our principal offices located in Phoenix, Arizona. Our processing centers are located in (1) Minneapolis, Minnesota, (2) Indianapolis, Indiana, (3) Lakeland, Florida, (4) Elizabeth, New Jersey, (5) Rock Hill, South Carolina, (6) Tea, South Dakota, and (7) Landover, Maryland.

The Company was formed in the State of Nevada on October 21, 2011. On October 21, 2011, the Company became a wholly-owned subsidiary of Environmental Credits, Inc. ("ECVL"). On November 21, 2011, ECVL merged itself into its wholly-owned subsidiary, GlyEco, Inc. (the "Reincorporation"). Upon the consummation of the Reincorporation, the Company was the surviving corporation and the Articles of Incorporation and Bylaws of the Company replaced the Certificate of Incorporation and Bylaws of ECVL.

On November 28, 2011, the Company consummated a reverse triangular merger (the "Merger" or "Transaction") as a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended, pursuant to an Agreement and Plan of Merger, dated November 21, 2011 (the "Merger Agreement"), with GRT Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, and Global Recycling Technologies, Ltd., a Delaware corporation and privately-held operating subsidiary ("Global Recycling"). Global Recycling was incorporated in Delaware on July 11, 2007.

GRT Acquisition, Inc. was incorporated in the State of Nevada on November 7, 2011 for the purpose of consummating the Merger. Pursuant to the Merger Agreement, GRT Acquisition, Inc. merged with and into Global Recycling, with Global Recycling being the surviving corporation and which resulted in Global Recycling becoming a wholly-owned subsidiary of the Company.

We were formed to acquire the assets of companies in the business of recycling and processing waste ethylene glycol, and to apply a newly developed proprietary technology to produce ASTM E1177 Type I virgin grade recycled ethylene glycol to end users throughout North America.

On December 30, 2011, Global Recycling's wholly-owned subsidiary, Global Acquisition Corp. #6 ("Global Sub #6"), a Delaware corporation, was dissolved. Global Sub #6 ceased operations on December 31, 2009, when the assets (including rights to additive formula and goodwill) were sold in an exchange for the common shares of Global Recycling. Prior to its sale, Global Sub #6 operated as a chemical company selling additives used in producing antifreeze and heat transfer fluid from recycled ethylene glycol. Sales of additives were discontinued upon the sale of the assets effective December 31, 2009.

On January 9, 2012, the Company, and its wholly-owned subsidiary, Global Recycling, consummated a merger pursuant to which Global Recycling merged with and into the Company (the "Global Merger"), with the Company being the surviving entity.

The 11,591,958 shares of common stock of Global Recycling (constituting 100% of the issued and outstanding shares of Global Recycling on the effective date of the Global Merger) held by the Company pursuant to the reverse merger consummated on November 28, 2011, were cancelled upon the consummation of the Merger.

Currently, the Company is actively acquiring operating entities involved in the recycling of waste ethylene glycol and is consolidating and streamlining their operations.

Going Concern

The consolidated financial statements as of and for the year ended December 31, 2013 have been prepared assuming that the Company will continue as a going concern. As of December 31, 2013, the Company has yet to achieve profitable operations and is dependent on its ability to raise capital from stockholders or other sources to sustain operations. Ultimately we hope to achieve viable profitable operations when operating efficiencies can be realized from the facilities added in 2013. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company's ability to continue as a going concern. In their report dated April 15, 2014, our independent registered public accounting firm included an emphasis-of-matter paragraph with respect to our financial statements for the fiscal year ended December 31, 2013, expressing uncertainty regarding the Company’s assumption that we will continue as a going concern.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Management's plans to address these matters include raising additional financing through offering its shares of capital stock in private and/or public offerings of its securities and through debt financing if available and needed. The Company plans to become profitable by upgrading the capacity and capabilities at its existing operating facilities, continuing to implement its patent-pending technology in international markets, and acquiring profitable glycol recycling companies, which are looking to take advantage of the Company's public company status and improve their profitability through a combined synergy. The Company intends to expand customer and supplier bases once operational capacity and capabilities have been upgraded.

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States (“GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC").

Consolidation

These consolidated financial statements include the accounts of GlyEco, Inc., and its wholly-owned subsidiaries. All significant intercompany accounting transactions have been eliminated as a result of consolidation. The subsidiaries include: GlyEco Acquisition Corp #1 ("Acquisition Sub #1”); GlyEco Acquisition Corp #2 ("Acquisition Sub #2”); GlyEco Acquisition Corp #3 ("Acquisition Sub #3”); GlyEco Acquisition Corp #4 ("Acquisition Sub #4”); GlyEco Acquisition Corp #5 ("Acquisition Sub #5”); GlyEco Acquisition Corp #6 ("Acquisition Sub #6”); and GlyEco Acquisition Corp. #7 (“Acquisition Sub #7”).

Operating Segments

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated on a regular basis by the chief operating decision maker, or decision making group, in deciding how to allocate resources to an individual segment and in assessing the performance of the segment. Operating segments may be aggregated into a single operating segment if the segments have similar economic characteristics, among other criteria. The Company operates as one segment.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent within the financial reporting process, actual results may differ significantly from those estimates.  Significant estimates include, but are not limited to, items such as, the allowance of doubtful accounts, the value of stock-based compensation and warrants, the allocation of the purchase price in the various acquisitions, and the realization of property, plant and equipment, goodwill, other intangibles and their estimated useful lives.

Cash and Cash Equivalents

All highly liquid investments with maturities of three months or less at the time of purchase are considered to be cash equivalents.

Revenue Recognition

The Company recognizes revenue when four basic criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. Cost of products sold consists of the cost of the purchased goods and labor related to the corresponding sales transaction. The Company recognizes revenue from services at the time the services are completed. Shipping costs passed to the customer are included in the net sales.

Costs

Cost of goods sold includes all direct material and labor costs and those indirect costs of bringing raw materials to sale condition, including depreciation of equipment used in manufacturing and shipping and handling costs. We have entered into a Manufacturing and Distribution Agreement (M&D Agreement) with Full Circle MFG Group, Inc. (“Full Circle”) to provide us with recycling and production services, which is included in related party in cost of goods sold as Full Circle is owned by a member of our Board of Directors. Selling, general, and administrative costs are charged to operating expenses as incurred. Research and development costs are expensed as incurred and are included in operating expenses.  Advertising costs are expensed as incurred. Total advertising costs for 2013 and 2012 were $86,000 and $4,000, respectively.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Accounts Receivable
Accounts receivable are recognized and carried at the original invoice amount less an allowance for expected uncollectible amounts. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer's willingness or ability to pay, the Company's compliance with customer invoicing requirements, the effect of general economic conditions and the ongoing relationship with the customer. Accounts with outstanding balances longer than the payment terms are considered past due and we do not charge interest on past due balances. The Company writes off trade receivables when all collection efforts have been exhausted. Bad debt expense is reflected as a component of general and administrative expenses in the consolidated statements of operations.

Inventory

Inventories are reported at the lower of cost or market. The cost of raw materials, including feedstocks and additives, is determined on an average unit cost of the units in a production lot. Work-in-process represents labor, material and overhead costs associated with the manufacturing costs at an average unit cost of the units in the production lot. The Company periodically reviews its inventories for obsolete or unsalable items and adjusts its carrying value to reflect estimated realizable values. There was no allowance for obsolete inventory as of December 31, 2013 and 2012.

Property and Equipment

Property and Equipment is stated at cost. The Company provides depreciation on the cost of its equipment using the straight-line method over an estimated useful life, ranging from five to twenty-five years, and zero salvage value. Expenditures for repairs and maintenance are charged to expense as incurred. The upgrades to our NJ Processing Center are scheduled to be completed in 2014, at which time depreciation is expected to commence. As of December 31, 2013, the Company incurred and capitalized Construction in Process totaling $2,117,001. The estimated cost to be incurred in 2014 to complete upgrades at the processing center is approximately $2,000,000 million. Depreciation expense for the years ended December 31, 2013 and 2012, was $258,162 and $70,641, respectively.

For purposes of computing depreciation, the useful lives of property and equipment are:

Leasehold improvements	5 years

Machinery and Equipment	3-25 years

Fair Value of Financial Instruments

The Company has adopted the framework for measuring fair value that establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and lowest priority to unobservable inputs (Level 3 measurements).

The three levels of inputs that may be used to measure fair value are as follows:

●	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date;

●
Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data; and

●
Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions that market participants would use in pricing an asset or liability. Valuation is generated from model-based techniques with the unobservable assumptions reflecting our own estimate of assumptions that market participants would use in pricing the asset or liability.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Cash, accounts receivable, other current assets, accounts payable and other accrued liabilities, and shares of Series AA Preferred Stock are reflected in the balance sheet at their estimated fair values primarily due to their short-term nature. As to long-term capital leases and notes payable, estimated fair values are based on borrowing rates currently available to the Company for loans with similar terms and maturities, which represent level 3 input levels. The Company did not engage in any transaction involving derivative instruments. Fair value accounting has been applied to the initial valuation of warrants issued, intangible assets, and goodwill, which is discussed in the respective notes.

Net Loss per Share Calculation

The basic net loss per common share is computed by dividing the net loss by the weighted average number of shares outstanding during a period. Diluted income per common share is computed by dividing the net income, adjusted on an as if converted basis, by the weighted average number of common shares outstanding plus potentially dilutive securities. The Company has other potentially dilutive securities outstanding that are not shown in a diluted net loss per share calculation because their effect in both 2013 and 2012 would be anti-dilutive. These potentially dilutive securities excluded from the calculation include Series AA Preferred Stock, options and warrants. At December 31, 2013, these securities included warrants of 19,530,441 and stock options of 10,133,506 for a total of 29,663,947. At December 31, 2012, these securities included warrants of 12,307,558 and stock options of 6,837,606 for a total of 19,145,164. In addition, at December 31, 2013, there are 2,342,740 common shares that can potentially be issued upon the conversion of the Series AA Convertible Preferred Stock. There were no shares of Series AA Convertible Preferred Stock outstanding at December 31, 2012.

Provision for Taxes

The Company accounts for its income taxes in accordance with the Income Taxes Topic of ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. An allowance for the deferred tax asset is established if it is more likely than not that the asset will not be realized.

Stock Based Compensation

All share-based payments to employees, including grants of employee stock options, are expensed based on their estimated fair values at the grant date, in accordance with ASC 718. Compensation expense for stock options is recorded over the vesting period using the estimated fair value on the date of grant, as calculated by the Company using the Black-Scholes model. The Company classifies all share-based awards as equity instruments.

See Note 12 for a description of the Company’s share-based compensation plans and information related to awards granted under the plans.

Non-employee stock-based compensation is accounted for based on the fair value of the related stock or options or the fair value of the goods or services on the grant date, whichever is more readily determinable.

Reclassification of Prior Year Amounts

Certain prior year numbers have been reclassified to conform to the current year presentation. These reclassifications have not affected the net loss as previously reported.

Recently Issued Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our consolidated financial position, operations or cash flows.

NOTE 3 – Accounts Receivable

As of December 31, 2013 and 2012, the Company's net accounts receivable was $898,934 and $116,963, respectively.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The following table summarizes activity for the allowance for doubtful accounts:

	2013	2012
Beginning balance as of January 1,	$4,892	-
Bad debt expense	44,198	4,892
Charge offs, net	(1,163)	-
Ending balance as of December 31,	$47,927	4,892

NOTE 4 – Inventory

As of December 31, 2013 and 2012, the Company’s total inventories were $268,191 and $58,719, respectively.

December 31,	2013	2012
Raw materials	$76,165	$18,039
Work in process	47,106	31,569
Finished goods	144,920	9,111
Total inventories	$268,191	$58,719

NOTE 5 – Equipment

As of December 31, 2013 and 2012, the property, plant and equipment is being reflected net of accumulated depreciation as $5,515,183 and $685,406, respectively.

December 31,	2013	2012
Machinery and equipment	$3,719,344	$756,047
Leasehold improvements	7,641	-
Accumulated depreciation	(328,803)	(70,641)
	3,398,182	685,406
Construction in process	2,117,001	-
Total property, plant and equipment	$5,515,183	$685,406

Depreciation expense recorded during the years ended December 31, 2013 and 2012 was $258,162 and $70,641, respectively.

NOTE 6 – Acquisitions, Goodwill and Intangible Assets

We account for an acquisition of a business, as defined in ASC Topic 805, as required by an analysis of the inputs, processes and outputs associated with the transactions. Intangible assets that we acquire are recognized separately if they arise from contractual or other legal rights or if they are separable and are recorded at fair value less accumulated amortization. We analyze intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. We review the amortization method and period at least at each balance sheet date. The effects of any revision are recorded to operations when the change arises. We recognize impairment when the estimated undiscounted cash flow generated by those assets is less than the carrying amounts of such assets. The amount of impairment is the excess of the carrying amount over the fair value of such assets.

Goodwill is recorded as the excess of (i) the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition date fair value of any previous equity interest in the acquired over the (ii) fair value of the net identifiable assets acquired. We do not amortize goodwill; however, we annually, or whenever there is an indication that goodwill may be impaired, evaluate qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step quantitative goodwill impairment test. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the assets exceeds fair value. Our test of goodwill impairment includes assessing qualitative factors and the use of judgment in evaluating economic conditions, industry and market conditions, cost factors, and entity-specific events, as well as overall financial performance. Based on our analysis, no impairment loss was recorded in 2013 and 2012 as the carrying amount of the reporting unit’s assets did not exceed the estimated fair value determined. Any future increases in fair value would not result in an adjustment to the impairment loss that may be recorded in our consolidated financial statements.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Acquisition of Evergreen Recycling, Inc.

Effective January 1, 2013, the Company acquired Evergreen Recycling Co., Inc., an Indiana corporation ("Evergreen"), pursuant to an Asset Purchase Agreement, dated December 31, 2012 (the "Evergreen Agreement"), by and among the Company, Evergreen, Mr. Thomas Shiveley, the selling principal of Evergreen (the "Evergreen Selling Principal"), and GlyEco Acquisition Corp. #2, an Arizona corporation and wholly owned subsidiary of the Company (“Acquisition Sub #2”).

Evergreen operates a business located in Indianapolis, Indiana, relating to processing recyclable glycol streams, primarily used antifreeze, and selling glycol as remanufactured product.

Pursuant to the Evergreen Agreement, the Company (through Acquisition Sub #2) acquired the business and all of the glycol-related assets of Evergreen, free and clear of any liabilities or encumbrances, consisting of Evergreen's personal property (equipment, tools, machinery, furniture, supplies, materials, and other tangible personal property), inventory, intangible property, contractual rights, books and records, intellectual property, accounts receivable (excluding trade accounts receivable equal to or greater than 90 days), goodwill, and miscellaneous assets, in exchange for a $59,304 cash payment, 377,372 unregistered shares of the Company's common stock, valued at the then current fair market value of $1.57, determined by using the average closing price from the preceding five days up to the transaction closing date, and assumption of Evergreen's current payables totaling $10,010.

Transaction with Full Circle Manufacturing Group, Inc. – New Jersey Processing Center

On December 10, 2012, we entered into the following agreements allowing us to rent real property, and equipment and receive manufacturing, distribution and consulting services with the entities and sole owner, who is a member of our Board of Directors, as more fully described below.

Effective January 1, 2013, and beginning on February 1, 2013, GlyEco Acquisition Corp. #4, an Arizona corporation and wholly owned subsidiary of the Company (“Acquisition Sub #4”) commenced an operating Lease Agreement with NY Terminals II, LLC, a New Jersey limited liability company ("NY Terminals") and related party, whereby Acquisition Sub #4 agreed to lease certain real property owned by NY Terminals for a five-year term at a monthly rate of $30,000.

Effective January 1, 2013, and beginning on February 1, 2013, as a part of the same transaction, Acquisition Sub #4 commenced a capital Equipment Lease Agreement with Full Circle Manufacturing Group, Inc., a New Jersey corporation ("Full Circle"), a related party, whereby it agreed to lease Full Circle's equipment for $32,900 a month for a term of five years (refer to Note 8). The Company also commenced a Consulting Agreement with Joseph A. Ioia, the sole shareholder of Full Circle and sole member of NY Terminals ("Mr. Ioia"), in which the Company engaged Mr. Ioia, and agreed to compensate Mr. Ioia, to serve as a consultant for the Company.

Effective December 10, 2012, as more fully described in our annual report on Form 10-K for the year ended December 31, 2012, we executed a Manufacturing and Distribution Agreement (the “M&D Agreement”) with Full Circle and a consulting agreement with Mr. Ioia, whereby Full Circle, under the supervision of Mr. Ioia, operates Full Circle to process recyclable glycol streams and sell glycol as remanufactured product at our direction.   Under the M&D Agreement, Full Circle agreed to perform the manufacturing and distribution services relating to its glycol recycling business using the GlyEco Technology™, to exclusively produce remanufactured glycol for the sole benefit of us and to use the Intellectual Property (“IP”) sold to us by Mr. Ioia covering the worldwide right, title, and interest in Mr. Ioia’s exclusive glycol remanufacturing process.  We acquired the IP for consideration of $2,000,000 in cash and 3,000,000 unregistered shares of the Company’s common stock valued at $0.50 per share in 2012. Mr. Ioia became a director of the Company on January 15, 2013.

Interim Management Agreement with MMT Technologies, Inc.

Effective August 26, 2013, GlyEco Acquisition Corp. #3, an Arizona subsidiary and wholly owned corporation of the Company (“Acquisition Sub #3”) entered into an Interim Management Agreement with MMT Technologies, Inc., a Florida corporation (“MMT Technologies”), and Otho N. Fletcher, Jr., principal of MMT Technologies (the “MMT Principal”), pursuant to which Acquisition Sub #3 assumed control of the operations of MMT Technologies’ antifreeze recycling business in anticipation of the closing of the transaction contemplated by that certain Asset Purchase Agreement originally entered into on May 24, 2012, by and between the Company, Acquisition Sub #3, MMT Technologies, and the MMT Principal (the “MMT Agreement”).

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Pursuant to the Interim Management Agreement, the Company (through Acquisition Sub #3) purchased two vehicles and assumed control of MMT Technologies’ business and all of the assets to be assigned to Acquisition Sub #3 pursuant to the MMT Agreement in exchange for $50,000 in cash, which will be deducted from the aggregate purchase price outlined in the MMT Agreement.

On March 21, 2014, the Company completed the MMT Acquisition, by acquiring all business and all assets in exchange for 204,750 shares of restricted common stock, par value $0.0001, of the Company valued at a current fair market value of $1.03 per share determined by using the average closing price from the preceding five days up to the transaction closing date.

Merger of GSS Automotive Recycling, Inc. with and into GlyEco Acquisition Corp. #7

Effective September 30, 2013, GSS Automotive Recycling, Inc., a Maryland corporation (“GSS Automotive Recycling”), merged with and into GlyEco Acquisition Corp. #7, an Arizona corporation and wholly owned subsidiary of the Company (“Acquisition Sub #7”), with Acquisition Sub #7 continuing as the surviving corporation and a wholly-owned subsidiary of the Company, pursuant to an Agreement and Plan of Merger, dated September 27, 2013 (the “GSS Agreement”), by and among the Company, Acquisition Sub #7, GSS Automotive Recycling, Joseph Getz, an individual (“Getz”), and John Stein, an individual (“Stein” and collectively with Getz, the “GSS Shareholders”).

Pursuant to the GSS Agreement, the Company (through Acquisition Sub #7) purchased all of the issued and outstanding shares of GSS Automotive Recycling’s common stock from the GSS Shareholders in exchange for $430,000 in cash and 455,000 unregistered shares of the Company’s Common Stock, valued at the then current fair market value of $1.12 per share determined by using the average closing price from the preceding five days up to the transaction closing date.

As a result of the merger, Acquisition Sub #7 has assumed operations and all of the assets of GSS Automotive Recycling’s business located in Landover, Maryland, relating to processing recyclable glycol streams, primarily used as antifreeze, and reselling glycol as remanufactured product. We are in the process of integrating their operations into ours.

The acquisition of GSS includes a contingent consideration arrangement that requires the provision of $1.00 credit to the GSS Shareholders towards the purchase of additional shares of the Company for each additional $1.00 of Gross Profits (as defined in the GSS Agreement) that Acquisition Sub #7 earns in excess of $72,000 through December 31, 2014. The range of the undiscounted amounts the Company could owe under this arrangement is estimated to be between $0 and $38,000. The fair value of the contingent consideration on the acquisition date of approximately $0 was estimated based on the present value of projected payments, which were based on projected gross profit through 2014. These calculations and projections are based on significant inputs not observable in the market, which ASC 820 refers to as Level 3 inputs. Key assumptions include a discount rate of 25 percent as well as an increasing level of revenues and expenses based on probability factors at the acquisition date.

At December 31, 2013, the Company evaluated the cash flow projections included in the contingent consideration and determined that there was no change in the fair value of the contingent consideration.

During 2013, the Company completed the Evergreen, Full Circle, MMT Technologies and GSS Automotive Recycling transactions (the “Transactions”) in order to expand our market within North America, obtain synergies and cost efficiencies among the Transactions and GlyEco, and where economically feasible, add our technological advances to already operating facilities. As a result of the Transactions, we expect to reduce costs through economies of scale. The goodwill of $619,819 arising from the Transactions consists largely of the synergies and economies of scale expected from combining the operations and expanding our market.

The following table summarizes the aggregate consideration paid during 2013 for the Transactions and resolution of previous contingent consideration, and the amounts of the assets acquired and liabilities assumed at the effective acquisition date:

Consideration:

Cash	$539,304

Equity instruments (635,810 common shares of the Company) issued	894,173

Assets acquired under capital lease	1,714,974

Equity instruments held in escrows (200,000 common shares of the Company)	224,000

Fair value of total consideration transferred	$3,372,451

Recognized amounts of identifiable assets acquired and liabilities assumed:

Financial assets (primarily accounts receivable)	$92,320

Inventory	24,234

Property, plant, and equipment	2,377,521

Identifiable intangible assets	356,500

Financial liabilities	(97,943)

Total identifiable net assets	2,752,632

Goodwill	619,819

$3,372,451

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The Company has placed in escrow 200,000 shares to be released to the former owners upon the passage of one year as long as no undisclosed contingencies arise as more fully described in the documents. As of December 31, 2013, the amount recognized for the contingent consideration arrangement is included in the purchase price as we consider the possibility that the shares will not be released from escrow as remote. The fair value of the acquired identifiable intangible assets of $356,500 is provisional pending receipt of the final valuations for those assets.

The amounts of the Transactions’ revenue and earnings included in the Company's consolidated statement of operations for the year ended December 31, 2013, and the revenue and earnings of the combined entity had the acquisition date been done on January 1, 2012, are:

	Revenue	Earnings (Loss)

Actual from date of Transaction 12/31/2013	$3,057,071	$569,697

Pro forma (unaudited) supplemental information as if the Transactions had occurred at the beginning of the period is approximately, as shown below:

Supplemental (unaudited) pro forma for 1/1/2013 - 12/31/13	$6,420,000	$(3,420,000)

Supplemental (unaudited) pro forma for 1/1/2012 - 12/31/12	$5,200,000	$(1,275,000)

The 2013 and 2012 supplemental (unaudited) pro forma earnings were adjusted to exclude approximately $35,000 and $25,000, respectively, of acquisition-related costs incurred in 2013 and 2012

The components of intangible assets are as follows:

		Balance at		Balance at
	Estimated	December 31,	Current Year	December 31,	Accumulated
	Useful Life	2012	Additions	2013	Amortization	Net
Finite live intangible assets:
Customer list and trade name	5 years	$-	$24,500	$24,500	$1,810	$22,690

Non-compete agreements	5 years	-	332,000	332,000	41,500	290,500

Intellectual property	25 years	3,500,000	-	3,500,000	140,000	3,360,000

Total intangible assets		$3,500,000	$356,500	$3,856,500	$183,310	$3,673,190

Goodwill	Indefinite	$159,484	$619,819	$779,303	$-	$779,303

We compute amortization using the straight-line method over the estimated useful lives of the intangible assets. The Company has no indefinite-lived intangible assets other than goodwill. The tax deductibility of goodwill has yet to be determined, but the Company believes it will be able to deduct goodwill amortization for tax purposes.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

No significant residual value is estimated for these intangible assets. Aggregate amortization expense included in general and administrative expenses for the years ended December 31, 2013 and 2012, totaled $183,310 and zero, respectively. The following table represents the total estimated amortization of intangible assets for the five succeeding years and thereafter:

For the Year Ending December 31,	Estimated Amortization Expense

2014	$209,380
2015	209,380
2016	209,380
2017	209,380
2018	166,355
Thereafter	2,669,315

$3,673,190

NOTE 7 – Income Taxes

As of December 31, 2013 and 2012, the Company had a net operating loss (NOL) carryforwards of approximately $9,980,000 and $6,400,000, respectively, adjusted for stock based compensation and certain other non-deductible items available to reduce future taxable income, if any. The NOL carryforward begins to expire in 2028, and fully expires in 2033. Because management is unable to determine that it is more likely than not that the Company will realize the tax benefit related to the NOL carryforward, by having taxable income, a valuation allowance has been established as of December 31, 2013 and 2012 to reduce the tax benefit asset value to zero.

The deferred tax assets, including a valuation allowance, are as follows at December 31:

	December 31,
	2013	2012
Deferred tax assets – NOL	$3,480,000	$2,250,000
Valuation allowance	(3,480,000)	(2,250,000)
Net deferred tax assets	$-	$-

The change in the valuation allowance for deferred tax assets for the years ended December 31, 2013 and 2012 was $1,230,000 and $605,000, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2013 and 2012, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2013 and 2012:

Federal statutory tax rate	35%
Permanent difference and valuation allowance	(35)%
Effective tax rate	0%

State income taxes are expected to be de minimis based on the locations where we do business and our level of activity.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

NOTE 8 – Capital Lease

Acquisition Sub #4 entered into a capital Equipment Lease Agreement with Full Circle, a related party as its sole owner is on our Board of Directors, whereby it agreed to lease Full Circle's equipment for $32,900 a month for a term of five years with an option to purchase the equipment at the end of the lease for $200,000. The net present value of the equipment is estimated at $1,714,974 based on a 9% discount rate. The lease is amortized over the five year term at a rate of 9%. The equipment acquired included a distillation column and infrastructure, tanks and related equipment, filtration equipment, and vehicles. Depreciation on the cost of its equipment is calculated using the straight-line method over an estimated useful life, ranging from five to twenty-five years, and zero salvage value.

At December 31, 2013, the value of the assets under the capital lease was $1,637,101, net.  The depreciation expense for the year ended December 31, 2013 was $77,873.

Future minimum lease payments are due as follow:

Year Ended December 31,	Principal	Interest
2014	$285,363	$109,437
2015	312,125	82,675
2016	341,396	53,404
2017	373,413	21,387
2018	162,640	245
Total minimum lease payments	$1,474,937	$267,148

NOTE 9 – Note Payable

On May 3, 2013, Acquisition Sub #1 entered into a secured promissory note with Security State Bank of Marine in Minnesota (the "Note Payable"). The key terms of the Note Payable include: (i) a principal value of $20,000, (ii) an interest rate of 6.0%, and (iii) a term of three years with a maturity date of May 2, 2016. The Note Payable is collateralized by a vehicle.

Future minimum note payments due are as follows:

Year Ended December 31,
2014	$6,504
2015	6,905
2016	2,972
Total minimum note payments	$16,381

NOTE 10 – Convertible Note Payable

On August 9, 2008, Global Recycling issued a convertible promissory note to Leonid Frenkel, a principal stockholder, registered in the name of “IRA FBO Leonid Frenkel,” for $1,000,000 and bearing interest at 10.0% per annum (the “Frenkel Convertible Note”). Interest payments were due semi-annually in cash or shares of Global Recycling common stock. The Frenkel Convertible Note was convertible into 575,350 shares, at any time prior to maturity, at the option of the holder, into Global Recycling common stock at a conversion price of $2.50 per share. The Frenkel Convertible Note was secured by a lien on Global Recycling’s provisional patent application, including the GlyEco TechnologyTM Patent. The holder was also granted 480,000 warrants at $0.025 per share at the time the Frenkel Convertible Note was issued. The warrants expired on September 8, 2013.

The Frenkel Convertible Note’s original due date was extended to March 31, 2012.  Nonpayment of the principal or interest due and payable within 10 days of such amount being due is an “Event of Default” under the terms of the Frenkel Convertible Note. An Event of Default may also occur if Global Recycling breaches any material terms of the Frenkel Convertible Note, files bankruptcy or ceases operations. In the event of default, at the holder’s election, the outstanding principal and unpaid accrued interest of the Frenkel Convertible Note may be due and payable immediately.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

On April 3, 2012, the Company executed a Note Conversion Agreement (the "Conversion Agreement") with Mr.  Frenkel. The terms of the Conversion Agreement extended the maturity date for the convertible note (the “Frenkel Convertible Note”) to December 31, 2013, with interest accrued at a rate of 12.5% compounding semi-annually, and waived any and all claims of demand arising from or related to a default on the Frenkel Convertible Note prior to the Conversion Agreement. The Conversion Agreement further stated that Mr. Frenkel would convert all money owed into a combination of common and Series AA preferred stock on the date that the Company had received an aggregate of $5,000,000 in equity investment following the date of the Conversion Agreement and warrants. Of the debt converted, $470,000 would be converted into common stock at $1.00 per share or the price offered to any investor subsequent to the Conversion Agreement, if lower. The remainder would be converted into Series AA preferred stock at $1.00 per share or the price offered to any investor subsequent to the Conversion Agreement, if lower. The Series AA preferred stock shall in all respects be the same as common stock, except for the following features: (i) the Series AA preferred stock shall accrue a dividend of 12.5% per year, compounded semi-annually; (ii) the Series AA preferred stock shall have priority in payment upon liquidation over common stock to the extent of the $1,171,375 and all accrued but unpaid dividends; (iii) the Series AA preferred stock shall automatically convert into common stock at the rate of one share of common stock for each $1 of the Series AA preferred stock plus accrued but unpaid dividends if the closing price on the common stock on the OTC/BB is $5.00 per share for 20 consecutive trading days, or if the stock is listed on NYSE or NASDAQ; (iv) the original issue price of $1,171,375 plus all accrued but unpaid dividends shall be due and payable on December 31, 2013 if the Series AA preferred stock is not converted to common stock under the terms herein by such date; and (v) the Series AA preferred stock shall provide that the holder may not voluntarily convert into common stock to the extent that the holder will beneficially own in excess of 9.99% of the then issued and outstanding common stock of the Company. As of February 15, 2013 the amount outstanding under the convertible note, including principal and interest, totaled $1,641,375.

On February 15, 2013, the Company satisfied the terms of the Conversion Agreement, upon receiving an aggregate of $5,000,000 in equity investment. At this time, the Company issued to Mr. Frenkel 940,000 shares of common stock at a price of $0.50 per share, 2,342,750 shares of Series AA preferred stock at a price of $0.50 per share, and 940,000 warrants to purchase shares of Common Stock at a price of $1.00 per share. The estimated value of the warrants totaling $392,170 were expensed under interest expense during 2013. Interest expense of $24,913 was recorded during 2013 for the period from January 1, 2013 through the date the notes payable were converted to the common and Series AA preferred stock.  Upon conversion of the Series AA preferred stock to Common Stock, the Company will issue warrants at a price of $1.00 per share for each share of the Series AA preferred stock that is converted.  The Series AA preferred stock is shown on the balance sheet as Mandatorily redeemable Series AA convertible preferred stock as of December 31, 2013.

On December 31, 2013, the Company and Mr. Frenkel entered into an Amendment No. 1 to the Conversion Agreement, pursuant to which the redemption date of the Series AA preferred stock was extended to January 31, 2014. On January 31, 2014, the Company and Mr. Frenkel entered into an Amendment No. 2 to the Conversion Agreement, pursuant to which the redemption date of the Series AA preferred stock was further extended to March 15, 2014.

On March 14, 2014, Mr. Frenkel converted the Series AA preferred stock under the Conversion Agreement into 2,342,750 shares of common stock at a price of $0.50 per share.  As consideration for the extension of the maturity date of the Series AA preferred stock, an additional 262,763 shares of common stock were issued at a price of $0.50 per share. Of these combined shares, 1,946,280 shares were issued to Mr. Frenkel, and 659,233 shares were issued to Triage Capital Management L.P.  Additionally, per the terms of the Conversion Agreement, a three-year warrant to purchase one share of common stock was issued for each share of common stock received in the conversion with each such warrant having an exercise price of $1.00.  Therefore, Mr. Frenkel received 2,605,513 such warrants in connection with the conversion of the Series AA preferred stock. The accounting for the extension from January 1, 2014 to March 14, 2014 of the redemption has not been determined and will be included in our first quarter 2014 results.

NOTE 11 – Stockholders’ Equity

Preferred Stock

The Company's articles of incorporation authorize the Company to issue up to 40,000,000 shares of $0.0001 par value, preferred shares having preferences to be determined by the board of directors for dividends, and liquidation of the Company's assets.  Of the 40,000,000 preferred shares the Company is authorized by its articles of incorporation to issue up to 3,000,000 Series AA preferred shares.

As of December 31, 2013, the Company had 2,342,740 Series AA preferred shares issued and outstanding.   Please see the description of the features and issuance of the Series AA preferred stock in Note 10.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

As of December 31, 2013, the accrued dividends payable on the Series AA preferred stock was approximately $30.

Common Stock

As of December 31, 2013, the Company has 48,834,916, shares of common stock outstanding. The Company's articles of incorporation authorize the Company to issue up to 300,000,000 shares of $0.0001 par value, common stock. The holders are entitled to one vote for each share on matters submitted to a vote to shareholders, and to share pro rata in all dividends payable on common stock after payment of dividends on any preferred shares having preference in payment of dividends.

For the year ended December 31, 2013, the Company issued the following common stock:

	Number of Common	Value of Common
	Shares Issued	Shares as Recorded
Common Shares for Acquisition	835,810	$1,118,173
Common Shares for Goods and Services	793,679	$553,360
Common Shares for Convertible Note	940,000	$470,000
Common Shares for Cash	9,357,578	$8,178,471
Warrants and Options Exercised	757,864	$-

We account for share based payments for goods and services to non-employees in accordance with ASC Subtopic 505-50 that requires that all such payments shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. In order to evaluate whether the fair value of consideration received or the fair value of equity instruments issued is more reliable, we calculate the fair value of each. Primarily we have had contractual obligations owed and goods and services related to working capital exchanged for units in our private placements at their issue price to the public.

To determine the fair value of shares issued for acquisitions, we used the fair value determined by using the average closing price from the preceding five days up to the transaction closing date on the OTCQB Market.

The common shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

Cash received from shares issued under private placements during the year ended December 31, 2013, was $8,178,471, net of $367,915 of stock issuance costs.

Share-Based Compensation

As of December 31, 2013 the Company had 2,794,100 common shares reserved for future issuance under the Company’s stock plans. (See Note 12)

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

NOTE 12 – Options and Warrants

The following are details related to options issued by the Company:

		Weighted
	Options for	Average
	Shares	Exercise Price

Outstanding as of December 31, 2011	3,717,606	$0.60
Granted	3,285,000	0.59
Exercised	(165,000)	0.50
Forfeited	-	-
Cancelled	-	-
Expired	-	-
Outstanding as of December 31, 2012	6,837,606	$0.59

Outstanding as of December 31, 2012	6,837,606	$0.59
Granted	3,445,900	1.00
Exercised	(150,000)	0.50
Forfeited	-	-
Cancelled	-	-
Expired	-	-
Outstanding as of December 31, 2013	10,133,506	$0.74

During 2013 and 2012, there were no forfeitures or expirations under our stock plans.  The weighted-average grant-date fair value of options granted for the year ended December 31, 2013 was $0.44 per option.

For the year ended December 31, 2013, the intrinsic value of options outstanding was $4,859,581, and of options exercisable was $6,310,476.

All options exercised were done so by means of a cashless exercise, whereby the Company received no cash and issued new shares.

We account for all stock-based payment awards made to employees and directors based on estimated fair values. We estimate the fair value of share-based payment awards on the date of grant using an option-pricing model and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period, net of forfeitures.

We use the Black-Scholes-Merton (“BSM”) option-pricing model as our method of valuation. The fair value is amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The fair value of share-based payment awards on the date of grant as determined by the BSM model is affected by our stock price as well as other assumptions. These assumptions include, but are not limited to:

•	Expected term is generally determined using weighted average of the contractual term and vesting period of the award;
•
Expected volatility of award grants made under the Company’s plans is measured using the historical daily changes in the market price of similar industry indices selected by us as representative, which are publicly traded, over the expected term of the award, due to our limited trading history;

•	Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards; and,
•	Forfeitures are based on the history of cancellations of awards granted by the Company and management's analysis of potential forfeitures.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The estimated value of employee stock options granted during the years ended December 31, 2013 and 2012 were estimated using the BSM option pricing model with the following assumptions:

	Years Ended December 31,
	2013			2012
Expected volatility	40%			10%
Risk-free interest rate	0.16	–	0.70%	0.60	–	0.70%
Expected dividends	0.00%			0.00%
Expected term in years	3	–	5	5	–	10

The following are details related to warrants issued by the Company:

		Weighted
	Warrants for	Average
	Shares	Exercise Price

Outstanding as of December 31, 2011	4,410,991	$0.64
Granted	7,946,500	1.00
Exercised	(35,000)	0.50
Forfeited	-	-
Cancelled	(14,933)	2.50
Expired	-	-
Outstanding as of December 31, 2012	12,307,558	$0.86

Outstanding as of December 31, 2012	12,307,558	0.86
Granted	8,187,817	1.31
Exercised	(680,000)	0.03
Forfeited	(284,934)	0.48
Cancelled	-	-
Expired	-	-
Outstanding as of December 31, 2013	19,530,441	1.08

The weighted-average grant-date fair value of the 1,439,560 compensatory warrants granted for the year ended December 31, 2013, was $0.37 per warrant.

For the year ended December 31, 2013, the intrinsic value of warrants outstanding and exercisable was 3,835,245.

All warrants exercised were done so by means of a cashless exercise, whereby the Company received no cash and issued new shares.

For the year ended December 31, 2013, the Company issued 1,439,560 compensatory warrants to purchase its common stock while recording expense for these warrants of $526,393 using the BSM option pricing model based upon:

· Expected term is generally determined using  the contractual term of the award;
· Expected volatility of award grants made under the Company’s plans is measured using the historical daily changes in the market price of similar industry indices selected by us as representative, which are publicly traded, over the expected term of the award, due to our limited trading history;
· Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards; and,
· Forfeitures are based on the history of cancellations of awards granted by the Company and management's analysis of potential forfeitures.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

The weighted-average estimated fair value of warrants granted as stock based compensation during the years ended December 31, 2013 and 2012 were estimated using the BSM option pricing model with the following assumptions:

	Years Ended December 31,
	2013			2012
Expected volatility	40%			10%
Risk-free interest rate	0.60	–	0.70%	0.60	–	0.70%
Expected dividends	0.00%			0.00%
Expected term in years	3	–	5	3	–	5

For the Year Ended December 31, 2012:

Warrants and Options Outstanding			Warrants and Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Range of Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.0001	1,000,000	2.5	$0.0001	1,000,000	$0.0001
$0.025	680,000	0.3	$0.025	680,000	$0.025
$0.50	6,360,000	9.0	$0.50	3,975,000	$0.50
$0.625	220,000	0.1	$0.625	220,000	$0.625
$1.00	10,420,230	9.0	$1.00	10,370,230	$1.00
$1.50	300,000	2.5	$1.50	300,000	$1.50
$2.45	100,000	5.0	$2.45	20,000	$2.45
$2.50	64,934	0.5	$2.50	64,934	$2.50
	19,145,164			16,630,164

For the Year Ended December 31, 2013:

Warrants and Options Outstanding			Warrants and Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Range of Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.0001	1,000,000	1.4	$0.0001	1,000,000	0.0001
$0.50	6,410,800	8.1	$0.50	5,182,300	0.50
$1.00	15,036,830	4.2	$1.00	13,414,330	1.00
$1.25	2,912,716	2.2	$1.25	2,912,716	1.25
$1.50	4,203,601	4.7	$1.50	4,203,601	1.50
$2.45	100,000	8.5	$2.45	40,000	2.45
	29,663,947			26,752,947

Third Amended and Restated 2007 Stock Incentive Plan

The Company assumed the Third Amended and Restated 2007 Stock Incentive Plan (the “2007 Stock Plan”) from Global Recycling Technologies, Ltd., a Delaware corporation (“Global Recycling”), upon the consummation of a reverse triangular merger between the Company, Global Recycling, and GRT Acquisition, Inc., a Nevada corporation, on November 28, 2011.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

There are an aggregate of 6,742,606 shares of our Common Stock reserved for issuance under options granted by the 2007 Stock Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to the Company (collectively, “Eligible Persons”). As of December 31, 2013, we have issued options to purchase an aggregate of 6,647,606 shares of our Common Stock originally reserved under the 2007 Stock Plan. There remain 95,000 shares of Common Stock available for issuance under this plan.

Under the 2007 Stock Plan, Eligible Persons may be granted: (a) stock options (“Options”), which may be designated as Non-Qualified Stock Options (“NQSOs”) or Incentive Stock Options (“ISOs”); (b) stock appreciation rights (“SARs”); (c) restricted stock awards (“Restricted Stock”); (d) performance share awards (“Performance Awards”); or (e) other forms of stock-based incentive awards.

The 2007 Stock Plan will remain in full force and effect through May 30, 2017, unless earlier terminated by our Board of Directors. After the 2007 Stock Plan is terminated, no future awards may be granted under the 2007 Stock Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions.

2012 Equity Incentive Plan

On February 23, 2012, subject to stockholder approval, the Company’s Board of Directors approved the Company’s 2012 Equity Incentive Plan (the “2012 Plan”). By written consent in lieu of a meeting, dated March 14, 2012, Stockholders of the Company owning an aggregate of 14,398,402 shares of Common Stock (representing approximately 66.1% of the then 23,551,991 outstanding shares of Common Stock) approved and adopted the 2012 Plan. Also by written consent in lieu of a meeting, dated July 27, 2012, Stockholders of the Company owning an aggregate of 12,676,202 shares of Common Stock (representing approximately 51.8% of the then 24,451,991 outstanding shares of Common Stock) approved an amendment to the 2012 Plan to increase the number of shares reserved for issuance under the 2012 Plan by 3,000,000 shares.

There are an aggregate of 6,500,000 shares of our Common Stock reserved for issuance upon exercise of awards granted under the 2012 Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to the Company. As of December 31, 2013, we have issued options to purchase an aggregate of 3,800,900 shares of our Common Stock originally reserved under the 2012 Plan. There remain 2,699,100 shares of Common Stock available for issuance under this plan.

The 2012 Plan includes a variety of forms of awards, including (a) ISOs (b) NQSOs (c) SARs (d) Restricted Stock, (e) Performance Awards, and (e) other forms of stock-based incentive awards to allow the Company to adapt its incentive compensation program to meet its needs.

The 2012 Plan will terminate on February 23, 2022, unless sooner terminated by our Board of Directors. After the 2012 Plan is terminated, no future awards may be granted under the 2012 Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the 2012 Plan’s terms and conditions.

NOTE 13 – Related Party Transactions

Related party transactions are included in cost of goods sold, consulting fees, general and administrative expenses, interest expense,  and the capital lease obligation. Refer to the consolidated statements of operations for amounts.

Chief Executive Officer

The Chief Executive Officer is the sole owner of a corporation, Barcid Investment Group, that was paid for management consulting services provided to the Company. As of February 1, 2012, the CEO changed his status from a consultant and became an employee of the Company. The CEO purchased 156,000 shares in the offering that closed on February 15, 2013 at a price of $0.65 per share in consideration of monies owed to him by the Company.

	2013	2012
Beginning balance as of December 31, 2012	$211,800	$278,800
Monies owed	87,069	12,500
Monies paid	(184,435)	(79,500)
Ending balance as of December 31, 2013	$114,434	$211,800

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Chief Business Development Officer

The Chief Business Development Officer is the sole owner of two corporations, CyberSecurity, Inc. and Market Tactics, Inc., which were paid for marketing consulting services provided to the Company.

	2013	2012
Beginning balance as of December 31, 2012	$-	$41,000
Monies owed	145,011	77,000
Monies paid	(128,953)	(118,000)
Ending balance as of December 31, 2013	$16,058	$-

Chief Financial Officer

The Chief Financial Officer is reimbursed for business expenses charged on a personal credit card.

	2013	2012
Beginning balance as of December 31, 2012	$-	$-
Monies owed	57,272	-
Monies paid	(41,134)	-
Ending balance as of December 31, 2013	$16,138	$-

 Director

A Director of the Company is the counter party to consulting and non-compete contracts, as well as the sole owner of two corporations, Full Circle and NY Terminals with contracts with the Company. As described in Note 4, Full Circle is paid pursuant to lease and services agreements. NY Terminals is paid pursuant to a ground lease agreement.

	2013	2012
Beginning balance as of December 31, 2012	$-	$-
Monies owed	2,832,046	-
Monies paid	(2,405,994)	-
Ending balance as of December 31, 2013	$426,052	$-

General Manager

The General Manager of Acquisition Sub #3 is co-owner of MMT Technologies, which is paid rent pursuant to a lease agreement for the building and land occupied by Acquisition Sub #3.

	2013	2012
Beginning balance as of December 31, 2012	$-	$-
Monies owed	10,000	-
Monies paid	-	-
Ending balance as of December 31, 2013	$10,000	$-

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

Former Chief Financial Officer

The former Chief Financial Officer for the Company was owed $17,455 at the end of 2012. In 2013, the former CFO ceased to be a related party upon his resignation from the Company in January of 2013 and the outstanding payable balance was repaid.

Shareholder

A shareholder of the Company was owed $230,000 at the end of 2012 for consulting services provided to the Company.  In 2013, the shareholder ceased to be a related party and the outstanding payable balance was repaid.

NOTE 14 – Commitments and Contingencies

Rental Agreements

During the years ended December 31, 2013 and 2012, the Company rented office and warehouse space on a monthly basis under a written rental agreements. The terms of these agreements range from several months to five years.

For the years ended December 31, 2013 and 2012, rent expense was $516,952 and $44,100, respectively.

Future minimum lease payments due are as follows:

Year Ended December 31,
2014	$652,670
2015	645,687
2016	650,652
2017	564,251
2018	73,097
Total minimum lease payments	$2,586,357

Litigation

The Company may be party to legal proceedings in the ordinary course of business. The Company believes that the nature of these proceedings (collection actions, etc.) are typical for a Company of our size and scope of operations. Currently, there are no pending legal proceedings. However, the Company is aware of two matters that involve potential claims against the Company that it is at least reasonably possible that a claim may be asserted. In the first matter, the Company had retained an entity to assist in the raising of capital. The Company believes that the entity has violated the terms of our contract. The estimated range involved in this dispute is from $0 to $100,000. In the second matter, the Company had a contract with an entity to provide project management services. The entity has billed for amounts above their contract amount for services that the Company believes were included in the scope of work of their contract. The estimated range involved in this dispute is from $0 to $129,000. [Management believes both of these possible claims are without merit and intends to vigorously defend themselves should a formal claim be made.

Environmental Matters

We are subject to federal, state, and local laws, regulations and ordinances relating to the protection of the environment, including those governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, and occupational health and safety. It is management’s opinion that the Company is not currently exposed to significant environmental remediation liabilities or asset retirement obligations as of December 31, 2013 and 2012. However, if a release of hazardous substances occur, or is found on one of our properties from prior activity, we may be subject to liability arising out of such conditions and the amount of such liability could be material.

NOTE 15 – Concentration of Credit Risk

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed completely to perform as contracted. Concentrations of credit risk that arise from financial instruments exist for groups of customers when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

•
Cash and cash equivalents – Financial instruments that subject the Company to credit risk are cash balances maintained in excess of federal depository insurance limits.  At December 31, 2013, the Company had $3,828,685 in cash which was not guaranteed by the Federal Deposit Insurance Corporation.  To date, the Company has not experienced any losses in such accounts and believes the exposure is minimal.

•
Major customers and accounts receivable – Major customers represent any customer that accounts for more than 10% of revenues for the year.  During 2013, the Company had two customers that accounted for 23% and 29% of revenues and whose accounts receivable balance (unsecured) accounted for approximately 23% and 7% of accounts receivable at December 31, 2013.  During 2012, the Company had one customer that accounted for approximately 62% of revenues.

GLYECO, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2013 and 2012

NOTE 16 – Subsequent Events

Common Stock

On January 24, 2014, the Company issued an aggregate of 24,167 shares of Common Stock for the cashless exercise of 45,000 options at an exercise price of $0.50 per share. The closing price on the OTCQB Market on the day of exercise was $1.08 per share of Common Stock.

On February 10, 2014, the Company issued an aggregate of 204,689 shares of Common Stock to four employees, pursuant to a performance incentive plan at a price of $1.04 per share.

On March 14, 2014, the Company issued an aggregate of 2,605,513 shares to two investors in consideration for the conversion of Series AA preferred stock into common stock, per the terms of the Note Conversion Agreement, at a price of $0.50 per share.

On March 21, 2014, the Company issued an aggregate of 204,750 shares of common stock to MMT Technologies, Inc., in consideration for the business and assets of MMT Technologies, as discussed further below.

Summary of subsequent stock issuances as of March 21, 2014:

	Number of Common Shares Issued	Value of Common Shares
Common Shares for Acquisition	204,750	$210,893
Common Shares for Performance Plan	204,689	$212,877
Common Shares for Conversion of Series AA Preferred Shares	2,605,513	$1,302,757
Warrants and Options Exercised	24,167	$26,100

Acquisition of MMT Technologies, Inc..

As previously reported by the Company on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 30, 2012, GlyEco Acquisition Corp. #3, an Arizona corporation and wholly-owned subsidiary (“Acquisition Sub #3”) of the Company, entered into an Asset Purchase Agreement (the “Agreement”) on May 24, 2012, with MMT Technologies, Inc., a Florida corporation (“MMT Technologies”), pursuant to which Acquisition Sub #3 agreed to purchase MMT Technologies’ business and all of its assets (the “MMT Acquisition”).

On March 21, 2014, Acquisition Sub #3 and MMT Technologies entered into an Amendment No. 1 to Asset Purchase Agreement (the “Amendment No. 1”) and correspondingly consummated the MMT Acquisition, pursuant to which Acquisition Sub #3 acquired MMT Technologies’ business and all of its assets, free and clear of any liabilities or encumbrances, consisting of equipment, tools, machinery, supplies, materials, materials, other tangible property, inventory, intangible property, contractual rights, books and records, intellectual property, accounts receivable, goodwill, and miscellaneous assets in exchange for 204,750 shares of restricted common stock, par value $0.0001, of the Company valued at a current fair market value of $1.03 per share.

GLYECO, INC. AND SUBSIDIARIES
INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED
MARCH 31, 2014 AND 2013

GLYECO, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
March 31, 2014 and December 31, 2013

ASSETS

	March 31,	December 31,
	2014	2013
	(unaudited)
Current assets
Cash	$990,738	$4,393,299
Accounts receivable, net	1,168,970	898,934
Due from related parties	-	34,868
Prepaid expenses	281,399	53,732
Inventories	401,884	268,191
Total current assets	2,842,991	5,649,024

Equipment
Equipment	3,901,137	3,719,344
Leasehold improvements	7,641	7,641
Accumulated depreciation	(409,276)	(328,803)
	3,499,502	3,398,182
Construction in process	3,718,097	2,117,001
Total equipment, net	7,217,599	5,515,183

Other assets
Deposits	-	80,708
Goodwill	835,295	779,303
Other intangible assets, net	3,619,732	3,673,190
Total other assets	4,455,027	4,533,201

Total assets	$14,515,617	$15,697,408

LIABILITIES, MEZZANINE AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued expenses	$711,673	$1,271,674
Due to related parties	540,001	582,682
Note payable	6,602	6,504
Capital lease obligation	291,830	285,363
Total current liabilities	1,550,106	2,146,223

Non-current liabilities
Note payable	8,191	9,877
Capital lease obligation	1,114,148	1,189,574
Total non-current liabilities	1,122,339	1,199,451

Total liabilities	2,672,445	3,345,674

Commitments and contingencies
Mandatorily redeemable Series AA convertible preferred stock, 2,342,740 shares issued and outstanding	-	1,171,375

Stockholders' equity
Preferred stock; $0.0001 par value; 40,000,000 shares authorized and zero shares issued and outstanding as of March 31, 2014 and 2,342,740 shares Series AA (above) issued and outstanding as of December 31, 2013	-	-
Common stock, $.0001 par value; 51,874,035 and 48,834,916 shares issued and outstanding as of March 31, 2014 and December 31, 2013 respectively	5,187	4,884
Additional paid in capital	28,639,958	24,541,809
Accumulated deficit	(16,801,973)	(13,366,334)
Total stockholders' equity	11,843,172	11,180,359

Total liabilities, mezzanine, and stockholders' equity	$14,515,617	$15,697,408

See accompanying notes to the condensed consolidated financial statements.

GLYECO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
For the three months ended March 31, 2014 and 2013

	Three months ended March 31,
	2014	2013
	(unaudited)	(unaudited)

Sales, net	$1,653,041	$1,232,667
Cost of goods sold ($479,507 and $462,900 related party for 2014 and 2013, respectively)	1,661,423	1,165,582
Gross (loss) profit	(8,382)	67,085

Operating expenses
Consulting fees ($20,100 and $24,000 related party for 2014 and 2013, respectively)	141,166	158,742
Share-based compensation	472,774	-
Salaries and wages	271,575	157,517
Legal and professional	36,913	63,575
General and administrative ($18,533 and $18,692 related party for 2014 and 2013, respectively)	215,754	108,177
Total operating expenses	1,138,182	488,011

Loss from operations	(1,146,564)	(420,926)

Other (income) and expenses
Interest income	(578)	(528)
Interest expense ($29,739 and $23,611 related party for 2014 and 2013, respectively)	44,977	58,530
Total other income and expenses	44,399	58,002

Loss before provision for income taxes	(1,190,963)	(478,928)

Provision for income taxes	1,266	-

Net loss	$(1,192,229)	$(478,928)

Premium on Series AA Preferred conversion to common shares	2,243,410	-

Net loss available to common stockholders	$(3,435,639)	(478,928)

Basic and diluted loss per share	$(0.07)	(0.01)

Weighted average common shares outstanding (basic and diluted)	49,486,052	38,387,216

See accompanying notes to the condensed consolidated financial statements.

GLYECO, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Shareholders’ Equity
For the three months ended March 31, 2014

			Additional
	Common Stock		Paid -In	Accumulated	Stockholders'
	Shares	Par Value	Capital	Deficit	Equity

Balance, December 31, 2013	48,834,916	$4,884	$24,541,809	$(13,366,334)	$11,180,359

Common shares issued for acquisition	204,750	20	210,873		210,893

Common shares issued for note conversion	2,605,513	261	3,414,524		3,414,785

Warrants and options exercised	24,167	2	(2)		-

Share-based compensation	204,689	20	472,754		472,774

Premium on Series AA Preferred conversion to common shares				(2,243,410)	(2,243,410)

Net loss				(1,192,229)	(1,192,229)

Balance, March 31, 2014 (unaudited)	51,874,035	$5,187	$28,639,958	$(16,801,973)	$11,843,172

See accompanying notes to the condensed consolidated financial statements.

GLYECO, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2014 and 2013

	Three months ended March 31,
	2014	2013
	(unaudited)	(unaudited)

Net cash flow from operating activities
Net loss	$(1,192,229)	$(478,928)

Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	133,930	56,893
Share-based compensation expense	472,774	-
Stock issued for conversion of accrued interest	-	48,524

(Increase) decrease in assets:
Accounts receivable	(270,036)	(596,673)
Due from related party	34,868	-
Prepaid expenses	(227,667)	2,620
Inventories	(133,693)	(29,390)
Deposits	80,708	-
Increase (decrease) in liabilities:		86,097
Accounts payable and accrued expenses	(560,001)	220,638
Due to related party	(42,681)	-

Net cash used in operating activities	(1,704,027)	(690,219)

Cash flows from investing activities
Purchase of equipment	(26,891)	(83,988)
Construction in process	(1,601,096)	-

Net cash used in investing activities	(1,627,987)	(83,988)

Cash flows from financing activities
Repayment of debt	(1,588)	-
Repayment of capital lease	(68,959)	-
Proceeds from sale of common stock	-	1,660,997

Net cash (used) provided by financing activities	(70,547)	1,660,997

Increase (decrease) in cash	(3,402,561)	886,790

Cash at the beginning of the period	4,393,299	1,153,941

Cash at end of the period	$990,738	$2,040,731

Supplemental disclosure of cash flow information
Interest paid during period	$44,977	$58,530
Taxes paid during period	$1,266	$-

Supplemental disclosure of non-cash items
Redemption of Series AA Preferred by conversion to common shares	3,414,785	-
Common stock issued for acquisition	210,893	188,686
Common stock issued for property, plant and equipment	-	40,000
Common stock issued for capital lease, principal and interest	-	65,800
Common stock issued for convertible note, principal and interest	-	470,000
Series AA Preferred Stock issued for convertible note, principal and interest	-	1,171,375

See accompanying notes to the condensed consolidated financial statements.

GLYECO, INC. and Subsidiaries
Notes to Condensed Consolidated Financial Statements (Unaudited)

NOTE 1 – Organization and Nature of Business

GlyEco, Inc. (the "Company", “we”, or “our”) is a green chemistry company that collects and recycles waste glycol into a reusable product that is sold to third party customers in the automotive and industrial end-markets. Our proprietary technology, GlyEco TechnologyTM, allows us to recycle all five major types of waste glycol into a virgin-quality product usable in any glycol application. We are dedicated to conserving natural resources, limiting liability for waste generators, safeguarding the environment, and creating valuable green products. We currently operate seven processing centers in the United States with our principal offices located in Phoenix, Arizona. Our processing centers are located in (1) Minneapolis, Minnesota, (2) Indianapolis, Indiana, (3) Lakeland, Florida, (4) Elizabeth, New Jersey, (5) Rock Hill, South Carolina, (6) Tea, South Dakota, and (7) Landover, Maryland.

The Company was formed in the State of Nevada on October 21, 2011. On October 21, 2011, the Company became a wholly-owned subsidiary of Environmental Credits, Inc. ("ECVL"). On November 21, 2011, ECVL merged itself into its wholly-owned subsidiary, GlyEco, Inc. (the "Reincorporation"). Upon the consummation of the Reincorporation, the Company was the surviving corporation and the Articles of Incorporation and Bylaws of the Company replaced the Certificate of Incorporation and Bylaws of ECVL.

On November 28, 2011, the Company consummated a reverse triangular merger (the "Merger" or "Transaction") as a tax-free reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended, pursuant to an Agreement and Plan of Merger, dated November 21, 2011 (the "Merger Agreement"), with GRT Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company, and Global Recycling Technologies, Ltd., a Delaware corporation and privately-held operating subsidiary ("Global Recycling"). Global Recycling was incorporated in Delaware on July 11, 2007.

GRT Acquisition, Inc. was incorporated in the State of Nevada on November 7, 2011 for the purpose of consummating the Merger. Pursuant to the Merger Agreement, GRT Acquisition, Inc. merged with and into Global Recycling, with Global Recycling being the surviving corporation and which resulted in Global Recycling becoming a wholly-owned subsidiary of the Company.

We were formed to acquire the assets of companies in the business of recycling and processing waste ethylene glycol, and to apply a newly developed proprietary technology to produce ASTM E1177 Type I virgin grade recycled ethylene glycol to end users throughout North America.

On December 30, 2011, Global Recycling's wholly-owned subsidiary, Global Acquisition Corp. #6 ("Global Sub #6"), a Delaware corporation, was dissolved. Global Sub #6 ceased operations on December 31, 2009, when the assets (including rights to additive formula and goodwill) were sold in an exchange for the common shares of Global Recycling. Prior to its sale, Global Sub #6 operated as a chemical company selling additives used in producing antifreeze and heat transfer fluid from recycled ethylene glycol. Sales of additives were discontinued upon the sale of the assets effective December 31, 2009.

On January 9, 2012, the Company, and our wholly-owned subsidiary, Global Recycling, consummated a merger pursuant to which Global Recycling merged with and into the Company (the "Global Merger"), with the Company being the surviving entity.

The 11,591,958 shares of Common Stock of Global Recycling (constituting 100% of the issued and outstanding shares of Global Recycling on the effective date of the Global Merger) held by the Company pursuant to the reverse merger consummated on November 28, 2011, were cancelled upon the consummation of the Merger.

Currently, the Company is actively acquiring operating entities involved in the recycling of waste ethylene glycol and is consolidating and streamlining their operations.

NOTE 2 – Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements included herein have been prepared by us without audit, pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and should be read in conjunction with the audited financial statements for the year ended December 31, 2013. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted, as permitted by the SEC, although we believe the disclosures that are made are adequate to make the information presented herein not misleading. The accompanying consolidated financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly our financial position at March 31, 2014, and the results of our operations and cash flows for the periods presented. We derived the December 31, 2013 condensed consolidated balance sheet data from audited financial statements, but do not include all disclosures required by GAAP. Interim results are subject to seasonal variations and the results of operations for the three months ended March 31, 2014 and 2013, are not necessarily indicative of the results to be expected for the full year.

Consolidation

These consolidated financial statements include the accounts of GlyEco, Inc., and our wholly-owned subsidiaries. All significant intercompany accounting transactions have been eliminated as a result of consolidation. The subsidiaries include: GlyEco Acquisition Corp #1 ("Acquisition Sub #1”); GlyEco Acquisition Corp #2 ("Acquisition Sub #2”); GlyEco Acquisition Corp #3 ("Acquisition Sub #3”); GlyEco Acquisition Corp #4 ("Acquisition Sub #4”); GlyEco Acquisition Corp #5 ("Acquisition Sub #5”); GlyEco Acquisition Corp #6 ("Acquisition Sub #6”); and GlyEco Acquisition Corp. #7 (“Acquisition Sub #7”).

Operating Segments

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated on a regular basis by the chief operating decision maker, or decision making group, in deciding how to allocate resources to an individual segment and in assessing the performance of the segment. Operating segments may be aggregated into a single operating segment if the segments have similar economic characteristics, among other criteria. The Company operates as one segment.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting periods. Because of the use of estimates inherent within the financial reporting process, actual results may differ significantly from those estimates. Significant estimates include, but are not limited to, items such as, the allowance of doubtful accounts, the value of stock-based compensation and warrants, the allocation of the purchase price in the various acquisitions, and the realization of property, plant and equipment, goodwill, other intangibles and their estimated useful lives.

Going Concern

The accompanying unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2014, have been prepared assuming that the Company will continue as a going concern. As of March 31, 2014, the Company has yet to achieve profitable operations and is dependent on our ability to raise capital from stockholders or other sources to sustain operations. Ultimately we hope to achieve viable profitable operations when operating efficiencies can be realized from the facilities added in 2013. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. These factors raise substantial doubt about the Company's ability to continue as a going concern. In their report dated April 15, 2014, our independent registered public accounting firm included an emphasis-of-matter paragraph with respect to our financial statements for the fiscal year ended December 31, 2013, expressing uncertainty regarding the Company’s assumption that we will continue as a going concern

Management's plans to address these matters include raising additional financing through offering our shares of capital stock in private and/or public offerings of our securities and through debt financing if available and needed. The Company plans to become profitable by realizing synergies and cost reduction opportunities associated with acquisitions made in 2013 and 2014, upgrading the capacity and capabilities at our existing operating facilities, continuing to implement our patent-pending technology in international markets, and acquiring profitable glycol recycling companies, which are looking to take advantage of the Company's public company status and improve their profitability through a combined synergy. The Company intends to expand customer and supplier bases once operational capacity and capabilities have been upgraded.

Cash and Cash Equivalents

All highly liquid investments with maturities of three months or less at the time of purchase are considered to be cash equivalents.

Revenue Recognition

The Company recognizes revenue when four basic criteria have been met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. Cost of products sold consists of the cost of the purchased goods and labor related to the corresponding sales transaction. The Company recognizes revenue from services at the time the services are completed.  Shipping costs passed to the customer are included in the net sales.

Costs

Cost of goods sold includes all direct material and labor costs and those indirect costs of bringing raw materials to sale condition, including depreciation of equipment used in manufacturing and shipping and handling costs.  We have entered into a Manufacturing and Distribution Agreement (M&D Agreement) with Full Circle MFG Group, Inc. (“Full Circle”) to provide us with recycling and production services, which is included in related party in cost of goods sold as Full Circle is owned by a member of our Board of Directors. Selling, general, and administrative costs are charged to operating expenses as incurred. Research and development costs are expensed as incurred and are included in operating expenses. Advertising costs are expensed as incurred.

Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less an allowance for expected uncollectible amounts. Inherent in the assessment of the allowance for doubtful accounts are certain judgments and estimates including, among others, the customer's willingness or ability to pay, the Company's compliance with customer invoicing requirements, the effect of general economic conditions and the ongoing relationship with the customer. Accounts with outstanding balances longer than the payment terms are considered past due and we do not charge interest on past due balances. The Company writes off trade receivables when all reasonable collection efforts have been exhausted. Bad debt expense is reflected as a component of general and administrative expenses in the condensed consolidated statements of operations.

Inventory

Inventories are reported at the lower of cost or market. The cost of raw materials, including feedstocks and additives, is determined on an average unit cost of the units in a production lot. Work-in-process represents labor, material and overhead costs associated with the manufacturing costs at an average unit cost of the units in the production lot. The Company periodically reviews our inventories for obsolete or unsalable items and adjusts our carrying value to reflect estimated realizable values. There was no allowance for obsolete inventory as of March 31, 2014 or December 31, 2013.

Property and Equipment

Property and Equipment is stated at cost. The Company provides depreciation on the cost of our equipment using the straight-line method over an estimated useful life, ranging from five to twenty-five years, and zero salvage value. Expenditures for repairs and maintenance are charged to expense as incurred. The upgrades to our New Jersey processing center are scheduled to be completed in 2014, at which time depreciation is expected to commence. As of March 31, 2014, the Company incurred Construction in Process totaling $3,718,097. The estimated cost to be incurred in 2014 to complete upgrades at the processing center is approximately $1,300,000. Depreciation expense for the three months ended March 31, 2014 and 2013, was $80,472 and $56,893, respectively.

For purposes of computing depreciation, the useful lives of property and equipment are:

Leasehold improvements	5 years
Machinery and Equipment	5-25 years

Fair Value of Financial Instruments

The Company has adopted the framework for measuring fair value that establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and lowest priority to unobservable inputs (Level 3 measurements).

The three levels of inputs that may be used to measure fair value are as follows:

●	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date;

●
Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data; and

●
Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions that market participants would use in pricing an asset or liability. Valuation is generated from model-based techniques with the unobservable assumptions reflecting our own estimate of assumptions that market participants would use in pricing the asset or liability.

Cash, accounts receivable, other current assets, accounts payable and other accrued liabilities, and shares of Series AA Preferred Stock are reflected in the balance sheet at their estimated fair values primarily due to their short-term nature. As to long-term capital leases and notes payable, estimated fair values are based on borrowing rates currently available to the Company for loans with similar terms and maturities, which represent level 3 input levels. The Company has not engaged in any transaction involving derivative instruments. Fair value accounting has been applied to the initial valuation of warrants and options issued, intangible assets, and goodwill, which is discussed in the respective notes.

Net Loss per Share Calculation

The basic net loss per common share is computed by dividing the net loss by the weighted average number of shares outstanding during a period. Diluted income per common share is computed by dividing the net income by the weighted average number of common shares outstanding plus potentially dilutive securities. The Company has other potentially dilutive securities outstanding that are not shown in a diluted net loss per share calculation because their effect would be anti-dilutive.  These potentially dilutive securities excluded from the calculation include Series AA Preferred Stock up until the date of its redemption, options and warrants.

The following table sets forth the anti-dilutive securities excluded from diluted loss per share for the three months ended March 31, 2014 and 2013:

	March 31, 2014 (unaudited)	March 31, 2013 (unaudited)
Anti-dilutive securities excluded from diluted loss per share:
Stock options	10,188,506	6,834,406
Warrants	22,135,954	16,739,136
Convertible Series AA preferred stock	-	2,342,750
Total	32,324,460	25,916,292

Provision for Taxes

The Company accounts for our income taxes in accordance with the Income Taxes Topic of ASC 740, Income Taxes, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.  An allowance for the net deferred tax asset is established if it is more likely than not that the asset will not be realized.

Stock Based Compensation

All share-based payments to employees, including grants of employee stock options, are expensed based on their estimated fair values at the grant date, in accordance with ASC 718.  Compensation expense for stock options is recorded over the vesting period using the estimated fair value on the date of grant, as calculated by the Company using the Black-Scholes model. The Company classifies all share-based awards as equity instruments.

See Note 12 for a description of the Company’s share-based compensation plans and information related to awards granted under the plans.

Non-employee stock-based compensation is accounted for based on the fair value of the related stock or options or the fair value of the goods or services on the grant date, whichever is more readily determinable.

Reclassification of Prior Year Amounts

Certain prior year numbers have been reclassified to conform to the current year presentation. These reclassifications have not affected the net loss as previously reported.

Recently Issued Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our consolidated financial position, operations or cash flows.

NOTE 3 – Inventory

As of March 31, 2014, the Company’s total inventories were $401,884.

March 31,	2014
Raw materials	$133,289
Work in process	69,777
Finished goods	198,818
Total inventories (unaudited)	$401,884

NOTE 4 – Equipment

As of March 31, 2014, the property, plant and equipment is being reflected net of accumulated depreciation as $7,217,599.

March 31,	2014
Machinery and equipment	$3,901,137
Leasehold improvements	7,641
Accumulated depreciation	(409,276)
3,499,502
Construction in process	3,718,097
Total property, plant and equipment, net (unaudited)	$7,217,599

NOTE 5 – Acquisitions, Goodwill and Intangible Assets

We account for an acquisition of a business, as defined in ASC Topic 805, as required by an analysis of the inputs, processes and outputs associated with the transactions. Intangible assets that we acquire are recognized if they arise from contractual or other legal rights or if they are separable and are recorded at fair value less accumulated amortization. We analyze intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. We review the amortization method and period at least at each balance sheet date. The effects of any revision are recorded to operations when the change arises. We recognize impairment when the estimated undiscounted cash flow generated by those assets is less than the carrying amounts of such assets. The amount of impairment is the excess of the carrying amount over the fair value of such assets.

Goodwill is recorded as the excess of (i) the consideration transferred, the amount of any non-controlling interest in the acquiree and the acquisition date fair value of any previous equity interest in the acquired entity over the (ii) fair value of the net identifiable assets acquired. We do not amortize goodwill; however, we annually, or whenever there is an indication that goodwill may be impaired, evaluate qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than our carrying amount as a basis for determining whether it is necessary to perform the two-step quantitative goodwill impairment test. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the assets exceeds fair value. Our test of goodwill impairment includes assessing qualitative factors and the use of judgment in evaluating economic conditions, industry and market conditions, cost factors, and entity-specific events, as well as overall financial performance

Acquisition of MMT Technologies, Inc..

As previously reported by the Company on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 30, 2012, GlyEco Acquisition Corp. #3, an Arizona corporation and wholly-owned subsidiary (“Acquisition Sub #3”) of the Company, entered into an Asset Purchase Agreement (the “MMT Agreement”) on May 24, 2012, with MMT Technologies, Inc., a Florida corporation (“MMT Technologies”), pursuant to which Acquisition Sub #3 agreed to purchase MMT Technologies’ business and all of its assets (the “MMT Acquisition”).

Effective August 26, 2013, pursuant to the Interim Management Agreement, the Company purchased two vehicles and assumed control of MMT Technologies’ business and all of the assets to be assigned to Acquisition Sub #3 under the MMT Agreement in exchange for $50,000 in cash, which will be deducted from the aggregate purchase price outlined in the MMT Agreement.

On March 21, 2014, Acquisition Sub #3 and MMT Technologies entered into an Amendment No. 1 to the Asset Purchase Agreement (the “MMT Amendment No. 1”) and correspondingly consummated the MMT Acquisition, pursuant to which Acquisition Sub #3 acquired MMT Technologies’ business and all of their assets, free and clear of any liabilities or encumbrances, consisting of equipment, tools, machinery, supplies, materials, other tangible property, inventory, intangible property, contractual rights, books and records, intellectual property, accounts receivable, goodwill, and miscellaneous assets in exchange for 204,750 shares of restricted Common Stock, par value $0.0001, of the Company valued at a current fair market value of $1.03 per share.

During 2014, the Company completed the MMT Technologies transaction in order to expand our market within North America, obtain synergies and cost efficiencies among MMT Technologies and GlyEco, and where economically feasible, add our technological advances to already operating facilities. As a result of the transaction with MMT Technologies, we expect to reduce costs through economies of scale. The goodwill of $55,992 arising from the acquisition of MMT Technologies consists largely of the synergies and economies of scale expected from combining the operations and expanding our market.

The following table summarizes the aggregate consideration paid during 2013 and 2014 for MMT Technologies and the amounts of the assets acquired at the effective acquisition date:

Consideration:

Cash	$50,000

Equity instruments (104,750 common shares of the Company) issued	107,893

Equity instruments held in escrows (100,000 common shares of the Company)	103,000

Fair value of total consideration transferred	$260,893

Recognized amounts of identifiable assets acquired and liabilities assumed:

Property, plant, and equipment	$204,901

Total identifiable net assets	204,901

Goodwill	55,992

$260,893

The Company has placed in escrow 100,000 shares of our common stock to be released to the former owners of MMT Technologies on September 1, 2014 as long as no undisclosed contingencies arise as more fully described in the documents. As of March 31, 2014, the amount recognized for the contingent consideration arrangement is included in the purchase price as we consider the possibility that the shares will not be released from escrow as remote. The purchase price allocations for the Company’s recent acquisition is based upon preliminary valuations and our estimates and assumptions are subject to change within the applicable measurement period. The primary areas of the purchase price allocations that are not finalized relate to the valuation of intangible assets acquired and residual goodwill. We expect to obtain further information to assist us in determining the final valuations during the applicable measurement period.

The components of intangible assets are as follows:

		Balance at		Balance at
	Estimated	December 31,	Current Year	March 31,	Accumulated
	Useful Life	2013	Additions	2014 (unaudited)	Amortization	Net
Finite live intangible assets:
Customer list and trade name	5 years	$24,500	$-	$24,500	$3,168	$21,332

Non-compete agreements	5 years	332,000	-	332,000	58,600	273,400

Intellectual property	25 years	3,500,000	-	3,500,000	175,000	3,325,000

Total intangible assets		$3,856,500	$-	$3,856,500	$236,768	$3,619,732

Goodwill	Indefinite	$779,303	$55,992	$835,295	$-	$835,295

We compute amortization using the straight-line method over the estimated useful lives of the intangible assets. The Company has no indefinite-lived intangible assets other than goodwill.

No significant residual value is estimated for these intangible assets. Aggregate amortization expense included in operating expenses for the three months ended March 31, 2014 and 2013, totaled $53,458 and $44,350, respectively. The following table represents the total estimated amortization of intangible assets for the five succeeding years and thereafter:

For the Year Ending December 31,	Estimated Amortization Expense

2014	$155,922
2015	209,380
2016	209,380
2017	209,380
2018	166,355
Thereafter	2,669,315

$3,619,732

NOTE 6 – Income Taxes

As of March 31, 2014, the Company had a net operating loss (NOL) carryforwards of approximately $10,880,000 adjusted for stock based compensation and certain other non-deductible items available to reduce future taxable income, if any. The NOL carryforward begins to expire in 2028, and fully expire in 2033. Because management is unable to determine that it is more likely than not that the Company will realize the tax benefit related to the NOL carryforward, by having taxable income, a valuation allowance has been established as of March 31, 2014 and December 31, 2013 to reduce the tax benefit asset value to zero.

NOTE 7 – Capital Lease

We entered into a capital Equipment Lease Agreement with Full Circle, a related party as  the sole owner is on our Board of Directors, whereby it agreed to lease Full Circle's equipment for $32,900 a month for a term of five years with an option to purchase the equipment at the end of the lease for $200,000. The net present value of the equipment is estimated at $1,714,974 based on a 9% discount rate. The lease is amortized over the five year term at a rate of 9%. The equipment acquired included a distillation column and infrastructure, tanks and related equipment, filtration equipment, and vehicles. Depreciation on the cost of the leased equipment is calculated using the straight-line method over an estimated useful life, ranging from five to twenty-five years, and zero salvage value.

At March 31, 2014, the value of the assets under the capital lease was $1,617,633, net.  The depreciation expense for the three months ended March 31, 2014 was $19,468.

Future minimum lease payments are due as follow:

Year Ended December 31,	Principal	Interest
2014	$285,363	$109,437
2015	312,125	82,675
2016	341,396	53,404
2017	373,413	21,387
2018	162,640	245
Total minimum lease payments	$1,474,937	$267,148

NOTE 8 – Convertible Note Payable

On August 9, 2008, Global Recycling issued a convertible promissory note to Leonid Frenkel, a principal stockholder, registered in the name of “IRA FBO Leonid Frenkel,” for $1,000,000 and bearing interest at 10.0% per annum (the “Frenkel Convertible Note”). On April 3, 2012, the Company executed a Note Conversion Agreement (the "Conversion Agreement") with Mr. Frenkel. The terms of the Conversion Agreement extended the maturity date for the Frenkel Convertible Note to December 31, 2013, with interest accrued at a rate of 12.5% compounding semi-annually, and waived any and all claims of demand arising from or related to a default on the Frenkel Convertible Note prior to the Conversion Agreement. The Conversion Agreement further stated that Mr. Frenkel would convert all money owed into a combination of common and Series AA Preferred stock. The Series AA Preferred Stock is shown on the balance sheet as Mandatorily redeemable Series AA convertible Preferred Stock as of December 31, 2013. For a more detailed discussion of the Frenkel Convertible Note and Series AA Preferred Stock, please see note 10 to our consolidated financial statements included in our Form 10-K for the year ended December 31, 2013.

On December 31, 2013, the Company and Mr. Frenkel entered into an Amendment No. 1 to the Conversion Agreement, pursuant to which the redemption date of the Series AA Preferred Stock was extended to January 31, 2014. On January 31, 2014, the Company and Mr. Frenkel entered into an Amendment No. 2 to the Conversion Agreement, pursuant to which the redemption date of the Series AA Preferred Stock was further extended to March 15, 2014.

On March 14, 2014, Mr. Frenkel redeemed the Series AA Preferred Stock under the Conversion Agreement into 2,342,750 shares of Common Stock at a conversion rate of one share of Common Stock for each one share of Series AA Preferred Stock redeemed. As an inducement to convert the Series AA Preferred Stock into Common Shares, an additional 262,763 shares of Common Stock were issued upon conversion. Further, per the terms of the Conversion Agreement, a three-year warrant to purchase one share of Common Stock was issued for each share of Common Stock received in the redemption. Therefore, 2,605,513 warrants at an exercise price of $1.00 were issued in connection with the redemption of the Series AA Preferred Stock for Common Stock. The redemption price per share of Series AA Preferred Stock was $1.46 per share, or $3,414,785 in total, which included a redemption premium of $0.85 per share, or $1,975,392 in total; and, an inducement premium of $0.11 per share, or $268,018 in total. The redemption premium included the fair value of the warrants issued of $757,162 and the excess of the fair value of common shares over the book value of the Series AA Preferred Stock of $1,218,230. The total redemption and inducement premium of $2,243,410 is deducted from net earnings to arrive at net earnings applicable to common shareholders in the accompanying condensed consolidated Statements of Operations earnings per share calculation.

NOTE 9 – Stockholders’ Equity

Common Stock

As of March 31, 2014, the Company has 51,874,035, shares of Common Stock outstanding. The Company's articles of incorporation authorize the Company to issue up to 300,000,000 shares of $0.0001 par value, Common Stock. The holders are entitled to one vote for each share on matters submitted to a vote to shareholders, and to share pro rata in all dividends payable on Common Stock after payment of dividends on any Preferred Shares having preference in payment of dividends.

For the three months ended March 31, 2014, the Company issued the following Common Stock:

	Number of Common Shares Issued	Value of Common Shares
Common Shares for Acquisition	204,750	$210,893
Common Shares for Performance Plan	204,689	$334,534
Common Shares for Conversion of Series AA Preferred Shares	2,605,513	$2,657,623
Warrants and Options Exercised	24,167	$26,100

We account for share based payments for goods and services to non-employees in accordance with ASC Subtopic 505-50 that requires that all such payments shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. In order to evaluate whether the fair value of consideration received or the fair value of equity instruments issued is more reliable, we calculate the fair value of each. Primarily we have had contractual obligations owed and goods and services related to working capital exchanged for units in our private placements at their issue price to the public.

To determine the fair value of shares issued for acquisitions, we used the fair value determined by using the average closing price from the preceding five days up to the transaction closing date on the OTCQB Market.

The common shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

NOTE 10 – Options and Warrants

The following are details related to options issued by the Company:

		Weighted
	Options for	Average
	Shares	Exercise Price

Outstanding as of December 31, 2013	10,133,506	$0.74
Granted	100,000	1.04
Exercised	(45,000)	0.72
Forfeited	-	-
Cancelled	-	-
Expired	-	-
Outstanding as of March 31, 2014	10,188,506	$0.74

All options exercised were done so by means of a cashless exercise, whereby the Company received no cash and issued new shares.

We account for all stock-based payment awards made to employees and directors based on estimated fair values. We estimate the fair value of share-based payment awards on the date of grant using an option-pricing model and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service period, net of forfeitures.

We use the Black-Scholes-Merton (“BSM”) option-pricing model as our method of valuation. The fair value is amortized on a straight-line basis over the requisite service periods of the awards, which is generally the vesting period. The fair value of share-based payment awards on the date of grant, as determined by the BSM model, is affected by our stock price as well as other assumptions. These assumptions include, but are not limited to:

•	Expected term is generally determined using weighted average of the contractual term and vesting period of the award;

•
Expected volatility of award grants made under the Company’s plans is measured using the historical daily changes in the market price of similar industry indices selected by us as representative, which are publicly traded, over the expected term of the award, due to our limited trading history;

•	Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards; and,

•	Forfeitures are based on the history of cancellations of awards granted by the Company and management's analysis of potential forfeitures.

The following are details related to warrants issued by the Company:

		Weighted
	Warrants for	Average
	Shares	Exercise Price

Outstanding as of December 31, 2013	19,530,441	$1.08
Granted	2,605,513	1.00
Exercised	-	-
Forfeited	-	-
Cancelled	-	-
Expired	-	-
Outstanding as of March 31, 2014 (Unaudited)	22,135,954	$1.07

The value of the warrants was determined using the BSM option pricing model based upon:

· Expected term is generally determined using the contractual term of the award;
· Expected volatility of award grants made under the Company’s plans is measured using the historical daily changes in the market price of similar industry indices selected by us as representative, which are publicly traded, over the expected term of the award, due to our limited trading history;
· Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards.

2012 Equity Incentive Plan

On February 23, 2012, subject to stockholder approval, the Company’s Board of Directors approved the Company’s 2012 Equity Incentive Plan (the “2012 Plan”).

There are an aggregate of 6,500,000 shares of our Common Stock reserved for issuance upon exercise of awards granted under the 2012 Plan to employees, directors, proposed employees and directors, advisors, independent contractors (and their employees and agents), and other persons who provide valuable services to the Company. As of March 31, 2014, we have issued options to purchase an aggregate of 3,900,900 shares of our Common Stock originally reserved under the 2012 Plan. There remain 2,599,100 shares of Common Stock available for issuance under this plan.

The 2012 Plan includes a variety of forms of awards, including (a) ISOs (b) NQSOs (c) SARs (d) Restricted Stock, (e) Performance Awards, and (e) other forms of stock-based incentive awards to allow the Company to adapt our incentive compensation program to meet our needs.

The 2012 Plan will terminate on February 23, 2022, unless sooner terminated by our Board of Directors. After the 2012 Plan is terminated, no future awards may be granted under the 2012 Plan, but awards previously granted will remain outstanding in accordance with their applicable terms and conditions and the 2012 Plan’s terms and conditions. As of March 31, 2014, the Company had 10,188,506 common shares reserved for future issuance under the Company’s stock plans.

NOTE 11 – Related Party Transactions

Related party transactions are included in cost of goods sold, consulting fees, general and administrative expenses, interest expense,  and the capital lease obligation. Refer to the condensed consolidated statements of operations for amounts.

Chief Executive Officer

The Chief Executive Officer is the sole owner of a corporation, Barcid Investment Group, that was paid for management consulting services provided to the Company. As of February 1, 2012, the CEO changed his status from a consultant and became an employee of the Company. The CEO purchased 156,000 shares in the offering that closed on February 15, 2013 at a price of $0.65 per share in consideration of monies owed to him by the Company.

2014
Beginning balance as of December 31, 2013	$114,434
Monies owed	7,679
Monies paid	(22,113)
Ending balance as of March 31, 2014 (Unaudited)	$100,000

Chief Business Development Officer

The Chief Business Development Officer is the sole owner of two corporations, CyberSecurity, Inc. and Market Tactics, Inc., which were paid for marketing consulting services provided to the Company.

2014
Beginning balance as of December 31, 2013	$16,058
Monies owed	23,113
Monies paid	(39,171)
Ending balance as of March 31, 2014 (Unaudited)	$-

Chief Financial Officer

The Chief Financial Officer is reimbursed for business expenses charged on a personal credit card.

2014
Beginning balance as of December 31, 2013	$16,138
Monies owed	-
Monies paid	(16,138)
Ending balance as of March 31, 2014	$-

Director

A Director of the Company is the counter party to consulting and non-compete contracts, as well as the sole owner of two corporations, Full Circle and NY Terminals with contracts with the Company. Full Circle is paid pursuant to lease and services agreements. NY Terminals is paid pursuant to a ground lease agreement.

2014
Beginning balance as of December 31, 2013	$426,052
Monies owed	593,100
Monies paid	(579,151)
Ending balance as of March 31, 2014 (Unaudited)	$440,001

General Manager

The General Manager of Acquisition Sub #3 is co-owner of MMT Technologies, which is paid rent pursuant to a lease agreement for the building and land occupied by Acquisition Sub #3.

2014
Beginning balance as of December 31, 2013	$10,000
Monies owed	7,500
Monies paid	(17,500)
Ending balance as of March 31, 2014 (Unaudited)	$-

NOTE 12 – Commitments and Contingencies

Rental Agreements

During the three months ended March 31, 2014, the Company rented office and warehouse space on a monthly basis under written rental agreements. The terms of these agreements range from several months to five years.

For the three months ended March 31, 2014, rent expense was $182,386.

Future minimum lease payments due are as follows:

Year Ended December 31,
2014	$652,670
2015	645,687
2016	650,652
2017	564,251
2018	73,097
Total minimum lease payments	$2,586,357

Litigation

The Company may be party to legal proceedings in the ordinary course of business. The Company believes that the nature of these proceedings (collection actions, etc.) are typical for a Company of our size and scope of operations. Currently, there are no pending legal proceedings. However, the Company is aware of two matters that involve potential claims against the Company that it is at least reasonably possible that a claim may be asserted. In the first matter, the Company had retained an entity to assist in the raising of capital. The Company believes that the entity has violated the terms of our contract. The estimated range involved in this dispute is from $0 to $100,000. In the second matter, the Company had a contract with an entity to provide project management services. The entity has billed for amounts above their contract amount for services that the Company believes were included in the scope of work of their contract. The estimated range involved in this dispute is from $0 to $129,000. [Management believes both of these possible claims are without merit and intends to vigorously defend themselves should a formal claim be made.

Environmental Matters

We are subject to federal, state, and local laws, regulations and ordinances relating to the protection of the environment, including those governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, and occupational health and safety. It is management’s opinion that the Company is not currently exposed to significant environmental remediation liabilities or asset retirement obligations as of March 31, 2014. However, if a release of hazardous substances occur, or is found on one of our properties from prior activity, we may be subject to liability arising out of such conditions and the amount of such liability could be material.

GLYECO, INC.

53,272,150 SHARES

COMMON STOCK

PROSPECTUS

JUNE 30, 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by GlyEco, Inc. (“GlyEco,” the “Company,” “we” or “us”) in connection with the offering described in the prospectus that is part of this registration statement. All amounts, other than the SEC Registration Fee, are estimates. Although we will not receive any of the proceeds from the sale of the shares of our common stock being registered in this registration statement, we agreed to bear the costs and expenses of the registration of such shares.

SEC Registration Fee	$4,450.72
Printing Fees and Expenses	$3,000.00
Accounting Fees and Expenses	$5,000.00
Legal Fees and Expenses	$7,500.00
Total	$19,950.72

Item 14. Indemnification of Directors and Officers

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the Nevada General Corporation Law (“NGCL”), or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the Nevada Revised Statues (“NRS”) provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our Articles of Incorporation and Bylaws provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NGCL, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission (the “SEC”) is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities

In connection with the reverse triangular merger with GRT Acquisition, Inc., a Nevada corporation, and Global Recycling, Ltd., a Delaware corporation (“Global Recycling”) effective on November 28, 2011, the Company issued an aggregate of 14,626,241 shares of Common Stock, 11,591,958 shares of which were issued to the stockholders of Global Recycling and 3,034,283 were issued to non-affiliated third parties.

The issuance of 11,591,958 shares of GlyEco Common Stock issued to the stockholders of Global Recycling in connection with the merger was exempt from registration under Section 4(2) of the Securities Act of 1933 as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The Company relied on the following facts to make this exemption available: (i) the common stock were issued to the existing stockholders of Global Recycling, of which no more than 35 were non-accredited investors and therefore did not exceed the maximum purchaser limitation; (ii) the stockholders of Global Recycling were provided with the information provided by Rule 502(b)(2)(vi) of the Securities Act, (iii) the Company did not violate the general solicitation rules; and (iv) all of the securities have the status of securities acquired in a transaction under Section 4(2) of the Securities Act and cannot be resold without registration or an exemption therefrom.

The issuance of 3,034,283 shares of the Company’s Common Stock were issued to non-affiliated parties pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) promulgated thereunder due to the fact that the issuance was an isolated issuance and did not involve a public offering of securities.

On February 11, 2011, the Company issued an aggregate of 325,400 shares to two investors.  Of the shares issued, 400 shares were issued to an existing shareholder pursuant to a warrant purchase agreement at a price of $0.50 per share.  The remaining 325,000 shares were issued to one accredited investor at a purchase price of $1.00 per share.  The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because, such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On May 18, 2011 the Company issued an aggregate of 100,000 shares to one investor at a price of $1.00 per share (an aggregate purchase price of $100,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because, such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On June 10, 2011, the Company issued an aggregate of 20,000 shares to one investor at a price of $1.00 per share (an aggregate purchase price of $20,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because, such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On November 9, 2011 and November 18, 2011, Global Recycling issued an aggregate of 110,000 shares to two investors at a price of $0.50 per share (an aggregate purchase price of $55,000).  The shares were issued pursuant to Section 4(2) promulgated under the Securities Act.  All investors were “accredited investors” as defined by Rule 501 under the Securities Act.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The share certificates were legended with restrictions on resale. The Company assumed this warrant upon the consummation of the Merger.

On December 3, 2011 and December 19, 2011 the Company issued an aggregate of 200,000 shares to two investors at a price of $0.50 per share (an aggregate purchase price of $100,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder due to the facts that there were a limited number of purchasers, such purchasers represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are deemed to be restricted under Rule 144 promulgated under the Securities Act.

On December 21, 2011, the Company issued an aggregate of 1,000,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $500,000).  The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On December 23, 2011, the Company issued an aggregate of 32,000 shares of Common Stock to three investors at a price of $0.50 per share (an aggregate purchase price of $16,000).  The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On January 4, 2012, the Company issued an aggregate of 543,750 shares of Common Stock at a price of $0.50 per share to the selling principals of Recycool, Inc., a Minnesota corporation (“Recycool”), pursuant to an Asset Purchase Agreement, dated December 16, 2011, as amended (the “Recycool Agreement”), by and among the Company, Recycool, the selling principals of Recycool (the “Recycool Selling Principals”), and GlyEco Acquisition Corp #1, an Arizona corporation and wholly-owned subsidiary of the Company (“Acquisition Sub #1”), in consideration for the business, properties and substantially of the assets of Recycool. The shares of Common Stock issued pursuant to the Recycool Agreement are restricted under Rule 144 promulgated under the Securities Act.  The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(2) thereunder.

On January 4, 2012, the Company issued an aggregate of 100,000 shares of Common Stock for the exercise of 100,000 warrants issued in exchange for services at an exercise price of $0.50 per share (an aggregate purchase price of $50,000). The warrants exercised vested immediately upon issuance and were converted at a rate of one warrant for one share of Common Stock.  The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On January 17, 2012, the Company issued an aggregate of 30,000 shares of Common Stock to two investors at a price of $0.50 per share (an aggregate purchase price of $15,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On February 3, 2012, the Company issued an aggregate of 20,000 shares of Common Stock to a non-accredited investor at a price of $0.50 per share (an aggregate purchase price of $10,000). The investor had sufficient sophistication and knowledge of the Company and the financing transaction. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 30, 2012, the Company issued an aggregate of 250,000 shares of Common Stock to one investor at a price of $1.00 per share (an aggregate purchase price of $250,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 9, 2012, the Company issued an aggregate of 300,000 shares of Common Stock to one investor at a price of $1.00 per share (an aggregate purchase price of $300,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 27, 2012, the Company issued an aggregate of 250,000 shares of Common Stock to one investor at a price of $1.00 per share (an aggregate purchase price of $250,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 30, 2012, the Company issued an aggregate of 100,000 shares of Common Stock for the exercise of 100,000 warrants at an exercise price of $.50 per share (an aggregate purchase price of $50,000).  The warrants exercised vested immediately upon issuance and were converted at a rate of one warrant for one share of Common Stock.  The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On August 3, 2012, the Company issued an aggregate of 200,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $100,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On August 28, 2012, the Company issued an aggregate of 600,000 shares of Common Stock to three investors at a price of $0.50 per share (an aggregate purchase price of $300,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 4, 2012, the Company issued an aggregate of 400,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $200,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 12, 2012, the Company issued an aggregate of 50,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $25,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 17, 2012, the Company issued an aggregate of 50,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $25,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 28, 2012, the Company issued an aggregate of 80,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $40,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On October 5, 2012, the Company issued an aggregate of 440,000 shares of Common Stock to two investors at a price of $0.50 per share (an aggregate purchase price of $220,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On October 9, 2012, the Company issued an aggregate of 250,000 shares of Common Stock to five investors at a price of $0.50 per share (an aggregate purchase price of $125,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On October 10, 2012, the Company issued an aggregate of 50,000 shares of Common Stock to one investor at a price of $0.50 per share (an aggregate purchase price of $25,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On October 16, 2012, the Company issued an aggregate of 360,000 shares of Common Stock to three investors at a price of $0.50 per share (an aggregate purchase price of $180,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On October 19, 2012, the Company issued an aggregate of 2,600,000 shares of Common Stock to fifteen investors at a price of $0.50 per share (an aggregate purchase price of $1,300,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.  The primary placement agent for this private placement offering was Security Research Associates, Inc. The Company paid an aggregate cash fee of $91,000 to the placement agent in connection with the offering and issued to the placement agent warrants to purchase up to 182,000 shares of Common Stock at an exercise price of $1.00 per share.

On October 29, 2012, the Company issued an aggregate of 361,200 shares of Common Stock at a price of $0.50 per share to the selling principal of Antifreeze Recycling, Inc., a South Dakota corporation (“ARI”), pursuant to an Asset Purchase Agreement, dated October 9, 2012, as amended (the “ARI Agreement”), by and among the Company, ARI, the selling principal of ARI (the “ARI Selling Principal”), and GlyEco Acquisition Corp #6, an Arizona corporation and wholly-owned subsidiary of the Company (“Acquisition Sub #6”), in consideration for all of the glycol-related assets of ARI. The shares of Common Stock issued pursuant to the ARI Agreement are restricted under Rule 144 promulgated under the Securities Act.  The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(2) thereunder.

On October 29, 2012, the Company issued an aggregate of 275,000 shares of Common Stock at a price of $0.50 per share to the selling principal of Renew Resources, LLC, a South Carolina limited liability company (“Renew Resources”), pursuant to an Asset Purchase Agreement, dated October 9, 2012, as amended (the “Renew Resources Agreement”), by and among the Company, Renew Resources, the selling principal of Renew Resources (the “Renew Resources Selling Principal”), and GlyEco Acquisition Corp #5, an Arizona corporation and wholly-owned subsidiary of the Company (“Acquisition Sub #5”), in consideration for all of the glycol-related assets of Renew Resources. The shares of Common Stock issued pursuant to the Renew Resources Agreement are restricted under Rule 144 promulgated under the Securities Act.  The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(2) thereunder.

On December 10, 2012, the Company issued an aggregate of 2,190,000 shares of Common Stock to eleven investors at a price of $0.50 per share (an aggregate purchase price of $1,095,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising.  The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On December 10, 2012, the Company issued an aggregate of 3,000,000 shares of Common Stock at a price of $0.50 per share to the sole shareholder of Full Circle Manufacturing Group, Inc., a New Jersey corporation (“Full Circle”), pursuant to a transaction (the “Full Circle Transaction”) by and among the Company, GlyEco Acquisition Corp. #4, an Arizona corporation and wholly-owned subsidiary of the Company (“Acquisition Sub #4”), Full Circle, and Joseph A. Ioia, sole shareholder of Full Circle (“Mr. Ioia”), in consideration for the worldwide right, title, and interest in the exclusive glycol remanufacturing process used by Full Circle and in exchange for the production of remanufactured glycol by Full Circle for the exclusive benefit of Acquisition Sub #4.  The shares of Common Stock issued pursuant to the Full Circle Transaction are restricted under Rule 144 promulgated under the Securities Act.  The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(2) thereunder.

On January 1, 2013, the Company issued an aggregate of 377,372 shares of Common Stock at a price of $0.50 per share to the Evergreen Selling Principal pursuant to the “Evergreen Agreement in consideration for the business, properties and substantially all of the assets of Evergreen. The shares of Common Stock issued pursuant to the Evergreen Agreement are restricted under Rule 144 promulgated under the Securities Act. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.

On January 24, 2013, the Company issued an aggregate of 20,132 shares of Common Stock to one non-accredited investor for the cashless exercise of 30,000 stock options at an exercise price of $0.50 per share. The closing price on the OTCQB Market on the day of exercise was $1.52 per share of Common Stock. The stock options exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each stock option exercised.  The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.

On February 1, 2013, the Company issued an aggregate of 65,800 shares of Common Stock to one accredited investor in consideration for equipment at a price of $0.50 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such investor represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On February 15, 2013, the Company issued an aggregate of 2,673,578 shares of Common Stock to forty-two accredited investors at a price of $0.65 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act. The primary placement agent for this private placement offering was Security Research Associates, Inc. The Company paid an aggregate cash fee of $77,541 to the placement agent in connection with the offering and issued to the placement agent warrants to purchase up to 116,060 shares of Common Stock at an exercise price of $1.25 per share.

On February 15, 2013, the Company issued an aggregate of 940,000 shares of Common Stock and 2,342,740 shares of Series AA Preferred Stock to one investor in consideration for the Note Conversion Agreement at a price of $0.50 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.  The shares are restricted under Rule 144 promulgated under the Securities Act.

On February 20, 2013, the Company issued an aggregate of 10,000 shares of Common Stock to two non-accredited investors in consideration for equipment at a price of $0.50 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On February 27, 2013, the Company issued an aggregate of 36,842 shares of Common Stock to one non-accredited investor in consideration for equipment at a price of $0.95 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 1, 2013, the Company issued an aggregate of 65,800 shares of Common Stock to one accredited investor in consideration for equipment at a price of $0.50 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 25, 2013, the Company issued an aggregate of 13,103 shares of Common Stock to one non-accredited investor for the cashless exercise of 20,000 stock options at an exercise price of $0.50 per share. The closing price on the OTCQB Market on the day of exercise was $1.35 per share of Common Stock. The stock options exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each stock option exercised. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.

On April 1, 2013, the Company issued an aggregate of 123,077 shares of Common Stock to one accredited investor in consideration for rent at a price of $0.65 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On April 30, 2013, the Company issued an aggregate of 97,368 shares of Common Stock to one accredited investor for the cashless exercise of 100,000 warrants at an exercise price of $0.025 per share. The closing price on the OTCQB Market on the day of exercise was $0.95 per share of Common Stock. The warrants exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each warrant exercised. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On June 7, 2013, the Company issued an aggregate of 97,845 shares of Common Stock to one accredited investor for the cashless exercise of 100,000 warrants at an exercise price of $0.025 per share. The closing price on the OTCQB Market on the day of exercise was $1.16 per share of Common Stock. The warrants exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each warrant exercised. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On June 18, 2013, the Company issued an aggregate of 20,000 shares of Common Stock to one non-accredited investor in consideration for consulting services at a price of $1.00 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On August 1, 2013, the Company issued an aggregate of 40,000 shares of Common Stock to one non-accredited investor in consideration for consulting services at a price of $1.00 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On August 15, 2013, the Company issued an aggregate of 2,650,000 shares of Common Stock to twenty-three accredited investors at a price of $1.00 per share (an aggregate purchase price of $2,650,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchasers represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act. The primary placement agents for this private placement offering were Security Research Associates, Inc. and Tripoint Global Equities, LLC. The Company paid an aggregate cash fee of $182,000 to the placement agents in connection with the offering and issued to the placement agents warrants or options to purchase up to 267,750 shares of Common Stock at an exercise price of $1.50 per share.

On August 28, 2013, the Company issued an aggregate of 470,400 shares of Common Stock to one accredited investor for the cashless exercise of 480,000 warrants at an exercise price of $0.025 per share. The closing price on the OTCQB Market on the day of exercise was $1.25 per share of Common Stock. The warrants exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each warrant exercised. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such purchaser represented that they were an “accredited investor” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 13, 2013, the Company issued an aggregate of 77,000 shares of Common Stock to one non-accredited investor in consideration for equipment at a price of $1.00 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 23, 2013, the Company issued an aggregate of 12,598 shares of Common Stock to one non-accredited investor in consideration for consulting services at a price of $1.00 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On September 27, 2013, the Company issued an aggregate of 455,000 shares of Common Stock at a price of $1.12 per share to the GSS Shareholders, pursuant to the GSS Agreement, by and among the Company, Acquisition Sub #7, GSS Automotive Recycling, and the GSS Shareholders, pursuant to which Acquisition Sub #7 assumed the operations and all of the assets of GSS Automotive Recycling’s business. The shares of Common Stock issued pursuant to the GSS Agreement are restricted under Rule 144 promulgated under the Securities Act. The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(2) thereunder.

On September 30, 2013, the Company issued an aggregate of 4,390,000 shares of Common Stock to thirty-one investors at a price of $1.00 per share (an aggregate purchase price of $4,390,000). The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because thirty of the purchasers represented that they were “accredited investors” as such term is defined under the Securities Act, and the non-accredited investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act. The primary placement agents for this private placement offering were Security Research Associates, Inc. and Tripoint Global Equities, LLC. The Company paid an aggregate cash fee of $107,100 to the placement agents in connection with the offering and issued to the placement agents warrants or options to purchase up to 115,850 shares of Common Stock at an exercise price of $1.50 per share.

On December 5, 2013, the Company issued an aggregate of 59,016 shares of Common Stock to one non-accredited investor for the cashless exercise of 100,000 options at an exercise price of $0.50 per share. The closing price on the OTCQB Market on the day of exercise was $1.22 per share of Common Stock. The options exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each option exercised. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale.

On January 24, 2014, the Company issued an aggregate of 24,167 shares of Common Stock to one non-accredited investor for the cashless exercise of 45,000 stock options at a weighted average exercise price of $0.72 per share. The closing price on the OTCQB Market on the day of exercise was $1.08 per share of Common Stock. The stock options exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each stock option exercised. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising.  The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.

On February 10, 2014, the Company issued an aggregate of 204,689 shares of Common Stock to four employees of the Company, pursuant to a performance incentive plan at a price of $1.04 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investors had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares of Common Stock issued are restricted under Rule 144 promulgated under the Securities Act.

On March 14, 2014, the Company issued an aggregate of 2,605,513 shares of Common to two accredited investors in consideration for the conversion of Series AA Preferred Stock into Common Stock, per the terms of the Note Conversion Agreement at a price of $0.50 per share. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because such investors represented that they were “accredited investors” as such term is defined under the Securities Act and the sale did not involve any form of general solicitation or general advertising. The investors made investment representations that the shares were taken for investment purposes and not with a view to resale. The shares are restricted under Rule 144 promulgated under the Securities Act.

On March 21, 2014, the Company issued an aggregate of 204,750 shares of Common Stock to MMT Technologies at a price of $1.03 per share, pursuant to the MMT Agreement, by and among the Company, Acquisition Sub #3, and MMT Technologies, pursuant to which Acquisition Sub #3 acquired MMT Technologies’ business and all of its assets. The shares of Common Stock issued pursuant to the MMT Agreement are restricted under Rule 144 promulgated under the Securities Act. The Company issued theses shares pursuant to the registration exemptions of the Securities Act afforded the Company under Section 4(2) thereunder.

On May 2, 2014, the Company issued an aggregate of 47,980 shares of Common Stock to one non-accredited investor for the cashless exercise of 101,250 stock options. The closing price on the OTCQB Market on the day of exercise was $0.95 per share of Common Stock. The stock options exercised vested immediately upon issuance and were converted at a rate of one share of Common Stock for each stock option exercised. The shares were issued pursuant to Section 4(2) and Rule 506 of Regulation D promulgated thereunder because the investor had sufficient sophistication and knowledge of the Company and the financing transaction, and the sale did not involve any form of general solicitation or general advertising. The investor made investment representations that the shares were taken for investment purposes and not with a view to resale.

Item 16. Exhibits and Financial Statement Schedules

The information required by this item is set forth on the Exhibit Index that follows the signature page of this registration statement.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on June 30, 2014.

GLYECO, INC.

By	/s/ John Lorenz
John Lorenz President, Chief Executive Officer and Chairman (Principal Executive Officer)

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints jointly and severally, John Lorenz and Alicia Williams Young, and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ John Lorenz
John Lorenz	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 30, 2014

/s/ Alicia Williams Young
Alicia Williams Young	Chief Financial Officer, Secretary, and VP of Internal Operations	June 30, 2014
(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Jaap
Michael Jaap	Director	June 30, 2014
/s/ Joseph A. Ioia
Joseph A. Ioia	Director	June 30, 2014

/s/ Richard Q. Opler
Richard Q. Opler	Director	June 30, 2014

/s/ Keri Smith
Keri Smith	Director	June 30, 2014

/s/ Everett Alexander
Everett Alexander	Director	June 30, 2014

/s/ Dwight Mamanteo
Dwight Mamanteo	Director	June 30, 2014

EXHIBIT INDEX

Exhibit No.	Description
2.1(1)	Agreement and Plan of Merger, dated October 31, 2011, between Environmental Credits, Ltd. and GlyEco, Inc., effective November 21, 2011
2.2(1)	Agreement and Plan of Merger, dated November 21, 2011, by and among GlyEco, Inc., GRT Acquisition, Inc. and Global Recycling Technologies, Ltd.
3.1(1)	Articles of Incorporation of GlyEco, Inc., dated and filed with the Secretary of state of Nevada on October 21, 2011
3.2(1)	Certificate of Incorporation of GRT Acquisition, Inc., dated November 3, 2011, filed with the Secretary of State on November 7, 2011
3.3(1)	Certificate of Incorporation of Global Recycling Technologies, Ltd., dated and filed with the Secretary of State of Delaware on January 28, 2008
3.4(1)	First and Amended Certificate of Incorporation of Global Recycling Technologies, Ltd., dated and filed with the Secretary of State of Delaware on October 10, 2008
3.5(1)	Second and Amended Certificate of Incorporation of Global Recycling Technologies, Ltd., dated and filed with the Secretary of State of Delaware on August 31, 2011.
3.6(1)	GlyEco, Inc. Bylaws
3.7(1)	GRT Acquisition, Inc. Bylaws
3.8(1)	Global Recycling Technologies Ltd. Bylaws
3.9(1)
Certificate of Merger, dated October 31, 2011, executed by Environmental Credits Ltd. and GlyEco, Inc., filed with the Secretary of State of Delaware on November 8, 2011 and effective November 21, 2011

3.10(1)	Articles of Merger, dated October 31, 2011, executed by Environmental Credits, Ltd. and GlyEco., filed with the Secretary of State of Nevada on November 3, 2011 and effective November 21, 2011
3.11(1)	Certificate of Merger, dated November 21, 2011, executed by GRT Acquisition, Inc. and Global Recycling Technologies, Inc., filed with the Secretary of State of Delaware and effective November 28, 2011
3.12(8)	Certificate of Designation of Series AA Preferred Stock
4.1(2)	Note Purchase Agreement, dated August 9, 2008, by and between Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC , as Custodian.
4.2(2)	Forbearance Agreement, dated August 11, 2010, by Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC, as Custodian
4.3(2)	Second Forbearance Agreement, dated May 25, 2011, Global Recycling Technologies, Ltd. and IRA FBO Leonid Frenkel, Pershing LLC, as Custodian
4.4(3)	2007 Stock Option Plan
4.5(3)	2012 Equity Incentive Plan
4.6(4)	First Amendment to GlyEco, Inc. 2012 Equity Incentive Plan
5.1(12)	Opinion of Squire Patton Boggs (US) LLP
10.1(5)
Asset Purchase Agreement, dated December 31, 2012, by and among Evergreen Recycling Co., Inc., an Indiana corporation (the Seller), Thomas Shiveley (the Selling Principal), and GlyEco Acquisition Corp. #2, an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc. (the Buyer).

10.2(6)	Assignment of Intellectual Property, dated December 10, 2012, by and among Joseph A. Ioia and GlyEco Acquisition Corp. #4, Inc.
10.3(7)
Agreement and Plan of Merger, dated September 27, 2013, by and among GlyEco, Inc., a Nevada corporation, GlyEco Acquisition Corp. #7, an Arizona corporation and wholly owned subsidiary of GlyEco, Inc., GSS Automotive Recycling, Inc., a Maryland corporation, Joseph Getz, an individual, and John Stein, an individual.

16.2(9)	Letter from Jorgensen & Co. to the Commission
21.1(10)	List of Subsidiaries of the Company
23.1(11)	Consent of Semple, Marchal & Cooper LLP
23.2(11)	Consent of Jorgensen & Co.
23.3(12)	Consent of Squire Patton Boggs (US) LLP (filed with Exhibit 5.1)
24.1(11)	Power of Attorney (included on the signature page of this registration statement)

(1)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on November 28, 2011, and incorporated by reference herein (File No. 000-30396, Film No. 111228615).
(2)	Filed as an exhibit to the Form 8-K/A filed by the Company with the Commission on January 18, 2012, and incorporated by reference herein (File No. 000-30396, Film No. 12532774).
(3)	Filed as an exhibit to the Form 10-K filed by the Company with the Commission on April 16, 2012, and incorporated by reference herein (File No. 000-30396, Film No. 12760852).
(4)	Filed as an exhibit to the Form 10-Q filed by the Company with the Commission on August 14, 2012, and incorporated by reference herein (File No. 000-30396, Film No. 121033368).
(5)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on January 4, 2013, and incorporated by reference herein (File No. 000-30396, Film No. 13509486).
(6)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on December 13, 2012, and incorporated by reference herein (File No. 000-30396, Film No. 121260031).
(7)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on October 2, 2013 and incorporated by reference herein (File No. 000-30396, Film No. 131130767).
(8)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on May 30, 2012, and incorporated by reference herein (File No. 000-30396, Film No. 12875699).
(9)	Filed as an exhibit to the Form 8-K filed by the Company with the Commission on July 24, 2013, and incorporated by reference herein (File No. 000-30396, Film No. 13984185).
(10)	Filed as an exhibit to the Form 10-K filed by the Company with the Commission on April 15, 2014, and incorporated by reference herein (File No. 000-30396, Film No. 14764935).
(11)	Filed herewith.
(12)	To be filed subsequent to the date hereof by amendment.
(13)	Furnished herewith. Users of this data are advised that, pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Exchange Act of 1934 and otherwise are not subject to liability.